  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1997
                                                       REGISTRATION NO. 333-

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                               USWEB CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
         DELAWARE                     7373                   870551650
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF               INDUSTRIAL          IDENTIFICATION NUMBER)
     INCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)
                                ---------------
                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 350
                             SANTA CLARA, CA 95054
                                (408) 987-3200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                              JAMES J. HEFFERNAN
                            CHIEF FINANCIAL OFFICER
                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 350
                             SANTA CLARA, CA 95054
                                (408) 987-3200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:

           MARK BONHAM, ESQ.                 JOHN W. CAMPBELL III, ESQ.
         ARMANDO CASTRO, ESQ.                 KRISTIAN E. WIGGERT, ESQ.
       CHRISTOPHER F. BOYD, ESQ.                 EDA S. L. TAN, ESQ.
        MATTHEW B. SWARTZ, ESQ.               SUSAN H. MAC CORMAC, ESQ.
   WILSON SONSINI GOODRICH & ROSATI            MORRISON & FOERSTER LLP
       PROFESSIONAL CORPORATION                   425 MARKET STREET
          650 PAGE MILL ROAD                   SAN FRANCISCO, CA 94105
      PALO ALTO, CALIFORNIA 94304                  (415) 268-7000
            (650) 493-9300

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

                                              PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AGGREGATE        AMOUNT OF
         SECURITIES TO BE REGISTERED          OFFERING PRICE(1) REGISTRATION FEE
--------------------------------------------------------------------------------
Common Stock, $.001 par value...............     $63,250,000        $19,167

===============================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o).

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
===============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1997

PROSPECTUS

                                       SHARES

                                  [USWEB LOGO]

                                  COMMON STOCK

  All of the shares of Common Stock being offered hereby are being sold by the Company. Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $ and $ per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company has applied for quotation of its Common Stock on the Nasdaq National Market under the symbol USWB.

                                  -----------

            THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 7.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

===============================================================================
                             PRICE TO          UNDERWRITING         PROCEEDS TO
                              PUBLIC           DISCOUNT (1)         COMPANY (2)
-------------------------------------------------------------------------------
Per Share.............          $                   $                   $
-------------------------------------------------------------------------------
Total (3).............         $                   $                   $
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) See "Underwriting" for indemnification arrangements with the several Underwriters.

(2) Before deducting expenses payable by the Company estimated at $   .

(3) The Company has granted the Underwriters a 30-day option to purchase up to additional shares of Common Stock solely to cover over-allotments, if any. If all such shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company will be $ , $ and $ , respectively. See "Underwriting."

                                  -----------

  The shares of Common Stock are offered by the several Underwriters subject to prior sale, receipt and acceptance by them and subject to the right of the Underwriters to reject any order in whole or in part and certain other conditions. It is expected that certificates for such shares will be available
for delivery on or about      , 1997, at the office of the agent of Hambrecht &
Quist LLC in New York, New York.

HAMBRECHT & QUIST

         DONALDSON, LUFKIN & JENRETTE
                 SECURITIES CORPORATION

                       WESSELS, ARNOLD & HENDERSON

                                                        FIRST ALBANY CORPORATION

     , 1997

                                     [ART]
[Logo of HARLEY DAVIDSON]

[Logo of Chevron]

MICROSOFT

REI

CHARLES SCHWAB

SONY MUSIC

SILICON GRAPHICS

A STRATEGIC PARTNER FOR THE INFORMATION AGE

USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions to medium-sized and large companies.



  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  USWeb, the USWeb logo, A Strategic Partner for the Information Age and the names of products offered by USWeb are trademarks or registered trademarks of USWeb. This Prospectus also includes product names, trade names and trademarks of other companies.

STRATEGIC RELATIONSHIPS                   [Map of the United States with star
                                          representing USWeb headquarters and
                                          dots representing USWeb Consulting
                                          offices]

  MICROSOFT

HEWLETT-PACKARD
                                                        SERVICES

  PANDESIC
                                          [_] STRATEGY CONSULTING

SUN MICROSYSTEMS                          USWeb works closely with the client
                                          to conduct a thorough study of the
                                          client's strategic market position,
                                          business requirements and existing
                                          systems and capabilities to
                                          determine the ways in which Internet
                                          solutions can most improve the
                                          client's business process.

  REUTERS

Strategic relationships are an
important element of the Company's
efforts to enter new markets, gain
early access to leading-edge
technology, cooperatively market
products and services with leading        [_] ANALYSIS AND DESIGN
technology vendors, cross-sell            Once the strategic groundwork has
additional services and gain              been established, the Company
enhanced access to vendor training        translates the client's strategic
and support.                              requirements into a system or
                                          process design architecture, a
                                          blueprint that defines the roles the
                                          system will perform to meet those
                                          requirements.

                                          [_] TECHNOLOGY DEVELOPMENT
                                          In the development phase, the
                                          Company builds a testable version of
                                          the client's solution based on the
                                          blueprint produced in the analysis
                                          and design phase.

                                          [_] IMPLEMENTATION AND INTEGRATION
                                          In the implementation phase, USWeb
                                          tests the solution created in the
                                          development phase and readies it to
                                          be deployed into a full production
                                          system.

                                          [_] AUDIENCE DEVELOPMENT
                                          The Company can work with the client
                                          to develop a strategy for achieving
                                          its online marketing objectives by
                                          increasing Web site traffic,
                                          strengthening brand awareness and
                                          generating sales leads.

                                          [_] MAINTENANCE
                                          USWeb can provide the client with
                                          ongoing support services for its
                                          Internet solutions, from content
                                          maintenance to site administration,
                                          for as long as the client wishes.

                               INSIDE GATE-FOLD

                               [PICTURE TO COME]

                                     [SCREEN SHOT #1]

GATE-FOLD TWO
                                     [DESCRIPTION OF INTERNET SOLUTION #1]


[COLOR TO COME]
                                     [SCREEN SHOT #2]


                                     [DESCRIPTION OF INTERNET SOLUTION #2]

                                     [SCREEN SHOT #3]

                                     [DESCRIPTION OF INTERNET SOLUTION #3]

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus. The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                                  THE COMPANY

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to medium-sized and large companies. International Data Corporation estimates that the worldwide market for Internet professional services was $2.5 billion in 1996 and will grow to $13.8 billion in 2000. To take advantage of the opportunity presented by this market, the Company has invested substantial time and resources to establish a national network of consulting offices. Because of this investment, the Company believes it has built one of the most recognized brands for Internet professional services and developed a highly scalable organization that can leverage central resources as its operations expand through acquisitions as well as internal growth. The Company has developed and is aggressively pursuing an acquisition program that uses a consistent methodology designed to efficiently identify, acquire and integrate qualified Internet professional services firms.

  The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance. The Company delivers these services to clients through its network of consulting offices, whose regional presence enables each office to develop close client relationships and an understanding of client needs. In addition, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise.

  The Company has developed central resources to provide clients with Internet solutions based on the most effective technologies and proven methodologies. The USWeb Internet Strategy and Solutions Center aggregates and redeploys the best practices, technologies and creative work delivered by USWeb consulting offices. The Strategy and Solutions Center provides the offices with efficient, real-time access to these resources through USWeb Central, the Company's secure Intranet, thereby enabling them to leverage the capabilities of the entire USWeb operation.

  The Company markets its services to medium-sized and large companies. Among the Company's clients during the eight months ended August 31, 1997 were Charles Schwab, Chevron, Harley-Davidson, Microsoft, REI, Silicon Graphics and Sony Music. Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implement increasingly powerful business solutions, which can include business critical, fully integrated Intranets or Extranets costing several million dollars. The Company's strategy is to provide clients with services at all stages of their adoption of Internet solutions.

  The Company has made a significant investment in building and maintaining the USWeb brand. Increasing recognition of the USWeb brand improves the ability of USWeb consulting offices to access and influence key client decision makers, hire skilled employees and leverage strategic relationships. The Company believes that its marketing, advertising, seminars and other brand development efforts have established USWeb as one of the most recognized Internet professional services firms.

  Strategic relationships are an important element of the Company's efforts to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. The Company has entered into, and intends to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content vendors. The Company currently has strategic relationships with Microsoft, Hewlett-Packard, Pandesic (a joint venture between Intel and SAP), Sun Microsystems and Reuters.

  The Company's objective is to become and remain the leading global Internet professional services firm. To achieve its goal, the Company's strategy is to continue to expand its network of consulting offices, develop additional Internet services and solutions, enhance the USWeb brand and leverage operational economies of scale. To add consulting offices through acquisitions, the Company uses a standard valuation methodology that includes purchase price adjustments to align target company management objectives with those of the overall USWeb organization and stock bonus and stock option grants to all target company employees to provide them with an incentive to contribute to the success of the overall USWeb organization. As of September 30, 1997, the Company had acquired eight companies and signed definitive acquisition agreements with five others.

  The Company was incorporated in Utah in December 1995. The Company intends to reincorporate under the laws of Delaware prior to the closing of this offering. The Company's principal executive offices are located at 2880 Lakeside Drive, Santa Clara, California 95054, its World Wide Web address is http://www.usweb.com and its telephone number is (408) 987-3200. As used in this Prospectus, the "Company" and "USWeb" refer to USWeb Corporation, a Delaware corporation and its Utah predecessor.

                                  THE OFFERING

Common Stock offered by the Company...          shares


Common Stock to be outstanding after
the offering..........................          shares (1)
Use of proceeds.......................          For general corporate purposes,
                                                including working capital. See
                                                "Use of Proceeds."

Proposed Nasdaq National Market
symbol................................          USWB
--------------------
(1) Based on the number of shares of Common Stock outstanding at September 29, 1997. Excludes (i) 9,300,000 shares of Common Stock reserved for issuance under the Company's stock option plans, including the 1997 Acquisition Stock Option Plan, of which 6,238,920 shares were issuable upon exercise of outstanding options, (ii) 104,722 shares of Common Stock issuable upon exercise of outstanding warrants, (iii) 1,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Purchase Plan and (iv) shares that may be issued as stock bonuses and acquisition purchase price adjustments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms," "Management--Employee Benefit Plans" and Notes 1, 9, 10 and 13 to Consolidated Financial Statements.

                 SUMMARY CONSOLIDATED FINANCIAL INFORMATION (1)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            THREE MONTHS ENDED
                           -----------------------------------------------------
                           MAR. 31, JUNE 30, SEP. 30, DEC. 31, MAR. 31, JUNE 30,
                             1996     1996     1996     1996     1997     1997
                           -------- -------- -------- -------- -------- --------
                                                (UNAUDITED)
HISTORICAL
----------
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
  Revenues--Services.....   $  --    $  --    $  --    $  --    $   59  $ 2,186
  Revenues--Other........      --       100      411    1,309      436      258
  Gross profit...........      --       100      332    1,180      198       12
  Loss from operations...   (2,556)  (2,743)  (3,978)  (4,688)  (5,850) (11,410)
  Net loss...............   (2,525)  (2,670)  (3,948)  (4,665)  (5,843) (15,400)
  Pro forma:
    Net loss per
     share (6)...........   $(0.10)  $(0.10)  $(0.15)  $(0.18)  $(0.23) $ (0.59)
    Shares outstanding
     (6).................   25,460   25,702   25,873   25,959   25,959   26,089
                                            THREE MONTHS ENDED
                           -----------------------------------------------------
                           MAR. 31, JUNE 30, SEP. 30, DEC. 31, MAR. 31, JUNE 30,
                             1996     1996     1996     1996     1997     1997
                           -------- -------- -------- -------- -------- --------
                                                (UNAUDITED)
PRO FORMA (2)
PRO FORMA CONSOLIDATED
 STATEMENT OF OPERATIONS
 DATA:
  Revenues--Services.....   $2,815   $2,704   $2,432   $3,224   $3,616  $ 4,047
  Revenues--Other........      --        75      240    1,188      194      214
  Gross profit (loss)....      388      111    (396)      794      140    (104)
  Loss from operations...   (7,937)  (8,262)  (9,114)  (9,702)  (9,281) (10,136)
  Net loss...............   (7,951)  (8,223)  (9,118)  (9,726)  (9,315) (14,101)
  Pro forma:
    Net loss per share
     (6).................   $(0.31)  $(0.31)  $(0.34)  $(0.36)  $(0.34) $ (0.51)
    Shares outstanding
     (6).................   25,653   26,126   26,576   26,940   27,219   27,498
                                            THREE MONTHS ENDED
                           -----------------------------------------------------
                           MAR. 31, JUNE 30, SEP. 30, DEC. 31, MAR. 31, JUNE 30,
                             1996     1996     1996     1996     1997     1997
                           -------- -------- -------- -------- -------- --------
                                                (UNAUDITED)
SUPPLEMENTAL (2)(3)
PRO FORMA CONSOLIDATED
 STATEMENT OF OPERATIONS
 DATA BEFORE ACQUISITION-
 RELATED NON-CASH
 CHARGES:
  Revenues--Services.....   $2,815   $2,704   $2,432   $3,224   $3,616  $ 4,047
  Revenues--Other........      --        75      240    1,188      194      214
  Gross profit before
   stock compensation....    1,174      975      586    1,776    1,122      878
  Operating loss before
   acquisition-related
   non-cash charges......   (2,170)  (2,621)  (4,373)  (5,047)  (5,302)  (6,410)

                                                     JUNE 30, 1997
                                         --------------------------------------
                                         ACTUAL   PRO FORMA (4) AS ADJUSTED (5)
                                         -------  ------------- ---------------
                                                      (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents............. $ 9,333     $9,333          $
  Working capital.......................   4,047      4,047
  Total assets..........................  20,310     20,310
  Mandatorily redeemable convertible
   preferred stock......................  32,490         --
  Total stockholders' equity (deficit).. (19,879)    12,611

                                                  AS OF
                          -----------------------------------------------------
                          MAR. 31, JUNE 30, SEP. 30, DEC. 31, MAR. 31, JUNE 30,
                            1996     1996     1996     1996     1997     1997
                          -------- -------- -------- -------- -------- --------
OTHER DATA:
  Total employees........    30       50       58       69      103      229
  Number of Company-owned
   offices...............    --       --       --       --        4       13
  Number of Affiliate of-
   fices.................    --       --       16       27       31       23
  Total number of con-
   sulting offices.......    --       --       16       27       35       36

--------------------
(1) The Company was incorporated on December 6, 1995 and had insignificant activities from inception through December 31, 1995, which have been included in the 1996 consolidated financial statements to facilitate presentation.
(2) Pro forma consolidated statement of operations data reflect the effect of the consolidation of the results of operations of USWeb San Francisco, USWeb Seattle, USWeb Milwaukee, USWeb LA Metro, USWeb Atlanta, USWeb Silicon Valley, USWeb DC, USWeb Phoenix and USWeb Pittsburgh, as if each such company was acquired on January 1, 1996 (or inception, if later).
(3) Acquisition-related non-cash charges include stock compensation, amortization of intangible assets and acquired in-process technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 to Consolidated Financial Statements.
(4) Pro forma consolidated balance sheet data gives effect to the conversion of all outstanding shares of Preferred Stock into 12,094,360 shares of Common Stock immediately prior to the closing of this offering.
(5) Adjusted to give effect to the sale of     shares of Common Stock by the
    Company at an assumed initial public offering price of $ per share and the application of the net proceeds therefrom. See "Use of Proceeds" and "Capitalization."
(6) See computation of pro forma net loss per share in "Pro Forma Selected Consolidated Financial Data."

                                ----------------

  Unless otherwise indicated, all information contained in this Prospectus: (i) assumes no exercise of the Underwriters' over-allotment option; (ii) reflects the reincorporation of the Company in Delaware prior to the closing of this offering; (iii) reflects a one-for-three reverse split of the Common Stock to be effected prior to the closing of this offering; (iv) assumes an initial
public offering price of $   per share; (v) except in the Consolidated
Financial Statements, reflects the conversion of all outstanding Preferred Stock into Common Stock, which will occur upon the closing of this offering; and (vi) unless otherwise indicated, refers to historical and not pro forma results of operations. See "Capitalization," "Description of Capital Stock" and "Underwriting." The phrase "Company-owned offices" refers to offices managed by entities with whom the Company has consolidated its results of operations as of the date indicated.

  This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results or experience could differ significantly from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus.

                                 RISK FACTORS

  This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including the factors set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Common Stock offered hereby.

  Limited Operating History; Accumulated Deficit. The Company was founded in December 1995 and enrolled its first franchisee ("Affiliate") in April 1996. Accordingly, the Company has only a limited operating history on which to base an evaluation of its business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, the Company must, among other things, continue to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients by the USWeb Internet Strategy and Solutions Center (the "Strategy and Solutions Center"), enhance the USWeb brand, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

  The Company has incurred net losses since inception, and as of June 30, 1997 had an accumulated deficit of $35.1 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. In addition, the Company intends to continue to invest heavily in acquisitions, infrastructure development and marketing. As a result, the Company expects to continue to incur substantial operating losses at least through 1998, and there can be no assurance that the Company will achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks Related to Acquisitions. A key component of the Company's growth strategy is the acquisition of Internet professional service firms that meet the Company's criteria for revenues, profitability, growth potential and operating strategy. The successful implementation of this strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. As of September 30, 1997, the Company had acquired eight companies and signed definitive acquisition agreements with five others. These agreements contain protective rights and certain conditions to closing, and there can be no assurance that such protective rights and closing conditions will be satisfied or that these acquisitions will be consummated.
In addition, there can be no assurance that the Company will be able to continue to identify additional suitable acquisition candidates or that the Company will be able to acquire such candidates on acceptable terms. Moreover, in pursuing acquisition opportunities the Company may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more acquired entities and the possible failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Company as a whole, and any acquired subsidiary could significantly underperform relative to the Company's expectations. As all of the Company's acquisitions through September 30, 1997 were completed in 1997, the Company is currently facing all of these challenges and its ability to meet them over the long term has not been established. Due to all of the foregoing, the Company's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on the Company's business, results of operations, financial condition and cash flows. Although to date the Company has not used cash for acquisition consideration, to the extent the Company chooses to do so in the future, the Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. In addition, if the Company issues stock to complete any future acquisitions, existing stockholders will experience further ownership dilution. See "--Dilution," "--Future Capital Needs; Uncertainty of Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Consulting Office Network Development."

  Potential Fluctuations in Quarterly Results. As a result of the Company's limited operating history, rapid growth and the emerging nature of the markets in which it competes, the Company's historical financial data is of limited value in planning future operating expenses. Accordingly, the Company's expense levels are based in part on its expectations concerning future revenues and are fixed to a large extent. The Company's revenues are derived primarily from consulting fees for Internet solution engagements, which are difficult to forecast accurately. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for the Company's services could have an immediate and material adverse effect on the Company's business, results of operations, financial condition and cash flows. Further, the Company intends to increase its business development and marketing expenses significantly to expand operations and enhance the Company's brand name and to increase other operating expenses as required to build the Strategy and Solutions Center and support the operations of the Company's consulting offices. To the extent that such expenses precede or are not rapidly followed by increased revenues, the Company's business, results of operations and financial condition may be materially adversely affected.

  The Company's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of demand for Intranet, Extranet and Web site development; the productivity of the Company's consulting offices; the Company's success in finding and acquiring suitable acquisition candidates; the Company's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by USWeb clients for Internet professional services; client budgetary cycles; the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations; the introduction of new products or services by the Company or its competitors; pricing changes in the industry; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; government regulation and legal developments regarding the use of the Internet; and general economic conditions. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may also experience seasonality in its business in the future, resulting in diminished revenues to the Company as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in some future quarter the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Recruitment and Retention of Internet Solutions Professionals. The Company's business of delivering Internet professional services is labor intensive. Accordingly, the Company's success depends in part on its ability to identify, hire, train and retain consulting professionals who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future. The Company competes intensely for qualified personnel with other companies, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Company's business, results of operations and financial condition.

  Competition; Low Barriers to Entry. The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's competitors can be divided into several groups: computer hardware and service vendors such as International Business Machines Corporation ("IBM"), Digital Equipment Corporation ("DEC") and Hewlett-Packard Company ("Hewlett-Packard"); advertising and media agencies such as CKS Group, Inc. ("CKS"), Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as Organic Online, Inc. ("Organic Online"), Poppe Tyson and Proxicom, Inc. ("Proxicom"); large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and Electronic Data Systems Corporation ("EDS"); telecommunications companies such as AT&T Corporation ("AT&T") and MCI Communications Group ("MCI"); Internet and online service providers such as America Online Incorporated ("America Online"), NETCOM On-Line Communications Services Inc. ("NETCOM") and UUNet Technologies, Inc. ("UUNet"); and software vendors such as Lotus Development Corporation ("Lotus"), Microsoft Corporation ("Microsoft"), Netscape Communications Corp. ("Netscape"), Novell, Inc. ("Novell") and Oracle Corporation ("Oracle"). Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions. Furthermore, most of the Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company, and could decide at any time to increase their resource commitments to the Company's market. In addition, the market for Intranet, Extranet and Web site development is relatively new and subject to continuing definition, and, as a result, may better position the Company's competitors to compete in this market as it matures. Competition of the type described above could materially adversely affect the Company's business, results of operations and financial condition.

  There are relatively low barriers to entry into the Company's business. Because professional services firms such as the Company rely on the skill of their personnel and the quality of their client service, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet professional services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Competition."

  Management of Growth; Integration of Acquisitions. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational, financial and other resources. As of August 31, 1997, the Company had grown to 316 employees since its inception in December 1995, and the Company expects that continued hiring of new personnel will be required to support its business. The Company's future success will depend, in part, upon its ability to manage its growth effectively, which will require that the Company continue to implement and improve its operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to exploit the market for the Company's business model. Furthermore, the Company's future performance will depend on the Company's ability to integrate the organizations acquired by the Company, which, even if successful, may take a significant period of time, will place a significant strain on the Company's resources, and could subject the Company to additional expenses during the integration process. As a result, there can be no assurance that the Company will be able to integrate acquired businesses successfully or in a timely manner in accordance with its strategic objectives. If the Company is unable to manage internal or acquisition-based growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Strategy," "--Consulting Office Network Development" and "--Employees."

  Dilution. Investors participating in this offering will incur immediate, substantial dilution. The Company also has outstanding a large number of stock options and warrants to purchase the Company's Common Stock with exercise prices significantly below the estimated initial public offering price. To the extent such options or warrants are exercised, there will be further dilution. In addition, the Company expects to continue its acquisition program through at least the end of 1998, pursuant to which the Company intends to issue additional shares of Common Stock as acquisition consideration and grant additional stock options and stock bonuses to the employees of the acquired companies. Furthermore, the Company may be required, pursuant to the terms of the definitive acquisition agreements, to issue additional shares, stock options and stock bonuses to the shareholders and employees of the acquired companies at each of six and twelve months after the dates of consolidation of the acquired companies. Although the Company has had no experience to date with such additional issuances, they could be material. For these reasons, the Company's acquisition program will result in further substantial ownership dilution to investors participating in this offering. See "Dilution."

  Uncertain Maintenance and Strengthening of the USWeb Brand. The Company believes that maintaining and strengthening the USWeb brand is an important aspect of its efforts to attract clients and that the importance of brand recognition will increase due to the increasing number of companies entering the market for Internet professional services. Promoting and positioning the USWeb brand will depend largely on the success of the Company's marketing efforts and the ability of the Company to provide high quality, reliable and cost effective Internet solution strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance services. If clients do not perceive the Company's services as meeting their needs, or if the Company fails to market those services effectively, the Company will be unsuccessful in maintaining and strengthening its brand. In addition, while the Company centralizes its marketing efforts, it provides client service through the individual consulting offices and client dissatisfaction with the performance of a single office could tarnish the perception of the USWeb brand as a whole. Furthermore, in order to promote the USWeb brand in response to competitive pressures, the Company may find it necessary to increase its marketing budget or otherwise increase its financial commitment to creating and maintaining brand loyalty among clients. If the Company fails to promote and maintain its brand, or incurs excessive expenses in an attempt to promote and maintain its brand, the Company's business, results of operations and financial condition will be materially adversely affected. See "Business--Marketing."

  Reliance Upon Key Strategic Relationships. The Company has established a number of strategic relationships with leading hardware and software companies, including Microsoft, Hewlett-Packard, Pandesic LLC ("Pandesic," a joint venture between Intel Corporation ("Intel") and SAP America Inc. ("SAP")), Sun Microsystems, Inc. ("Sun Microsystems") and Reuters Ltd. ("Reuters"). The loss of any one of these strategic relationships would deprive the Company of the opportunity to gain early access to leading-edge technology, cooperatively market products with the vendor, cross-sell additional services and gain enhanced access to vendor training and support. The agreements regarding these strategic relationships are typically terminable at will by either party, and, in the event that any strategic relationship is terminated, the Company's business, results of operations and financial condition may be materially adversely affected. See "Business-- Strategy" and "--Strategic Relationships."

  Uncertain Adoption of Internet Solutions; Dependence on Client
Outsourcing. The market for the Company's services will depend upon the adoption of Internet solutions by companies to improve their business processes. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, lack of development of complementary products, such as high speed modems and high speed communication lines, implementation of competing technology, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, governmental regulation, or other reasons. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and volume of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. Moreover, critical issues concerning the use of Internet solutions (including security, reliability, cost, ease of deployment and administration and quality of service) remain unresolved and may affect the growth of the use of such technologies to solve business problems. The adoption of Internet solutions for commerce and communications, particularly by those individuals and enterprises that have historically relied on alternative means of commerce and communication, generally requires the acceptance of a new way of conducting business and exchanging information, which may be difficult for those with substantial investments in alternate means that might be made obsolete. If critical issues concerning the ability of Internet solutions to improve business processes are not resolved or if the necessary infrastructure is not developed, the Company's business, results of operations and financial condition will be materially adversely affected.

  Even if these issues are resolved, there can be no assurance that businesses will elect to outsource the design, development and maintenance of their Intranets, Extranets and Web sites to Internet professional services firms. Companies may decide to assign the design, development and implementation of Internet solutions to their internal information technology divisions, which have ready access to both key client decision makers and the information required to prepare proposals for such solutions. If independent providers of Internet professional services prove to be unreliable, ineffective or too expensive, or if software companies develop tools that are sufficiently user-friendly and cost-effective, enterprises may choose to design, develop or maintain all or part of their Intranets, Extranets or Web sites in-house. If the market for the Company's services does not continue to develop or develops more slowly than expected, or if the Company's services do not achieve market acceptance, the Company's business, results of operations and financial condition will be materially adversely affected. See "Business--Industry Background" and "--Strategy."

  Rapid Technological Change. The market for Internet professional services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Company's existing service practices and methodologies obsolete. The Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. There can be no assurance that the Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, results of operations and financial condition would be materially adversely affected. See "Business--Strategy" and "--Clients."

  Risks Associated with International Operations and Expansion. The Company intends to expand its operations into international markets. However, to date the Company has not established any consulting office outside of the United States and has no experience in either managing an international network of consulting offices or in marketing services to international clients. The Company expects to incur significant costs to do both. If revenues from international consulting offices are not adequate to offset the expenses of establishing and maintaining an international network and of localizing the Company's marketing programs, the Company's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that the Company will be able to establish and maintain international consulting offices or market its services to international clients. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, software piracy, seasonal reductions in business activity and potentially adverse tax consequences, any of which could adversely affect the Company's international operations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks of Fixed-Price Engagements. The Company intends to increase the percentage of its engagements that are billed on a fixed-price basis, as well as the percentage of revenues derived from fixed-price engagements, as distinguished from the Company's current principal method of billing on a time and materials basis. To date, the Company has had only limited experience with fixed-price engagements. The Company's failure to estimate accurately the resources and time required for an engagement, to manage client expectations effectively regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose the Company to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks of Franchising. USWeb has entered into franchise agreements with Affiliates, which manage a number of its consulting offices. While these agreements permit the Company to terminate the franchise relationship if an Affiliate continues to underperform relative to other Affiliates, such an Affiliate must be given at least 12 months to improve its performance. Consequently, a significantly underperforming Affiliate could adversely affect the Company's reputation. In addition, a terminated Affiliate may refuse to comply with the terms of the franchise agreement relating to relinquishment of the USWeb brand and other Company intellectual property or initiate litigation against the Company. The operational autonomy granted to each Affiliate through the franchise structure, together with the absence of certain territorial restrictions on its activities, may inhibit the Company's control over its market presence or enable the Affiliate to compete with Company-owned offices for client engagements. Further, despite implementation of contractual safeguards and insurance against such a possibility, USWeb may be held by a court to be responsible for some action or liability of an Affiliate. Varying rights and protections under different state laws, lack of control of Affiliate actions, or findings of vicarious liability for Affiliate actions could have a material adverse effect on the Company's business, operating results and financial condition. In addition, if a significant portion of the Affiliates chose not to work cooperatively, or if any significant Affiliate or group of Affiliates were to leave the USWeb network, the network would be correspondingly weaker. Furthermore, although for a period of two years after the end of the Affiliate relationship the Affiliate and key persons associated with the Affiliate are prohibited from certain activities in competition with USWeb and from soliciting USWeb employees for alternate employment, enforceability of these restrictions will vary depending on applicable state law. To the extent that the action or inaction of any Affiliate proves deleterious to the reputation associated with the USWeb brand, the Company's business, results of operations and financial condition could be materially adversely affected.

  Dependence on Key Personnel. The Company's performance is substantially dependent on the continued services and on the performance of its executive officers and other key employees, many of whom have worked together for only a short period of time. Particularly in light of the Company's relatively early stage of development, the Company is dependent on retaining and motivating highly qualified personnel, especially its senior management. The Company does not have "key person" life insurance policies on any of its executive officers. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations or financial condition of the Company. See "Management."

  Intellectual Property Risks. The Company regards its copyrights, trademarks, trade secrets (including its methodologies, practices and tools) and other intellectual property rights as critical to its success. To protect its rights in these various intellectual properties, the Company relies on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with its employees, Affiliates, clients, strategic partners, acquisition targets and others to protect its proprietary rights. The Company has also registered several of its trademarks in the U.S. and internationally. Effective trademark, copyright and trade secret protection may not be available in every country in which the Company offers or intends to offer its services. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks and similar proprietary rights, or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its rights. In addition, although the Company believes that its proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against the Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

  Potential Liability to Clients. Many of the Company's consulting engagements involve the development, implementation and maintenance of applications that are critical to the operations of its clients' businesses. The Company's failure or inability to meet a client's expectations in the performance of its services could injure the Company's business reputation or result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. In addition, the Company aggregates and makes available through the Strategy and Solutions Center methodologies, technologies and content which may include confidential or proprietary client information. Although the Company has implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. The Company attempts to limit contractually its damages arising from negligent acts, errors, mistakes or omissions in rendering Internet professional services; however there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect the Company from liability for damages. Although the Company maintains general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that are uninsured, exceed available insurance coverage or result in changes to the Company's insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect the Company's business, results of operations and financial condition.

  Future Capital Needs; Uncertainty of Additional Financing. The Company currently anticipates that its available cash resources and credit facilities, combined with the net proceeds to the Company from this offering, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months. However, the Company may need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's existing and new service offerings and competing technological and market developments. The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit the Company's operating flexibility with respect to certain business matters. Strategic arrangements, if necessary to raise additional funds, may require the Company to relinquish its rights to certain of its intellectual property. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Government Regulation and Legal Uncertainties. The Company is not currently subject to direct government regulation, other than pursuant to certain franchising regulations, the securities laws and the regulations thereunder applicable to all publicly owned companies, and laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. For example, the Telecommunications Act of 1996 imposes criminal penalties on anyone who distributes obscene or indecent communications over the Internet. Although the anti-indecency provisions of the Telecommunications Act have been declared unconstitutional by the federal courts, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and therefore demand for the Company's services. In addition, because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, which regulations could negatively affect client demand for Internet solutions that facilitate electronic commerce. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for the Company's services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on the Company's business, results of operations and financial condition.

  No Prior Public Market; Possible Volatility of Stock Price. Prior to this offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or be sustained after the offering. The initial public offering price will be determined by negotiation between the Company and the underwriters based upon several factors. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The market price of the Company's Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, operating results and financial condition. See "Underwriting."

  Shares Eligible for Future Sale. Sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the market price for the Common Stock. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

  Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of Preferred Stock. Further, certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law could delay or make difficult a merger, tender offer or proxy contest involving the Company. See "Description of Capital Stock--Preferred Stock" and "--Certain Antitakeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law."

  Concentration of Stock Ownership. Upon completion of this offering, the present directors, executive officers and their respective affiliates will beneficially own approximately % of the outstanding Common Stock assuming no exercise of the Underwriters' over-allotment option and % of the outstanding Common Stock assuming full exercise of the Underwriters' over-allotment option. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Principal Stockholders" and "Description of Capital Stock--Certain Antitakeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law."

  No Specific Use of Proceeds. The Company has not designated any specific use for the net proceeds from the sale by the Company of the Common Stock offered hereby. The Company expects to use the net proceeds for general corporate purposes, including working capital. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds."

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the     shares of Common
Stock being offered by the Company hereby at an assumed initial public
offering price of $    per share are estimated to be approximately $
(approximately $    if the Underwriters' over-allotment option is exercised in full). The principal purposes of this offering are to obtain additional capital, create a public market for the Company's Common Stock and facilitate future access by the Company to the public equity markets. The Company expects to use the net proceeds from this offering for general corporate purposes, including working capital and acquisition-related costs. The Company regularly reviews potential acquisition candidates, is holding preliminary discussions with a number of such candidates and is engaged in active negotiations with a number of other such candidates. Although to date the Company has not used cash for acquisition consideration, to the extent the Company chooses to do so in the future, the Company may be required to obtain additional financing. Pending use of the net proceeds for the above purposes, the Company intends to invest such funds in short-term, interest-bearing, investment-grade obligations. See "Risk Factors--No Specific Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain any future earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends in the future will be at the discretion of the Board of Directors and subject to certain limitations under the Delaware General Corporation Law and will depend upon factors such as the Company's earnings levels, capital requirements, financial condition and other factors deemed relevant by the Board of Directors. There can be no assurance that the Company will pay any dividends in the future.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of June 30, 1997 (i) on an actual basis, (ii) pro forma to reflect the conversion of all outstanding shares of Preferred Stock of the Company into Common Stock and
(iii) as adjusted to give effect to the sale by the Company of     shares of
Common Stock offered hereby at an assumed initial public offering price of
$    per share and the application of the net proceeds therefrom. See "Use of
Proceeds." This table should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

                                                        JUNE 30, 1997
                                               ---------------------------------
                                                            PRO          AS
                                                ACTUAL   FORMA (1)  ADJUSTED (2)
                                               --------  ---------  ------------
                                                       (IN THOUSANDS)
Lease obligations, long-term portion.......... $    487  $    487       $487
                                               --------  --------       ----
Mandatorily Redeemable Convertible Preferred
 Stock........................................   32,490       --         --
                                               --------  --------       ----
Stockholders' equity:
Preferred Stock, $.001 par value, 1,000,000
 shares authorized, no shares issued and
 outstanding actual;     shares authorized, no
 shares issued and outstanding pro forma and
 as adjusted..................................      --        --         --
Common Stock, $.001 par value, 100,000,000
 shares authorized; 9,685,312 shares issued
 and outstanding actual; 21,779,672 shares
 issued and outstanding pro forma; and
 shares issued and outstanding as adjusted
 (3)..........................................        5        17
  Additional paid-in capital..................   15,167    47,645
  Accumulated deficit.........................  (35,051)  (35,051)
                                               --------  --------       ----
    Total stockholders' equity (deficit)......  (19,879)   12,611
                                               --------  --------       ----
      Total capitalization.................... $ 13,098  $ 13,098       $
                                               ========  ========       ====

---------------------
(1) Pro forma information gives effect to the conversion of all outstanding shares of Preferred Stock into Common Stock immediately prior to the closing of this offering. See Note 2 to Consolidated Financial Statements.
(2) As adjusted to reflect the sale of     shares of Common Stock by the
    Company at an assumed initial public offering price of $ per share and the application of the estimated net proceeds therefrom.
(3) Excludes (i) 9,300,000 shares of Common Stock reserved for issuance under the Company's stock option plans, including the 1997 Acquisition Stock Option Plan, of which 3,282,957 shares were issuable upon exercise of outstanding options, (ii) 104,722 shares issuable upon exercise of outstanding warrants, (iii) 161,147 shares reserved for future grant under the Company's Affiliate Warrant Program, (iv) 1,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Purchase Plan and (v) shares that may be issued as stock bonuses and acquisition purchase price adjustments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms," "Management--Employee Benefit Plans" and Notes 1, 9, 10 and 13 to Consolidated Financial Statements.

                                   DILUTION

  The pro forma net tangible book value of the Company as of June 30, 1997 (assuming the conversion of all outstanding shares of Preferred Stock into Common Stock) was $6.1 million, or $0.28 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities (adjusted to reflect the removal of the mandatory redemption feature of the outstanding Preferred Stock) divided by the number of shares of Common Stock outstanding. After giving effect to the sale by the
Company of     shares of Common Stock offered hereby (based upon an assumed initial public offering price of $ per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses), the Company's pro forma net tangible book value at June 30, 1997 would have been $ , or $ per share. This represents an immediate increase in net pro forma tangible book value to existing stockholders of $ per share and an immediate dilution of $ per share to new investors. The following table illustrates the per share dilution:

   Assumed initial public offering price per share..................       $
     Pro forma net tangible book value per share as of June 30,
      1997.......................................................... $0.28
     Increase in net tangible book value per share attributable to new investors.................................................
                                                                     -----
   Pro forma net tangible book value per share after the offering...
                                                                           ----
   Dilution per share to new investors..............................       $
                                                                           ====

  The following table summarizes, on a pro forma basis as of June 30, 1997, the differences between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid:

                                SHARES PURCHASED  TOTAL CONSIDERATION
                               ------------------ ------------------- AVERAGE PRICE
                                 NUMBER   PERCENT   AMOUNT    PERCENT   PER SHARE
                               ---------- ------- ----------- ------- -------------
      Existing stockholders... 21,779,672       % $36,291,534       %     $1.67
      New investors...........
                               ----------  -----  -----------  -----
        Total.................             100.0% $            100.0%
                               ==========  =====  ===========  =====

  The foregoing tables assume no exercise of the Underwriters' over-allotment option and no exercise of stock options and warrants outstanding at June 30, 1997. As of June 30, 1997, there were options outstanding to purchase a total of 3,739,954 shares of Common Stock, 5,560,045 shares reserved for grant of future options under the Company's stock option plans, 104,722 shares of Common Stock issuable upon exercise of outstanding warrants, 161,417 shares reserved for future grant under the Affiliate Warrant Program and an aggregate of 1,000,000 shares of Common Stock reserved for issuance under the 1997 Employee Stock Purchase Plan. To the extent that any of these options and warrants are exercised, there will be further dilution to new investors. See "Capitalization," "Management--Employee Benefit Plans" and Notes 1, 9, 10 and 13 to Consolidated Financial Statements.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the year ended December 31, 1996 and the balance sheet data at December 31, 1996 are derived from, and are qualified by reference to, the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The selected consolidated financial data for the six-month periods ended June 30, 1996 and 1997 are derived from unaudited financial statements prepared by the Company and include all adjustments, consisting only of normal recurring adjustments, which the Company believes are necessary for a fair statement of the Company's results of operations for those periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The pro forma consolidated statement of operations data for the year ended December 31, 1996 and the six months ended June 30, 1997 reflect the effect of the acquisitions of the outstanding capital stock of USWeb San Francisco, USWeb Seattle, USWeb Milwaukee, USWeb LA Metro, USWeb Atlanta, USWeb Silicon Valley, USWeb DC, USWeb Phoenix and USWeb Pittsburgh, as if each of the acquisitions had occurred on January 1, 1996. All intercompany revenues and expenses have been eliminated in consolidation. The pro forma balance sheet data reflects the conversion of all outstanding shares of the Company's Preferred Stock into Common Stock upon the closing of this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 1 and 2 to Financial Statements.

                                                               PRO FORMA (2)
                                                          -----------------------
                                       SIX MONTHS ENDED                SIX MONTHS
                           YEAR ENDED      JUNE 30,        YEAR ENDED    ENDED
                          DECEMBER 31, -----------------  DECEMBER 31,  JUNE 30,
                              1996      1996      1997        1996        1997
                          ------------ -------  --------  ------------ ----------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA (1):
Revenues:
  Services..............    $    --    $   --   $  2,245    $ 11,175    $  7,663
  Other.................       1,820       100       694       1,503         408
                            --------   -------  --------    --------    --------
    Total revenues......       1,820       100     2,939      12,678       8,071
                            --------   -------  --------    --------    --------
Cost of revenues:
  Services..............         --        --      2,171       7,959       5,860
  Other.................         208       --        211         208         211
  Stock compensation
   (3)..................         --        --        347       3,614       1,964
                            --------   -------  --------    --------    --------
    Total cost of reve-
     nues...............         208       --      2,729      11,781       8,035
                            --------   -------  --------    --------    --------
Gross profit............       1,612       100       210         897          36
                            --------   -------  --------    --------    --------
Operating expenses:
  Marketing, sales and
   support..............      12,764     4,301     8,335      14,112       9,098
  General and adminis-
   trative..............       2,813     1,098     3,762       4,610       4,614
  Acquired in-process
   technology (3).......         --        --      2,848       3,610         --
  Stock compensation
   (3)..................         --        --        948       6,189       3,602
  Amortization of intan-
   gible assets (3) ....         --        --      1,577       7,391       2,139
                            --------   -------  --------    --------    --------
    Total operating ex-
     penses.............      15,577     5,399    17,470      35,912      19,453
                            --------   -------  --------    --------    --------
Loss from operations....     (13,965)   (5,299)  (17,260)    (35,015)    (19,417)
Interest income.........         215       114        69         216         101
Interest expense........         (58)      (10)      (52)       (219)       (100)
Impairment of investee
 carried at cost........         --        --     (4,000)        --       (4,000)
                            --------   -------  --------    --------    --------
Net loss................    $(13,808)  $(5,195) $(21,243)   $(35,018)   $(23,416)
                            ========   =======  ========    ========    ========
Pro forma:
  Net loss per share
   (4)(5)...............    $  (0.54)  $ (0.20) $  (0.82)   $  (1.33)   $  (0.86)
  Weighted average
   shares outstanding
   (4)(5)...............      25,749    25,581    26,024      26,324      27,358

                                                                     PRO FORMA AT
                                              DECEMBER 31, JUNE 30,    JUNE 30,
                                                  1996       1997        1997
                                              ------------ --------  ------------
                                                        (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...................    $ 3,220    $ 9,333      $9,708
Working capital.............................         73      4,047       4,608
Total assets................................      7,482     20,310      26,367
Lease obligations, long term portion........        436        487         487
Mandatorily redeemable convertible preferred
 stock(2)...................................     16,200     32,490      32,490
Stockholders' equity (deficit)(2)...........    (12,492)   (19,879)    (14,889)

-------------------
(1) The Company was incorporated on December 6, 1995 and had insignificant activities from inception through December 31, 1995, which have been included in the 1996 financial statements to facilitate presentation.
(2) Pro forma consolidated statement of operations data reflect the effect of the acquisitions of the outstanding capital stock of USWeb San Francisco, USWeb Seattle, USWeb Milwaukee, USWeb LA Metro, USWeb Atlanta, USWeb Silicon Valley, USWeb DC, USWeb Phoenix and USWeb Pittsburgh, as if each of the acquisitions had occurred on January 1, 1996.
(3) These expenses are non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's DIscussion and Analysis of Financial Condition and Results of Operations" and Note 1 to Consolidated Financial Statements.
(4) Historical pro forma net loss per share is computed using the weighted average number of common and common equivalent shares outstanding. The weighted average shares outstanding excludes acquisition shares held in escrow that are not probable of issuance and includes contingent shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. Common equivalent shares consist of mandatorily redeemable convertible preferred stock (using the if-converted method) and stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is anti-dilutive, except that, pursuant to a Securities and Exchange Commission Staff Accounting Bulletin, shares of common stock, mandatorily redeemable convertible preferred stock (using the if-converted method) and common equivalent shares (using the treasury stock method and the assumed public offering price) issued within 12 months prior to the Company's filing of a Registration Statement for this offering have been included in the computation as if they were outstanding for each period presented.
(5) Pro forma net loss per share is computed on the basis of (4) above and giving effect to amortization of deferred compensation expense related to acquired companies as if acquired on January 1, 1996 (or date of inception, if later). Common shares deemed outstanding under stock bonus arrangements for employees of acquired companies is computed for each period by dividing cumulative deferred compensation expense recognized in the statement of operations by the proposed offering price.

                PRO FORMA SELECTED CONSOLIDATED FINANCIAL DATA

  The following unaudited pro forma consolidated statement of operations data reflect the effect of the acquisitions of the outstanding capital stock of USWeb San Francisco, USWeb Seattle, USWeb Milwaukee, USWeb LA Metro, USWeb Atlanta, USWeb Silicon Valley, USWeb DC, USWeb Phoenix and USWeb Pittsburgh, as if each of the acquisitions had occurred on January 1, 1996 (or inception, if later). All intercompany revenues and expenses have been eliminated in consolidation. The pro forma consolidated statement of operations data are presented for informational purposes only and may not be indicative of the results of operations had the acquisitions occurred on January 1, 1996, nor do they purport to indicate the future results of operations of the Company. The following pro forma consolidated statement of operations data should be read in conjunction with the Consolidated Financial Statements and notes thereto and the Pro Forma Consolidated Financial Information and related notes appearing elsewhere in this Prospectus. Management believes that all adjustments necessary to present fairly such pro forma consolidated statement of operations data have been made.

                                     SIX MONTHS                  THREE MONTHS ENDED
                          YEAR ENDED   ENDED    ----------------------------------------------------------
                           DEC. 31,   JUNE 30,  MAR. 31,  JUNE 30,  SEP. 30,  DEC. 31,  MAR. 31,  JUNE 30,
                             1996       1997      1996      1996      1996      1996      1997      1997
                          ---------- ---------- --------  --------  --------  --------  --------  --------
CONSOLIDATED STATEMENT                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
OF OPERATIONS DATA:
Revenues:
 Services...............   $ 11,175   $  7,663  $ 2,815   $ 2,704   $ 2,432   $ 3,224   $ 3,616   $  4,047
 Other..................      1,503        408      --         75       240     1,188       194        214
                           --------   --------  -------   -------   -------   -------   -------   --------
 Total revenues.........     12,678      8,071    2,815     2,779     2,672     4,412     3,810      4,261
                           --------   --------  -------   -------   -------   -------   -------   --------
Cost of revenues:
 Services...............      7,959      5,860    1,641     1,804     2,008     2,506     2,556      3,304
 Other..................        208        211      --        --         78       130       132         79
 Stock compensation (1).      3,614      1,964      786       864       982       982       982        982
                           --------   --------  -------   -------   -------   -------   -------   --------
 Total cost of revenues.     11,781      8,035    2,427     2,668     3,068     3,618     3,670      4,365
                           --------   --------  -------   -------   -------   -------   -------   --------
Gross profit (loss).....        897         36      388       111      (396)      794       140       (104)
                           --------   --------  -------   -------   -------   -------   -------   --------
Operating expenses:
 Marketing, sales and
  support...............     14,112      9,098    2,193     2,626     3,982     5,311     4,296      4,802
 General and administra-
  tive..................      4,610      4,614    1,151       970       977     1,512     2,128      2,486
 Acquired in-process
  technology (1) .......      3,610        --     2,256     1,354       --        --        --         --
 Stock compensation (1).      6,189      3,602    1,142     1,445     1,801     1,801     1,801      1,801
 Amortization of
  intangible assets (1).      7,391      2,139    1,583     1,978     1,958     1,872     1,196        943
                           --------   --------  -------   -------   -------   -------   -------   --------
 Total operating ex-
  penses................     35,912     19,453    8,325     8,373     8,718    10,496     9,421     10,032
                           --------   --------  -------   -------   -------   -------   -------   --------
Loss from operations....    (35,015)   (19,417)  (7,937)   (8,262)   (9,114)   (9,702)   (9,281)   (10,136)
Interest income.........        216        101       31        83        57        45        29         72
Interest expense........       (219)      (100)     (45)      (44)      (61)      (69)      (63)       (37)
Impairment of investee
 carried at cost........        --      (4,000)     --        --        --        --        --      (4,000)
                           --------   --------  -------   -------   -------   -------   -------   --------
Net loss................   $(35,018)  $(23,416) $(7,951)  $(8,223)  $(9,118)  $(9,726)  $(9,315)  $(14,101)
                           ========   ========  =======   =======   =======   =======   =======   ========
Pro forma:
Net loss per share (2)..   $  (1.33)  $  (0.86) $ (0.31)  $ (0.31)  $ (0.34)  $ (0.36)  $ (0.34)  $  (0.51)
Weighted average shares
 outstanding (2)........     26,324     27,358   25,653    26,126    26,576    26,940    27,219     27,498

---------------------
(1) These expenses are non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 to Consolidated Financial Statements.
(2) Historical Pro forma net loss per share is computed using the weighted average number of common and common equivalent shares outstanding. The weighted average shares outstanding excludes acquisition shares held in escrow that are not probable of issuance and includes contingent shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. Common equivalent shares consist of mandatorily redeemable convertible preferred stock (using the if-converted method) and stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is anti-dilutive, except that, pursuant to a Securities and Exchange Commission Staff Accounting Bulletin, shares of common stock, mandatorily redeemable convertible preferred stock (using the if-converted method) and common equivalent shares (using the treasury stock method and the assumed public offering price) issued within 12 months prior to the Company's filing of a Registration Statement for this offering have been included in the computation as if they were outstanding for each period presented.
(3) Pro forma net loss per share is computed on the basis of (2) above and giving effect to amortization of deferred compensation expense related to acquired companies as if acquired on January 1, 1996 (or date of inception, if later). Common shares deemed outstanding under stock bonus arrangements for employees of acquired companies is computed for each period by dividing cumulative deferred compensation expense recognized in the statement of operations by the proposed offering price.

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

  During the period from January 1, 1997 to July 1, 1997, the Company recognized the effect of the acquisition of nine Affiliates (the "Controlled Companies") in separate transactions as follows. See Note 1 to Consolidated Financial Statements.

                                             EFFECTIVE DATE  COMMON   RECOGNIZED
                                                   OF        SHARES    PURCHASE
CONTROLLED COMPANY                           CONSOLIDATION   ISSUED     PRICE
------------------                           -------------- --------- ----------
USWeb San Francisco (formerly XCom Corpora-
 tion).....................................  March 16, 1997   383,210  $ 1,609
USWeb Seattle (formerly Cosmix Corpora-
 tion).....................................  April 1, 1997    119,774      503
USWeb Milwaukee (formerly Fetch Interac-
 tive, Inc.)...............................  April 1, 1997    464,838    1,387
USWeb LA Metro (formerly NewLink Corpora-
 tion).....................................  April 1, 1997    425,700    1,537
USWeb Atlanta (formerly InterNetOffice,
 LLC)......................................  May 1, 1997      510,647    1,568
USWeb Silicon Valley (formerly NetWORKERS
 Corporation)..............................  May 1, 1997      135,415      569
USWeb DC (formerly Infopreneurs Inc.)......  June 1, 1997   1,008,170    3,173
USWeb Phoenix (formerly Netphaz Corpora-
 tion).....................................  June 1, 1997     235,205      774
USWeb Pittsburgh (formerly Electronic Im-
 ages, Inc.)...............................  July 1, 1997   1,665,525    6,995
                                                            ---------  -------
                                                            4,948,484  $18,115
                                                            =========  =======

  The acquisitions have been accounted for using the purchase method of accounting, and accordingly, each purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. Approximately $3,610 of the aggregate purchase price was allocated to in-process technology. Because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use, these amounts were immediately charged to operations. Approximately $1,379 was allocated to existing technology and is being amortized over its estimated useful life of six months. The purchase price in excess of identified tangible and intangible assets in the amount of $10,428 was allocated to goodwill and is being amortized over its estimated useful life of 12 to 24 months.

  The following unaudited pro forma consolidated statements of operations give effect to these acquisitions as if they had occurred on January 1, 1996 by consolidating the results of operations of the Controlled Companies with the results of operations of USWeb for the year ended December 31, 1996 and the unaudited six-month period ended June 30, 1997. Certain of the Controlled Companies were not in existence as of January 1, 1996. In such cases the Company has consolidated such entities as of their respective inception dates. Certain of the Controlled Companies have fiscal year ends other than December
31. In such cases the Company has concluded that converting such operations to a calendar year basis would not have a material impact on the accompanying consolidated pro forma results of operations. The pro forma adjustments include the elimination of all intercompany transactions.

  The unaudited pro forma consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as representative of future operating results.

  The unaudited pro forma consolidated balance sheet gives effect to the recognition of the USWeb Pittsburgh acquisition as if it had occurred on June 30, 1997 by consolidating the balance sheet of USWeb Pittsburgh with the historical consolidated balance sheet of USWeb at June 30, 1997. The USWeb consolidated balance sheet at June 30, 1997 includes the balance sheets of the other eight Controlled Companies listed above as they were acquired prior to June 30, 1997.

  The historical financial statements of the Company, USWeb San Francisco, USWeb Milwaukee, USWeb LA Metro, USWeb Atlanta, USWeb DC and USWeb Pittsburgh are included elsewhere in this Prospectus and the unaudited pro forma consolidated financial information presented herein should be read in conjunction with those financial statements and related notes.

                       PRO FORMA STATEMENT OF OPERATIONS

                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                               YEAR ENDED DECEMBER 31, 1996                   SIX MONTHS ENDED JUNE 30, 1997
                          -------------------------------------------  ---------------------------------------------------
                                                                       CONSOLI-
                                                                        DATED
                           USWEB                                        USWEB                 (A)
                          CORPORA-  CONTROLLED ADJUST-                 CORPORA-  CONTROLLED ELIMI-   ADJUST-
                            TION    COMPANIES   MENTS       PRO FORMA    TION    COMPANIES  NATION    MENTS      PRO FORMA
                          --------  ---------- --------     ---------  --------  ---------- -------  -------     ---------
Revenues:
 Services...............  $     --   $11,175   $     --     $ 11,175   $  2,245   $ 7,663   $(2,245) $    --     $  7,663
 Other..................     1,820        --       (317)(B)    1,503        694        --       182     (468)(B)      408
                          --------   -------   --------     --------   --------   -------   -------  -------     --------
 Total revenues.........     1,820    11,175       (317)      12,678      2,939     7,663    (2,063)    (468)       8,071
                          --------   -------   --------     --------   --------   -------   -------  -------     --------
Cost of revenues:
 Services...............        --     8,076       (117)(B)    7,959      2,171     5,804    (1,796)    (319)(B)    5,860
 Other..................       208        --         --          208        211        --        --       --          211
 Stock compensation (1)
  ......................        --        --      3,614 (E)    3,614        347        --      (347)   1,964 (E)    1,964
                          --------   -------   --------     --------   --------   -------   -------  -------     --------
 Total cost of revenues.       208     8,076      3,497       11,781      2,729     5,804    (2,143)   1,645        8,035
                          --------   -------   --------     --------   --------   -------   -------  -------     --------
Gross profit (loss).....     1,612     3,099     (3,814)         897        210     1,859        80   (2,113)          36
                          --------   -------   --------     --------   --------   -------   -------  -------     --------
Operating expenses:
 Marketing, sales and
  support...............    12,764     1,348         --       14,112      8,335     1,329      (566)      --        9,098
 General and
  administrative........     2,813     1,797         --        4,610      3,762     1,697      (845)      --        4,614
 Acquired in-process
  technology (1) .......        --        --      3,610 (C)    3,610      2,848        --             (2,848)(C)       --
 Stock compensation (1)
  ......................        --        --      6,189 (E)    6,189        948        --      (948)   3,602 (E)    3,602
 Amortization of
  intangible assets (1)
  ......................        --        --      7,391 (D)    7,391      1,577        --    (1,577)   2,139 (D)    2,139
                          --------   -------   --------     --------   --------   -------   -------  -------     --------
 Total operating
  expenses..............    15,577     3,145     17,190       35,912     17,470     3,026    (3,936)   2,893       19,453
                          --------   -------   --------     --------   --------   -------   -------  -------     --------
Income (loss) from
 operations.............   (13,965)      (46)   (21,004)     (35,015)   (17,260)   (1,167)    4,016   (5,006)     (19,417)
Interest income.........       215         1         --          216         69        32        --       --          101
Interest expense........       (58)     (161)        --         (219)       (52)      (66)       18       --         (100)
Impairment of investee
 carried at cost........        --        --         --           --     (4,000)       --        --       --       (4,000)
                          --------   -------   --------     --------   --------   -------   -------  -------     --------
Net loss................  $(13,808)  $  (206)  $(21,004)    $(35,018)  $(21,243)  $(1,201)  $ 4,034  $(5,006)    $(23,416)
                          ========   =======   ========     ========   ========   =======   =======  =======     ========
Pro forma:
 Net loss per share (G).                                    $  (1.33)                                            $  (0.86)
                                                            ========                                             ========
 Weighted average shares
  outstanding (G).......                                      26,324                                               27,358
                                                            ========                                             ========

-------------------
(1) These expenses are non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 to Consolidated Financial Statements.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                 JUNE 30, 1997
                                  ---------------------------------------------
                                     USWEB      USWEB    PRO FORMA
                                  CORPORATION PITTSBURGH ADJUSTMENT   PRO FORMA
                                  ----------- ---------- ----------   ---------
             ASSETS
Current assets:
  Cash and cash equivalents.....    $ 9,333     $  375     $  --       $ 9,708
  Accounts receivable, net......      1,481        758        --         2,239
  Other current assets..........        445        268        --           713
                                    -------     ------     ------      -------
    Total current assets........     11,259      1,401        --        12,660
  Property and equipment........      2,295        887                   3,182
  Intangible assets, net........      6,543        --       3,687 (F)   10,230
  Other assets..................        213         82        --           295
                                    -------     ------     ------      -------
                                    $20,310     $2,370     $3,687      $26,367
                                    =======     ======     ======      =======
LIABILITIES, MANDATORILY REDEEM-
   ABLE CONVERTIBLE PREFERRED
 STOCK AND STOCKHOLDERS' EQUITY
            (DEFICIT)
Current liabilities:
  Accounts payable..............    $ 1,834     $   43     $  --       $ 1,877
  Accrued expenses..............      5,022        528        --         5,550
  Current portion of lease obli-
   gations......................        356        --         --           356
  Current portion of note pay-
   able.........................        --         269        --           269
                                    -------     ------     ------      -------
    Total Current Liabilities...      7,212        840        --         8,052
Lease obligations, long-term
 portion........................        487        --         --           487
Note payable--long-term portion.        --         227        --           227
                                    -------     ------     ------      -------
                                      7,699      1,067        --         8,766
                                    -------     ------     ------      -------
Commitments and contingencies
Mandatorily Redeemable Convert-
 ible Preferred Stock...........     32,490        --         --        32,490
                                    -------     ------     ------      -------
Stockholders' equity (deficit):
  Common Stock..................          5          5        --            10
  Additional paid in capital....     15,167        130      4,855 (F)   20,152
  Notes receivable..............        --         (62)        62 (F)       --
  Retained earnings (accumulated
   deficit).....................    (35,051)     1,230     (1,230)(F)  (35,051)
                                    -------     ------     ------      -------
    Total stockholders' equity
     (deficit)..................    (19,879)     1,303      3,687      (14,889)
                                    -------     ------     ------      -------
                                    $20,310     $2,370     $3,687      $26,367
                                    =======     ======     ======      =======

                               USWEB CORPORATION

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                (IN THOUSANDS)

  The following adjustments were applied to the historical statement of operations of the Company and the Controlled Companies to arrive at the pro forma consolidated statements of operations.

    (A) To eliminate items of income and expense related to the Controlled Companies which are included in the consolidated results of operations of the Company from the date of the respective acquisition to June 30, 1997.

    (B) To eliminate intercompany revenues and related expenses associated with the Controlled Companies which had previously been Affiliates of the Company.

    (C) To record acquired in-process technology associated with the acquisitions in the amount of $3,610 which is expensed at the later of January 1, 1996 or the date of inception of the respective Controlled Company.

    (D) To record amortization expense related to (i) capitalized technology in the amount of $1,379, which is amortized over its estimated useful life of 6 months, and (ii) goodwill in the amount of $10,428, which is amortized over its estimated useful life of 12 to 24 months.

    (E) To record stock compensation expense related to new employees in the amount of $33,400, which is allocated between cost of revenues and operating expenses based upon employee classification and is amortized over the related vesting period of 36 months.

    (F) To record identified intangible assets associated with the acquisition of USWeb Pittsburgh and to eliminate the historical stockholders' equity of USWeb Pittsburgh using the purchase method of accounting.

    (G) Pro forma net loss per share is computed using the weighted average number of common and common equivalent shares outstanding. The weighted average shares outstanding excludes acquisition shares held in escrow that are not probable of issuance and includes contingent shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. Common equivalent shares consist of mandatorily redeemable convertible preferred stock (using the if-converted method) and stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is anti-dilutive, except that, pursuant to a Securities and Exchange Commission Staff Accounting Bulletin, shares of common stock, mandatorily redeemable convertible preferred stock (using the if-converted method) and common equivalent shares (using the treasury stock method and the assumed public offering price) issued within 12 months prior to the Company's filing of a Registration Statement for this offering have been included in the computation as if they were outstanding for each period presented.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data," "Pro Forma Selected Consolidated Financial Data" and the Company's Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere herein.

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions to businesses. The Company has built a national network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance. The Company markets its services to medium-sized and large companies.

  From December 6, 1995 (inception) to March 31, 1997, the Company's operating activities related primarily to recruiting personnel, raising capital, preparing and securing approval of its Uniform Franchise Offering Circular and conducting business as a franchisor of Internet professional services firms. Each such firm that entered into a franchise agreement with USWeb was designated an "Affiliate." In March 1997, the Company entered into its last Affiliate agreement and does not expect to enter into any additional Affiliate agreements. In the first quarter of 1997, the Company initiated the second phase of its corporate development strategy and began to acquire Internet professional services firms, starting with certain qualified Affiliates. To date, the Company has derived its revenues from a combination of service revenues generated by its Company-owned offices and fees paid by its Affiliates. The Company expects that revenues attributable to its Company-owned offices, which represented approximately 76% of total revenues for the six months ended June 30, 1997, will increase as a percentage of total revenues. Because of this transition in business strategy from a franchising model to one based on Company-owned operations, the Company believes that its historical financial statements for periods ending on or before March 31, 1997 are not indicative of future operating results.

  The Company has only a limited operating history upon which to base an evaluation of its business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, the Company must, among other things, continue to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients, enhance the USWeb brand, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition. The Company has incurred net losses since inception, and as of June 30, 1997 had an accumulated deficit of $35.1 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. The Company expects to continue to incur substantial operating losses through at least 1998, and there can be no assurance that the Company will achieve or sustain profitability. See "Risk Factors--Limited Operating History; Accumulated Deficit."

ACQUISITION OF INTERNET PROFESSIONAL SERVICES FIRMS

  The Company began to acquire selected Internet professional services firms in the first quarter of 1997. The Company transitioned from a franchise-based business model to one based on Company-owned operations to provide greater economies of scale, enable the consulting offices to focus on providing Internet professional services and facilitate their growth by furnishing needed working capital. All acquisitions have been structured as stock-for-stock mergers.

  The Company uses a consistent valuation model and process methodology for its acquisitions. The Company determines the initial purchase price of each candidate company based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company's qualitative evaluation of the candidate's management team, operational scalability and customer base. The Company acquires suitable candidates through mergers in exchange for shares of USWeb Common Stock. On the closing date of the acquisition, fifty percent of the shares to be issued are delivered to the acquired company's shareholders and the remaining fifty percent are deposited into a one-year escrow. The acquired company is valued again at each of six and twelve months after the date of consolidation, and additional shares are issued or escrowed shares are returned depending on whether the valuation has increased or decreased. After all such purchase price adjustments have been made, all shares remaining in escrow are issued to the acquired company's shareholders. The Company expects to continue using this valuation methodology for future acquisitions. The Company's acquisition program will result in further substantial ownership dilution to investors participating in this offering. See "Risk Factors--Dilution."

  The acquisitions have been accounted for using the purchase method of accounting. For each acquisition, a portion of the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. This portion includes both (i) amounts allocated to in-process technology and immediately charged to operations and (ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed is allocated to goodwill and amortized on a straight-line basis over the estimated period of benefit, which ranges from one to two years. The results of operations of the acquired entity are consolidated with those of the Company as of the date the Company acquires management control of the entity, which generally occurs prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration.

  All target company employees and those non-employee shareholders who enter into consulting agreements are granted options to purchase shares of the Company's Common Stock. Each option becomes exercisable ratably over a 36-month period and has an exercise price per share equal to the fair market value of a share of USWeb Common Stock on the date of grant. Additional options are granted at the six and twelve month re-valuation dates if the target company's formula-based valuation increases. Each optionee is also given the right to receive a stock bonus at the time an option is granted. The stock bonus vests at the same rate as the corresponding option and is equal in value to the aggregate exercise price of this option. The stock bonus is payable at the earlier of three years from the date of grant or upon termination of employment. The stock bonus amount is amortized ratably over a 36-month period and recorded as compensation expense. This charge is identified as "Stock Compensation" and allocated to cost of revenues or operating expenses depending on whether the optionee is acting in a service delivery or administrative capacity.

  As a result of both the purchase accounting adjustments and the stock compensation charges described above, the Company has incurred significant non-cash expenses related to its acquisitions. For example, on a pro forma basis for the three months ended June 30, 1997, stock compensation expense included in cost of revenues totaled $982,000, stock compensation expense included in operating expenses totaled $1.8 million and amortization of intangible assets totaled $943,000, all of which were related to the first eight Controlled Companies. In addition, the Company had previously recognized an aggregate cost of $3.6 million for acquired in-process technology related to these acquisitions. The Company expects these acquisition-related non-cash expenses to increase as it continues its acquisition program.

  To capitalize on the growth opportunities for a newly acquired consulting office, the Company generally hires a number of additional Internet professionals during the three-month period following the office's integration into the USWeb network. The capacity utilization rates of these new employees are initially not as high as those of seasoned employees because of the time spent on training and professional development. Consequently, the Company expects that the cost of service revenues as a percentage of service revenues of an integrated office will generally increase during the first three months following such integration. The Company believes that this investment in training and professional development will contribute to its ability to meet its growth targets.

  The successful implementation of the Company's acquisition strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. There can be no assurance that the Company will be able to do so. Moreover, in pursuing acquisitions the Company may compete with companies with similar acquisition strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets could also result in increased prices for acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Company as a whole, and any acquired subsidiary could significantly underperform relative to the Company's expectations. Due to all of the foregoing, the Company's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on the Company's business, results of operations, financial condition and cash flows. Although to date the Company has not used cash for acquisition consideration, to the extent the Company seeks to use cash to pay for all or part of any future acquisitions, the Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to Acquisitions" and "--Future Capital Needs; Uncertainty of Additional Financing."

SOURCES OF REVENUES

  The Company operated under its Affiliate model from December 1995 (inception) through the first quarter of 1997. During that period, revenues were derived almost exclusively from initial fees and monthly royalties from Affiliates. Initial fees were typically recognized when received because all obligations required of USWeb by the Affiliate agreement were substantially performed concurrently with the execution of the agreement. Monthly royalties are equal to the greater of (i) a minimum monthly payment or (ii) the aggregate of a five percent royalty and a two percent marketing promotion fee applied to each Affiliate's "Adjusted Gross Revenues," defined as the Affiliate's gross revenues from Internet professional services less (i) rebates, discounts and taxes the Affiliate is required to collect, (ii) the Affiliate's direct cost for third-party hardware and software resold to clients, (iii) Internet access services purchased from USWeb-approved suppliers and resold to clients, and (iv) certain other goods and services purchased and resold to clients. Monthly royalty revenue is recognized as reported by the Affiliate to the Company.

  In the first quarter of 1997, the Company ended its program for attracting new Affiliates and initiated the acquisition phase of its corporate development strategy. As discussed above under "--Acquisition of Internet Professional Services Firms," the Company consolidates the financial statements of acquired entities beginning on the date the Company assumes effective control of those entities. Revenues from Company-owned operations consist of fees for consulting services rendered over the course of an engagement, recognized on a percentage-of-completion basis. The services offered by the Company include strategy consulting; analysis and design; technology development; implementation; audience development; and maintenance. Each engagement is billed over the course of the engagement on either a time and materials basis or a fixed-price basis. Billable rates vary by the service provided and geographical region and typically range from $100 to $250 per hour. Although a majority of engagements are currently performed on a time and materials basis, the Company intends to increase the percentage of engagements billed on a fixed-price basis. The pricing, management and execution of individual engagements are the responsibility of the consulting office that performs or coordinates the services. The Company also recognizes revenues from third-party hardware, software, Internet access and hosting services and certain other goods and services purchased and resold to clients; however, revenues from such activities have been immaterial to date.

  To date, the Company has had only limited experience with fixed-price engagements. The Company's failure to estimate accurately the resources and time required for an engagement, to manage effectively client expectations regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose the Company to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Risks of Fixed-Price Engagements."

COST STRUCTURE

  Consulting offices owned by the Company recognize revenues using the percentage-of-completion method. Direct costs, such as personnel salaries and benefits and the cost of any third-party hardware or software included in an Internet solution, and related overhead expenses, such as depreciation and occupancy charges, associated with the generation of the revenues are classified as cost of revenues. The technology, sales, marketing and administrative costs of each Company-owned office are classified as operating expenses.

  All corporate expenses are classified as operating expenses. Marketing, sales and support expenses include product and service research, advertising, brand name promotions and lead-generation activities, as well as the salary and benefits costs of the personnel in these functions. General and administrative expenses include accounting, legal and human resources costs.

PRO FORMA RESULTS OF OPERATIONS

  The following table presents unaudited pro forma quarterly results as a percentage of pro forma total revenues for the six quarters ended June 30, 1997. The Company believes that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly such quarterly information. The operating results for any quarter are not necessarily indicative of results for any subsequent period. Because of the Company's transition from a franchise business model to one based on Company-owned operations, the Company believes that its historical financial statements for periods ended on or before March 31, 1997 are not necessarily indicative of future operating results. The Company has therefore included its quarterly results of operations on a pro forma basis to facilitate the understanding of the effects of business acquisitions on the Company's operations.

                            YEAR   SIX MONTHS                   THREE MONTHS ENDED
                           ENDED     ENDED    ------------------------------------------------------
                          DEC. 31,  JUNE 30,  MAR. 31, JUNE 30, SEPT. 30, DEC. 31, MAR. 31, JUNE 30,
                            1996      1997      1996     1996     1996      1996     1997     1997
                          -------- ---------- -------- -------- --------- -------- -------- --------
Revenues:
 Services...............     88 %      95 %     100 %     97 %     91 %      73 %     95 %     95 %
 Other..................     12 %       5 %      -- %      3 %      9 %      27 %      5 %      5 %
                           ------    ------    ------   ------   ------    ------   ------   ------
 Total revenues.........    100 %     100 %     100 %    100 %    100 %     100 %    100 %    100 %
                           ------    ------    ------   ------   ------    ------   ------   ------
Cost of revenues:
 Services...............     63 %      73 %      58 %     65 %     75 %      57 %     67 %     78 %
 Other..................      2 %       3 %      -- %     -- %      3 %       3 %      3 %      2 %
 Stock compensation (1).     29 %      24 %      28 %     31 %     37 %      22 %     26 %     23 %
                           ------    ------    ------   ------   ------    ------   ------   ------
 Total cost of revenues.     94 %     100 %      86 %     96 %    115 %      82 %     96 %    103 %
                           ------    ------    ------   ------   ------    ------   ------   ------
Gross profit............      6 %      -- %      14 %      4 %    (15)%      18 %      4 %     (3)%
                           ------    ------    ------   ------   ------    ------   ------   ------
Operating expenses:
 Marketing, sales and
  support...............    111 %     113 %      78 %     94 %    149 %     120 %    113 %    113 %
 General and administra-
  tive..................     36 %      57 %      41 %     35 %     37 %      34 %     56 %     58 %
 Acquired in-process
  technology (1)........     28 %      -- %      80 %     49 %     -- %      -- %     -- %     -- %
 Stock compensation (1).     49 %      45 %      41 %     52 %     67 %      41 %     47 %     42 %
 Amortization of intan-
  gible assets (1)......     58 %      27 %      56 %     71 %     73 %      42 %     31 %     22 %
                           ------    ------    ------   ------   ------    ------   ------   ------
Total operating ex-
 penses.................    282 %     242 %     296 %    301 %    326 %     237 %    247 %    235 %
                           ------    ------    ------   ------   ------    ------   ------   ------
Loss from operations....   (276)%    (242)%    (282)%   (297)%   (341)%    (219)%   (243)%   (238)%
Interest income.........      2 %       1 %       1 %      3 %      2 %       1 %      1 %      2 %
Interest expense........     (2)%      (1)%      (2)%     (2)%     (2)%      (1)%     (2)%     (1)%
Impairment of investee
 carried at cost........     -- %     (50)%      -- %     -- %     -- %      -- %     -- %   ( 94)%
                           ------    ------    ------   ------   ------    ------   ------   ------
Net loss................   (276)%    (292)%    (283)%   (296)%   (341)%    (219)%   (244)%   (331)%
                           ======    ======    ======   ======   ======    ======   ======   ======

---------------------
(1) These expenses are non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 to Consolidated Financial Statements.

  COMPARISON OF THREE MONTHS ENDED JUNE 30 AND MARCH 31, 1997

  Revenues. Total revenues increased 12% to $4.3 million for the three months ended June 30, 1997 from $3.8 million for the three months ended March 31, 1997. This increase was primarily attributable to growth in service revenues generated by Company-owned consulting offices, which increased 12% to $4.0 million for the three months ended June 30, 1997 from $3.6 million for the three months ended March 31, 1997. Other revenues increased 10% to $214,000 for the three months ended June 30, 1997 from $194,000 for the three months ended March 31, 1997.

  Cost of Revenues. Cost of revenues increased 19% to $4.4 million for the three months ended June 30, 1997 from $3.7 million for the three months ended March 31, 1997. The increase in cost of revenues was primarily attributable to the cost of revenues associated with the increased service fees generated by Company-owned consulting offices, which costs increased 29% to $3.3 million for the three months ended

June 30, 1997 from $2.6 million for the three months ended March 30, 1997. Cost of service revenues as a percentage of service revenues increased to 82% for the three months ended June 30, 1997 from 71% for the three months ended March 31, 1997, primarily because of the Company's post-acquisition hiring of new employees in anticipation of increased demand for services.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased 12% to $4.8 million for the three months ended June 30, 1997 from $4.3 million for the three months ended March 31, 1997. This increase was primarily attributable to increases in advertising and promotional expenses to build the USWeb brand and in personnel to support the growth in the Company's operations.

  General and Administrative Expenses. General and administrative expenses increased 17% to $2.5 million for the three months ended June 30, 1997 from $2.1 million for the three months ended March 31, 1997. This increase was primarily attributable to increases in personnel to support the growth in the Company's operations.

  Stock Compensation. Stock compensation expenses totaled $1.8 million for each of the three month periods ended June 30 and March 31, 1997, reflecting the amortization of stock bonuses awarded to employees of controlled companies.

  Amortization of Intangible Assets. Amortization of intangible assets decreased to $943,000 for the three months ended June 30, 1997 from $1.2 million for the three months ended March 31, 1997. This decrease was primarily attributable to the completion of the amortization of certain technologies and goodwill of companies controlled in the first quarter of 1997 and the resulting lack of amortization expenses for such companies during the three months ended June 30, 1997.

  Income Taxes. No provision for federal and state income taxes was recorded for either of the three month periods ended June 30 and March 31, 1997, because the Company incurred net operating losses in each of those periods.

  COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 AND 1996

  Revenues. Total revenues increased 44% to $8.1 million for the six months ended June 30, 1997 from $5.6 million for the six months ended June 30, 1996. This increase was primarily attributable to increased service revenues generated by the Company's wholly owned consulting offices, which increased 39% to $7.7 million for the six months ended June 30, 1997 from $5.5 million for the six months ended June 30, 1996. Approximately $1.4 million of this increase was attributable to increased service fees generated by existing consulting offices and the remaining $0.8 million of the increase was attributable to the acquisition by the Company of two Internet professional services firms that began operations in the second half of 1996. Other revenues increased to $408,000 for the six months ended June 30, 1997 from $75,000 for the six months ended June 30, 1996. This increase was primarily attributable to increased monthly royalties from Affiliates.

  Cost of Revenues. Cost of revenues increased 58% to $8.0 million for the six months ended June 30, 1997 from $5.1 million for the six months ended June 30, 1996. The increase in cost of revenues was primarily attributable to the cost of revenues associated with the increased service fees generated by Company-owned offices, which costs increased 70% to $5.9 million for the six months ended June 30, 1997 from $3.4 million for the six months ended June 30, 1996. Cost of service revenues as a percentage of service revenues increased to 76% for the six months ended June 30, 1997 from 62% for the six months ended
June 30, 1996, primarily because of the Company's hiring of new employees in anticipation of increased demand for services.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased 89% to $9.1 million for the six months ended June 30, 1997 from $4.8 million for the six months ended June 30, 1996. This increase was primarily attributable to USWeb branding campaigns and increases in personnel to support the growth in the Company's operations.

  General and Administrative Expenses. General and administrative expenses increased 118% to $4.6 million for the six months ended June 30, 1997 from $2.1 million for the six months ended June 30, 1996. This increase was primarily attributable to increases in professional service fees related to the design of the Company's acquisition program and increases in personnel to support the internal growth in the Company's operations.

  Acquired In-Process Technology. The Company recognized the cost of acquired in-process technology totaling $3.6 million during the six months ended June 30, 1996. This amount represented all acquired in-process technology for entities acquired by the Company before June 30, 1997; consequently, no such expenses were recorded for the six months ended June 30, 1997. The acquired in-process technology had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use.

  Stock Compensation Expenses. Stock compensation expenses increased 39% to $3.6 million for the six months ended June 30, 1997 from $2.6 million for the six months ended June 30, 1996. This increase was primarily attributable to the acquisition by the Company of two Internet professional services firms that began operations in the second half of 1996.

  Amortization of Intangible Assets. Amortization of intangible assets decreased to $2.1 million for the six months ended June 30, 1997 from $3.6 million for the six months ended June 30, 1996. This decrease was primarily attributable to the completion of the amortization of certain intangible assets of certain controlled companies prior to the beginning of 1997 and the resulting lack of amortization expense for such companies during the six months ended June 30, 1997.

  Impairment of Investee. During the six months ended June 30, 1997, the Company recognized an impairment provision totaling $4.0 million, representing the total amount of its cost basis investment in an independent Internet consulting firm.

  Income Taxes. No provision for federal and state income taxes was recorded for either of the six month periods ended June 30, 1997 and 1996 because the Company has incurred net operating losses from December 6, 1995 (inception) through June 30, 1997.

  YEAR ENDED DECEMBER 31, 1996. The Company's results of operations for the year ended December 31, 1996 are set forth in "Selected Consolidated Pro Forma Financial Data" above. Because the Company was in operation for less than one month of 1995, the Company believes that a comparison of its results of operations for the years ended December 31, 1996 and 1995 would not be meaningful.

HISTORICAL RESULTS OF OPERATIONS

  COMPARISON OF THREE MONTHS ENDED JUNE 30 AND MARCH 31, 1997

  Revenues. Total revenues increased to $2.4 million for the three months ended June 30, 1997 from $495,000 for the three months ended March 31, 1997. This increase was primarily attributable to the consolidation of operations by the Company with seven Internet professional services firms during the three months ended June 30, 1997.

  Cost of Revenues. Cost of revenues increased to $2.4 million for the three months ended June 30, 1997 from $297,000 for the three months ended March 31, 1997. The increase in cost of revenues was primarily attributable to the costs associated with the increased service fees generated by the Company's wholly owned consulting offices.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $4.6 million for the three months ended June 30, 1997 from $3.8 million for the three months ended March 31, 1997. This increase was primarily attributable to increases in personnel to support the growth in the Company's operations.

  General and Administrative Expenses. General and administrative expenses increased to $2.3 million for the three months ended June 30, 1997 from $1.4 million for the three months ended March 31, 1997.

This increase was primarily attributable to increases in personnel to support the growth in the Company's operations.

  Stock Compensation. Stock compensation expenses increased to $912,000 for the three month period ended June 30, 1997 from $36,000 for the three month period ended March 31, 1997.This increase was primarily attributable to the consolidation of operations by the Company with seven Internet professional services firms during the three months ended June 30, 1997.

  Amortization of Intangible Assets. Amortization of intangible assets increased to $1.5 million for the three months ended June 30, 1997 from $106,000 for the three months ended June 30, 1996.This increase was primarily attributable to the consolidation of operations by the Company with seven Internet professional services firms during the three months ended June 30, 1997.

  Income Taxes. No provision for federal and state income taxes was recorded for either of the three month periods ended June 30 and March 31, 1997 because the Company incurred net operating losses in each of those periods.

  COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 AND 1996

  Revenues. Total revenues increased to $2.9 million for the six months ended June 30, 1997 from $100,000 for the six months ended June 30, 1996. This increase was primarily attributable to the Company beginning its acquisition program in the first quarter of 1997 and recording $2.2 million in service revenues generated by the eight Internet professional services firms when results of operations were consolidated with those of the Company during the three months ended June 30, 1997. No service revenues were recorded for the six months ended June 30, 1996 because all consulting offices during such period were Affiliates.

  Cost of Revenues. Cost of revenues totaled $2.7 million for the six months ended June 30, 1997. The Company did not record any cost of revenues for the six months ended June 30, 1996 because the Company did not generate any service revenues during such period and there were no costs associated with other revenues.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $8.3 million for the six months ended June 30, 1997 from $4.3 million for the six months ended June 30, 1996. This increase was primarily attributable to increases in personnel to support the internal growth in the Company's operations and the consolidation of the results of operations of eight Internet professional services firms with those of the Company in the first six months of 1997.

  General and Administrative Expenses. General and administrative expenses increased to $3.8 million for the six months ended June 30, 1997 from $1.1 million for the six months ended June 30, 1996. This increase was primarily attributable to increases in personnel to support the internal growth in the Company's operations and the consolidation of the results of operations of eight Internet professional services firms with those of the Company in the first six months of 1997.

  Acquired In-Process Technology. The Company recognized the cost of acquired in-process technology totaling $2.8 million for the six months ended June 30, 1997. The Company did not record any such expenses for the six months ended June 30, 1996 because the Company did not acquire any entities during such period. The acquired in-process technology had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use.

  Stock Compensation. Stock compensation expense totaled $948,000 for the six month period ended June 30, 1997. The Company did not record any such expenses for the six months ended June 30, 1996 because the Company did not acquire any entities during such period.

  Amortization of Intangible Assets. Amortization of intangible assets was $1.6 million for the six months ended June 30, 1997. The Company did not record any such expenses for the six months ended June 30, 1996 because the Company did not acquire any entities during such period.

  Impairment of Investee. During the six months ended June 30, 1997, the Company recognized an impairment provision totaling $4.0 million, representing the total amount of its cost basis investment in an independent Internet consulting firm.

  Income Taxes. No provision for federal and state income taxes was recorded for either of the six month periods ended June 30, 1997 and 1996 because the Company has incurred net operating losses from December 6, 1995 (inception) through June 30, 1997.

  YEAR ENDED DECEMBER 31, 1996. The Company's results of operations for the year ended December 31, 1996 are set forth in the Company's audited consolidated statement of operations included elsewhere in this Prospectus. Because the Company was in operation for less than one month of 1995, the Company believes that a comparison of its results of operations for the years ended December 31, 1996 and 1995 would not be meaningful.

FACTORS AFFECTING OPERATING RESULTS

  The Company's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of demand for Intranet, Extranet and Web site development; the productivity of the Company's consulting offices; the Company's success in finding and acquiring suitable acquisition candidates; the Company's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by USWeb clients for Internet professional services; client budgetary cycles; the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations; the introduction of new products or services by the Company or its competitors; pricing changes in the industry; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; and general economic conditions. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may also experience seasonality in its business in the future, resulting in diminished revenues to the Company as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in some future quarter the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially and adversely affected. See "Risk Factors--Potential Fluctuations in Quarterly Results."

RECENT ACCOUNTING PRONOUNCEMENTS

  SFAS No. 128, "Earnings Per Share," was issued in February 1997, and requires companies to apply the statement in its consolidated financial statements for the year ending December 31, 1997. This pronouncement establishes new standards for computing and presenting earnings or loss per share on a basis that is more comparable to international accounting standards and provides for the presentation of basic and diluted earnings or loss per share, replacing the currently required primary and fully-diluted amounts. The basic earnings or loss per share will be computed by dividing net income or loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share will be computed in a manner similar to the current method for calculating fully-diluted earnings or loss per share. Prior period earnings or loss per share will be restated to conform with the new statement. Basic and diluted pro forma net loss per share as determined by applying SFAS No. 128 are not materially different than as reported pro forma net loss per share.

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of the both statements are required for fiscal years beginning after December 15, 1997. Under

SFAS No. 130, companies are required to report in their financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately in their financial statements certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS
No. 130 or SFAS No. 131 to have a material impact on the Company's consolidated financial statements.

LIQUIDITY AND CAPITAL RESOURCES

  At June 30, 1997, the Company had approximately $9.3 million in cash and cash equivalents. The Company has financed its operations primarily through private sales of equity securities. For the period from December 6, 1995 (inception) to June 30, 1997, the Company used approximately $19.4 million and approximately $2.1 million to fund operating activities and capital equipment purchases, respectively. These operating and investing expenditures were financed primarily with the net proceeds from private sales of preferred stock totaling approximately $32.5 million, the issuance of $500,000 in promissory notes that were subsequently converted into Common Stock and equipment lease
obligations totaling approximately $   .

  The Company has a credit agreement with a leasing company which provides a line of credit for capital equipment purchases of up to $600,000. At June 30, 1997, the Company had borrowed approximately $599,000 under this line of credit. Expenditures for property and equipment, including those subsequently financed under capitalized equipment leases, are primarily for purchases of computer hardware and software used in the Company's operations, including expenditures for management information and communications systems.

  The Company believes that the net proceeds from this offering, combined with current cash balances, will be sufficient to fund its requirements for working capital and capital expenditures for at least the next 12 months. Thereafter the Company may sell additional equity or debt securities or seek additional credit facilities. Sales of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders. The Company may need to raise additional funds sooner in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's existing and new service offerings and competing technological and market developments. See "Risk Factors--Future Capital Needs; Uncertainty of Additional Financing."

                                   BUSINESS

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions to medium-sized and large companies. International Data Corporation estimates that the worldwide market for Internet professional services was $2.5 billion in 1996 and will grow to $13.8 billion in 2000. To take advantage of the opportunity presented by this market, the Company has established a national network of consulting offices. The Company believes it has built one of the most recognized brands for Internet professional services and developed a highly scalable organization that can leverage central resources as its operations expand through acquisitions as well as internal growth. The Company has developed and is aggressively pursuing an acquisition program that uses a consistent methodology designed to efficiently identify, acquire and integrate qualified Internet professional services firms.

INDUSTRY BACKGROUND

  Intranets, Extranets and Web sites (collectively, "Internet solutions") provide companies with a fundamentally new set of tools for improving basic business processes such as communications, data transmission, marketing, transaction processing and customer service. An Intranet enables a company's employees to receive corporate information and training efficiently, communicate through e-mail, use the internal network's business applications, and access proprietary information and legacy databases. An Extranet can extend part or all of the functionality of a secure Intranet to selected business partners outside of the company, such as customers, suppliers, distributors or other parties in the company's value chain. Forrester Research, Inc. ("Forrester") estimates that the worldwide market for Intranet development services will grow from approximately $100 million in 1996 to approximately $6.9 billion in 2000. Web sites, which are accessible by the general public, can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently. Forrester estimates that the worldwide market for Web site content and electronic commerce solution development will grow from approximately $1.2 billion in 1996 to approximately $9.4 billion in 2000.

  Although businesses are adopting Internet solutions rapidly and at increasing rates, the basic technical differences of such solutions from earlier technologies and the broad scope of business process improvements that such solutions can provide require companies to take fundamentally new approaches toward implementing them. Businesses seeking to realize the benefits provided by Internet solutions face a formidable series of challenges presented by the need to link business strategy, new and rapidly changing technologies and continuously updated content. Before creating an Intranet, Extranet or Web site, a company must first conduct a thorough needs assessment to review its strategic business requirements and compare them to the capabilities of its existing processes and systems. Next, the company must architect the solution and develop an implementation plan. The implementation, establishment and maintenance of the solution will require significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production.

  To perform this multitude of functions in-house, a company would have to make substantial commitments of time, money and technical personnel to keep current with rapidly evolving technologies, content presentation techniques and competitors' offerings. Professionals with the requisite strategic, technical and creative skills are often in short supply and many organizations are reluctant to expand their internal information systems or marketing departments for particular engagements at a time when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and trim workforces in the information technology management area. Accordingly, many businesses have chosen to outsource a significant portion of the design, development and maintenance of their Intranets, Extranets and Web sites to independent professionals who can leverage accumulated strategic, technical and creative talent and stay current with ongoing developments in a field characterized by extremely short technology, process and content lifecycles.

  Companies seeking to establish Internet solutions may turn to their traditional marketing or technology service providers for assistance. However, most of these providers have neither a proven track record of successful Internet solution deployment nor the full portfolio of strategy, technology, marketing and creative skills required to serve client needs effectively. Most advertising and marketing communications agencies lack the extensive technical skills, such as application development and legacy system and database integration, required to produce the increasingly complex and functional solutions demanded by clients. Most national information technology consulting service providers have sizable corporate infrastructures and have therefore chosen to focus on multi-million dollar engagements such as Year 2000 projects and client/server enterprise resource planning software deployments, not Internet solution consulting engagements. Most large computer technology product and service vendors lack the creative and marketing skills required to build audiences and deliver unique and compelling content, and are further constrained by their need to recommend their proprietary brands. Internet access service providers, whose core strength is in providing Internet access and site hosting rather than solution development, typically lack both the necessary creative and application development skills.

  A number of small Internet professional services firms have emerged to address the significant and rapidly growing market for Internet solutions. However, the small size and capital constraints of most of these firms restrict their ability to supply clients with the necessary depth and integration of strategic, technical and creative skills. Furthermore, many of these providers tend to develop expertise in a limited number of vertical markets because of the need to leverage the information and experiences gained from the relatively small number of Internet solution engagements they have completed.

  The Company believes that the rapidly increasing demand for Internet solutions, combined with the inability of most current providers to supply the full range and integration of strategic, technical and creative skills required by clients, has created a significant market opportunity for a scaled Internet professional services firm. In the currently fragmented and rapidly changing environment, an organization that could deliver the creative strengths of advertising and marketing firms, the strategic skills and technical capabilities of information technology consulting service providers, and the national reputation, economies of scale, multiple points of local presence and information sharing capabilities of a large organization could capitalize on this opportunity to help companies significantly improve their business processes.

THE USWEB SOLUTION

  USWeb's mission is to provide clients with the vision, expertise and resources required to develop new strategies and improve business processes using Internet solutions. To capitalize on the opportunity presented by the rapid growth in demand for such solutions combined with a fragmented group of organizations serving this demand, USWeb has built and is continuing to expand through acquisitions and internal growth an Internet professional services firm with more than 40 Company-owned and Affiliate offices nationwide. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance.

  The Company delivers value to its clients through the application of its Internet strategy and solutions methodology. Through its focus on Internet technologies, the Company believes that it is well positioned to provide wide-ranging and leading edge expertise with regard to:

  . Internet browsers, servers and plug-ins
  . Electronic commerce and transaction systems
  . Security authentication and privacy technologies
  . E-mail and advanced collaboration systems
  . Digital asset management systems

  . Client/server and database application systems
  . Mainframe and legacy integration technologies
  . Advanced user interface and multimedia production
  . Custom programming and tool applications
  . Site administration and reporting tools
  . Internet marketing systems and services
  . Client, server and routing hardware
  . Internet access and hosting services

  The Company delivers these services to clients through its network of consulting offices, whose regional presence enables each office to develop close client relationships and an understanding of client needs. Each consulting office also benefits from the resources of the overall USWeb organization. For example, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise. Each consulting office also draws upon the USWeb Internet Strategy and Solutions Center, which aggregates the expertise of the entire USWeb network of offices to provide resources such as USWeb Business Solutions that target selected client market segments or business functions, a centralized index of best demonstrated practice methodologies, a technology library of proprietary reusable software and content objects, a central project registry, executive briefing programs for client decision makers, SiteCast Internet solution education broadcasts and professional Internet technology certification programs. The consulting offices can leverage these central resources to provide clients efficiently with effective Internet business solutions. The Company believes that its methodology has a proven track record of delivering value to clients and is an important factor in retaining existing clients and marketing to new ones.

  USWeb believes that its operational model enables it to scale rapidly by leveraging its central resources as its operations expand. First, the Company believes that its aggregation and deployment of the accumulated experience and expertise of its network of offices provides clients with enhanced business solutions. Second, the Company's ability to leverage central technology and operational resources enables the Company to scale efficiently, both through the growth of existing consulting offices and the acquisition of new offices, which also provides significant numbers of additional skilled personnel. Finally, the Company's aggressive brand development campaign, which reinforces the message that USWeb is a secure, reliable, high quality choice for the provision of Internet professional services, increases the Company's ability to access and influence key client decision makers.

STRATEGY

  The Company's objective is to become and remain the leading global Internet professional services firm. The Company's strategy to achieve this objective includes the following elements:

  Continue to Expand Network of Company-Owned Offices. The Company is continuing to build its network of Company-owned offices through acquisitions and internal growth. The Company believes that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisitions will provide USWeb with a substantial competitive advantage. As of September 30, 1997, USWeb had Company-owned offices in 17 locations across the United States, including locations in Atlanta, Austin, Chicago, Los Angeles, Milwaukee, New York, Philadelphia, Phoenix, Pittsburgh, Santa Clara, San Diego, San Francisco, Seattle and Washington, D.C. The Company intends to acquire additional offices in both the U.S. and abroad by continuing to implement its acquisition methodology for identifying, acquiring and integrating Internet professional services firms that meet the Company's criteria for revenues, profitability, growth potential and operating strategy.

  Strengthen Position as a Leading Internet Professional Services Firm. The Company is continuing to strengthen its position as a leading Internet professional services firm in order to provide clients with superior

Internet solutions. The Company intends to continue investing significantly in identifying, reviewing and integrating the latest Internet technologies and accumulating and deploying the best demonstrated practices for developing and implementing Internet solutions. The Company is continuing to develop USWeb Business Solutions, partially pre-built Internet solutions that combine USWeb methodologies, services and reusable software and content objects with third-party software. The Company's consulting offices intend to continue leveraging the Company's nationwide presence, operational scale and professional marketing tools, which provide each consulting office with resources and credibility to convince client decision makers that USWeb can provide successful Internet solutions to meet the most demanding business needs. The Company also intends to remain both vendor and technology neutral in order to focus on delivering the Internet solution best suited to a client's needs.

  Enhance USWeb Brand. In a fragmented industry that lacks brands strongly identified with Internet professional services, USWeb believes that it has built one of the most well-recognized brands. The Company's brand development programs are designed to reinforce the message that USWeb is a national company with a local presence that can provide a complete range of services to build and deploy business solutions and has a proven track record of doing so. The Company is continuing to build and differentiate this brand through the use of publicity campaigns that include Internet, print and radio advertising; national seminars and executive briefings; Internet broadcasts; extensive marketing tools and educational "white papers"; and co-marketing programs with selected strategic partners.

  Develop Additional Strategic Relationships. The Company intends to continue developing strategic relationships because they enable USWeb to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. USWeb has developed a number of strategic relationships with leading Internet hardware, software and content companies, including Microsoft, Hewlett-Packard, Pandesic (a joint venture between Intel and SAP), Sun Microsystems and Reuters. Collectively these relationships provide for co-marketing programs, joint research and development on leading implementations of Internet solutions, technical education, client feedback channels and hardware and software distribution rights.

  Leverage Operational Economies of Scale. USWeb provides certain operational and administrative services centrally, allowing the network of offices to benefit from the economies of scale created by a large operation while enabling the consulting offices to focus on their core competency of providing superior client services. These centrally provided services include business development programs, operations management guides, client support assistance, carrier-grade site hosting, human resources programs, financial reporting and forecasting, performance appraisals and standardized methodologies.

SERVICES

  The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. The Company bills most of its engagements on a time and materials basis, although it has delivered several solutions on a fixed-price basis and intends to increase the percentage of engagements provided on such a basis.

  INTERNET SOLUTION DEVELOPMENT AND DEPLOYMENT. The Company's Internet solution development and deployment methodology consists of six phases:

  Strategy Consulting. USWeb works closely with the client to conduct a thorough study of the client's strategic market position, business requirements and existing systems and capabilities to determine the ways in which Internet solutions can most improve the client's business processes. The Company then delivers its recommendations, which define the strategic basis for a specific Internet solution that takes into account the client's budget, timeline and available resources.

  Analysis and Design. Once the strategic groundwork has been established, the Company translates the client's strategic requirements into a system or process design architecture, a blueprint that defines the roles the system will perform to meet those requirements. By choosing USWeb, the Company's clients receive vendor-neutral solutions prepared by Internet-focused consultants. USWeb researches, tests and evaluates virtually all major Internet technologies and tools to design system and process architectures that successfully meet client needs. The Company's objective is to design, build and deploy a solution that is logically planned, scales well over time, is sufficiently secure, and is easy to use, administer and manage.

  Technology Development. In the development phase, the Company builds a testable version of the client's solution based on the blueprint produced in the analysis and design phase. The Company designs, codes, integrates and tests all necessary programs and components using a broad range of expertise, including object-based and relational database systems; electronic commerce systems; custom ActiveX, Java and C++ programming and host integration; implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. USWeb's experienced and professional graphic designers also work to create a compelling user interface for the solution to enable it to attract and hold the attention of the client's target audience while conforming to the client's brand image and marketing campaigns. In performing these functions, USWeb professionals benefit from access to an extensive library of re-usable software and content objects.

  Implementation and Integration. In the implementation phase, USWeb tests the solution created in the development phase and readies it to be deployed into a full production system. The Company delivers the system to the client, installs it, converts and initializes all necessary data, performs acceptance testing and puts the system into operation. The Company also integrates Intranet solutions with back-office legacy systems to ensure that each client's critical applications are secure and seamless. USWeb maintains third-party vendor relationships that offer its clients secure, state-of-the-art, high-availability Intranet, Extranet and Web site hosting and integrated services for relational databases, workgroup collaboration, streaming audio and video, management and monitoring, e-mail and secure electronic commerce.

  Audience Development. The Company can work with the client to develop a strategy for achieving its online marketing objectives by increasing Web site traffic, strengthening brand awareness and generating sales leads. The Company provides online media planning and purchasing services and advice regarding online public relations. The Company has also developed a proprietary audience creation methodology designed to optimize a Web site's search engine presence, increase site access through hyperlink recruitment and disseminate the client's key messages to Internet newsgroups, mailing lists and forums.

  Maintenance. USWeb can provide the client with ongoing support services for its Internet solutions, from content maintenance to site administration, for as long as the client wishes. The Company's technical staff can also assist clients on a case-by-case basis to resolve technical problems, provide assistance with the hosting environment, and deliver support for Internet solution software.

  PROFESSIONAL CERTIFICATION PROGRAM. USWeb's Professional Certification Program is a comprehensive education and certification program for information technology professionals, combining the benefits of vendor-neutral knowledge and skills certification with product-specific technology training. The Professional Certification Program offers two tracks for becoming a Certified
Professional:

  USWeb Certified Specialist. The USWeb Certified Specialist Program is designed for specialists in one aspect of Internet solution design, such as Java programming, Web server administration or graphic design. The Certified Specialist Program focuses on developing a solid foundation of Internet technology skills and provides in-depth treatment of the products and tools used in current Internet solutions.

  USWeb Certified Architect. The USWeb Certified Architect Program is designed for project managers and consultants who must architect Internet solutions and evaluate the products, tools and resources needed for a successful implementation. The Certified Architect Program focuses on providing a thorough understanding of Internet solution development.

  The Company recently launched the Professional Certification Program and expects the first Certified Professionals to graduate in the first quarter of 1998. The Company's Strategy and Solutions Center develops the courseware, tests and education strategies; Wave Technologies International, Inc. and others provide the training facilities and classroom instruction; and Sylvan Learning Systems, Inc. administers the testing and certification.

  REPRESENTATIVE EXAMPLES OF USWEB INTERNET SOLUTIONS. The following examples illustrate the Company's Internet solution development capabilities.

  Harley-Davidson Dealer Extranet. Harley-Davidson, a motorcycle manufacturer, was seeking ways to streamline two specific business processes: technical documentation distribution and warranty claims processing. To obtain instruction sheets, service bulletins or other technical documentation, dealers previously had to request the appropriate documents by telephone and then wait for Harley-Davidson to process the request manually and fax the documents back to the dealership. To process warranty claims, dealers previously had to mail such claims to Harley-Davidson and wait for them to be manually entered into a database and checked for errors through overnight batch processing. Both of these procedures were slow, inefficient and prone to errors. To improve these basic business processes, USWeb created an Extranet accessible via a Web browser that allows dealers to securely search, view and print technical documents at their convenience and submit warranty claims directly online. Using the Extranet has reduced turnaround time for documentation distribution and warranty claims processing, reduced the error rate and reduced overhead costs associated with providing information through paper forms or telephone support.

  Polk Audio Web Site and Extranet. Polk Audio, a manufacturer of home and automobile speakers, was seeking ways to strengthen its communications with its customers and with its global network of dealers. For customers, USWeb helped Polk Audio create www.polkaudio.com, a Web site that offers a highly informational and interactive experience. An audiophile can use the site's virtual systems consultant to identify a sound system that meets his or her personal audio requirements. For dealers, USWeb created a Retail Partner and Dealer Management Extranet that distributes business critical information online. Previously, to obtain information on order status, shipment schedules and product specifications, dealers had to request the appropriate documents by telephone and then wait for Polk Audio to process the request manually and fax the documents back to the dealer. Dealers can now use the Extranet to view the delivery status of a particular product or quickly and efficiently obtain sales and training materials and service manuals.

  Real Estate Tax Services Intranet. Real Estate Tax Services ("RETS"), a provider of corporate tax assessment and property appraisal services, wanted to improve its network infrastucture and its mission critical system of managing and distributing data. Processing more than 200,000 tax bills annually, RETS uses mainframe computers for storing client tax-related information. Frequently, RETS field agents require quick turn-around on custom client reports. To prepare these reports, administrators previously used proprietary software to import mainframe data into desktop spreadsheet applications. After manipulating and reformatting the content, the data was then exported into word-processing applications suitable for presentations. Following this highly administrative, time-consuming effort, RETS administrators would then forward these reports to agents around the country. Beginning with the deployment of a new high-speed network infrastructure, USWeb automated these processes by designing a database-integrated Intranet solution. The RETS Intranet streamlines internal resources and empowers field agents to easily and effectively store and retrieve data, as well as generate client presentations from any geographic location using lap-top computers and an intuitive Web browser.

CONSULTING OFFICE NETWORK DEVELOPMENT

  USWeb has established and is continuing to expand a nationwide network of consulting offices. As of September 30, 1997, the Company had 41 consulting offices, 17 of which were Company-owned and 24 of which were owned by Affiliates. The Company believes that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisition will provide USWeb with a substantial competitive advantage. The Company promotes internal growth through its continued investment in branded marketing programs, expansion and improvement of the Strategy and Solutions Center, new and existing strategic partnerships, and rigorous management of business fundamentals.

  The Company is aggressively pursuing its selective acquisition program. The Company uses a standardized transaction structure that includes a purchase price adjustment feature to provide target company management with an incentive to grow their organizations. The Company also grants stock options to all employees of a target company to provide them with an incentive to contribute to the success of the overall USWeb organization. The Company believes that its use of a consistent acquisition structure also speeds the negotiation and closing of each acquisition.

  The Company has a team of professionals dedicated to identifying potential acquisition candidates and implementing the Company's acquisition methodology. This team identifies those Internet professional service firms that meet its acquisition criteria, engages in a series of meetings and due diligence activities with each candidate to explore whether it meets USWeb's criteria for growth potential and operating strategy, and completes the acquisition of a significant percentage of those candidates. The Company stresses to each desired candidate the advantages of merging with USWeb, including client recognition and acceptance of the USWeb brand, additional funding required to pursue profitably large, long-term client opportunities and strategic partnerships with leading hardware, software and content vendors. Following the closing of each acquisition, the Company moves rapidly to integrate the new subsidiary into USWeb operations by deploying a conversion team to integrate financial, marketing and operating procedures, providing access to USWeb Central, the Company's secure Intranet, and delivering a thorough orientation to all employees.

  As of September 30, 1997, the Company had acquired or signed a definitive acquisition agreement with the following companies:

                                    OFFICE           MONTH OF        NUMBER OF
    NAME                           LOCATIONS     CONSOLIDATION (1) EMPLOYEES (2)
    ----                       ----------------- ----------------- -------------
    USWeb San Francisco....... San Francisco, CA      March 1997         42
                               San Diego, CA
                               Irvine, CA
                               New York, NY
    USWeb Seattle............. Seattle, WA            April 1997         23
    USWeb Milwaukee........... Milwaukee, WI          April 1997         32
    USWeb LA Metro............ Los Angeles, CA        April 1997         16
    USWeb Silicon Valley...... Santa Clara, CA          May 1997         12
    USWeb Atlanta............. Atlanta, GA              May 1997         23
                               Austin, TX
    USWeb DC ................. Washington, D.C.        June 1997         13
                               Philadelphia, PA
    USWeb Phoenix............. Phoenix, AZ             June 1997         10
    USWeb Pittsburgh.......... Pittsburgh, PA          July 1997         57
    USWeb Chicago Metro....... Chicago, IL             July 1997         10
    USWeb Dream Media (3)..... Hollywood, CA      September 1997         13
    USWeb Hollywood (3)....... Hollywood, CA      September 1997          4
    USWeb Cybernautics........ Sausalito, CA      September 1997         39

---------------------
(1) The Company consolidates the target entity's results of operations as of the date USWeb establishes requisite control of the target entity, as allowed by generally accepted accounting principles, which date is generally in advance of the legal completion of the underlying merger.
(2) Represents the number of full-time employees as of August 31, 1997.
(3) USWeb Dream Media and USWeb Hollywood will combine their operations into a single wholly owned subsidiary of the Company at the closing of the acquisitions.

  The Company believes that there are many other potential acquisition candidates in the U.S. and abroad that satisfy its acquisition criteria. The Company is currently discussing on a non-binding basis the acquisitions of several companies in the U.S. To penetrate foreign markets, the Company may use joint ventures as well as acquisitions, so as to capitalize on a foreign partner's local knowledge and reputation as well as USWeb's brand name and central technical, marketing and administrative resources. The Company's acquisition strategy involves a number of risks and uncertainties, and there can be no assurance that the Company will be able to identify suitable acquisition candidates, acquire such companies on acceptable terms or integrate their operations successfully with those of the Company. If the Company issues stock to complete future acquisitions, there will be ownership dilution to existing stockholders. In addition, to the extent the Company chooses to pay cash consideration in such acquisitions, the Company may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to Acquisitions," "--Dilution," "--Management of Growth; Integration of Acquisitions" and "--Future Capital Needs; Uncertainty of Additional Financing."

  In addition to its Company-owned offices, as of September 30, 1997 USWeb had 13 Affiliates which collectively managed an aggregate of 24 consulting offices. Each Affiliate agreement typically grants a nonexclusive right to the Affiliate to maintain an office and advertise in a designated metropolitan area or territory. The Affiliate agreements, which have terms ranging from five to ten years, also include a nonexclusive license to use the Company's intellectual property and proprietary information, including the USWeb brand, the Company's Internet solution development methodology and the Strategy and Solutions Center. In exchange for these rights, most Affiliates paid the Company an initial fee and all Affiliates make monthly royalty payments to the Company. Monthly royalties are equal to the greater of (i) a minimum monthly payment or (ii) the aggregate of a five percent royalty and a two percent marketing promotion payment, each based on the Affiliate's adjusted gross revenues. For the six months ended June 30, 1997, initial fees and monthly royalty payments together represented 23.6% of the Company's total revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The Company selected a franchise business model as the first phase of its corporate development strategy because it enabled the Company to rapidly scale its operations and build its brand with relatively low risk and capital commitment while leveraging the existing infrastructure, expertise and client relationships of the Affiliates. The Company launched the second phase of its market entry strategy, the acquisition of those Affiliates and other Internet professional services firms that meet its acquisition criteria, in the first quarter of 1997. The Company last enrolled an Affiliate in March 1997 and does not intend to enter into any additional Affiliate agreements. The Company may also decide to terminate the Affiliate agreements of those Affiliates that do not meet the performance criteria required by such agreements to ensure their continuation. A significant number of Affiliates remain and the operation of franchises does entail certain risks to the Company's business. See "Risk Factors--Risks of Franchising."

CLIENTS

  The Company markets its services to medium-sized and large companies, which it defines as those with over 100 employees or $10 million in annual revenues. Such companies have several desirable characteristics as potential clients: a need for Internet solutions ranging from basic Web sites to complex and highly functional Intranets, substantial budgets devoted to information technology expenditures, and a relatively high willingness to adopt Internet-based strategies and solutions. The Company tailors its professional services to meet the specific needs of these clients. Servistar Coast to Coast accounted for 18.8% of the Company's pro forma total revenues for the six months ended June 30, 1997. The Company's top 10 clients accounted for 37.6% of the Company's pro forma total revenues during such period.

  The Company provides Internet professional services to clients in a variety of industries, as indicated by the representative clients set forth below, each of which was responsible for at least $50,000 in services revenues, on a pro forma basis, for the nine months ended September 30, 1997.

  Amgen                         Harley-Davidson         REI
  BellSouth                     Ingram Micro            Rolling Stone Magazine
  Catalina Marketing            Marcus & Millichap      Silicon Graphics
  Charles Schwab                Microsoft               Sony Music
  Chevron                       National Geographic     Thomasville Furniture
  Computer Curriculum Corp.     New York Magazine       Toshiba
  Epic Records                  Polk Audio              Zenith

  Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implement increasingly powerful business solutions, which can include business critical, fully integrated Intranets or Extranets costing several million dollars. The Company's strategy is to provide clients with services at all stages of their adoption of Internet solutions. The Company targets clients whose Internet technology consulting needs will result in contracts ranging from $25,000 to $3,000,000 per engagement. The Company's 30 largest clients spent approximately $100,000 to $400,000 each for USWeb services, on a pro forma basis, for the eight months ended August 31, 1997.

USWEB INTERNET STRATEGY AND SOLUTIONS CENTER

  The Strategy and Solutions Center, located at the Company's headquarters in Santa Clara, California, is designed to provide clients with more effective Internet solutions by aggregating and redeploying the best methodologies, technologies and creative work delivered by USWeb consulting offices. The Company believes that the Strategy and Solutions Center provides USWeb consulting offices with a competitive advantage by giving them efficient, real time access to these assets, thereby allowing them to leverage the capabilities of the entire USWeb operation in their efforts on behalf of each client. The Strategy and Solutions Center is a centrally managed resource that can be made available to a large number of consulting offices through USWeb Central, the Company's secure Intranet.

  The Strategy and Solutions Center provides the following resources and programs for its clients:

  USWeb Solutions Library. The Strategy and Solutions Center aggregates the best demonstrated practices of its offices to develop USWeb Business Solutions, partially pre-built Internet solutions that combine USWeb methodologies, services and reusable software and content objects with third-party software. One of the first USWeb Business Solutions was designed for human resources in collaboration with Coopers & Lybrand and leading providers of Internet-based human resource management technologies. The Company intends to target each USWeb Business Solution toward a selected vertical market or business function and offer it at a fixed price range. The Company's goal is to provide through each USWeb Business Solution a large volume of high-quality sales and implementation tools that leverage the cumulative experience of all USWeb consulting offices.

  USWeb Technology Library. The Strategy and Solutions Center maintains and continually expands a technology library of proprietary reusable software and content objects developed during the course of client engagements. The Company believes that access to these assets helps reduce the costs of designing and implementing individual Internet solutions, improves the quality of client service and facilitates the Company's development of USWeb Business Solutions.

  USWeb Project Registry. The Strategy and Solutions Center has constructed a database in which each client engagement is summarized and registered, enabling each consulting office to find rapidly which offices have performed certain types of work. This project registry is used to facilitate the real-time distribution of engagement activity to those consulting offices best equipped to serve the client.

  USWeb Executive Briefing Program. The Strategy and Solutions Center has established a program that enables USWeb consulting offices to provide their key clients with executive seminars, solution demonstrations and discussions with senior USWeb executives on-site at the Strategy and Solutions Center. These sessions provide key client decision makers with first-hand experience on the ways Internet solutions can significantly improve business processes.

  USWeb SiteCasts. The Strategy and Solutions Center develops and distributes the USWeb SiteCast Intranet Series, a sequence of Internet broadcasts designed to show businesses how to use Internet solutions to improve business processes. The Company sponsors the SiteCasts jointly with Microsoft and each SiteCast incorporates leading Microsoft Internet technologies. The first SiteCast, held on June 24, 1997 using Microsoft's NetShow 2.0, brought together computer industry leaders to discuss how to use Intranets to achieve business objectives. This SiteCast, which attracted approximately 800 participants, was the first Internet broadcast to incorporate simultaneous videoconferencing, chat sessions and presentations and include both pre-taped and live video. The second SiteCast, held on September 16, 1997, attracted more than 2,300 participants and demonstrated how Internet solutions can automate business processes, using as an example the Intranet USWeb created for the Stanford University Graduate School of Business.

  In each area where methodologies, technologies and content are aggregated, the Company has implemented policies to ensure that confidential or proprietary client information and assets are accessible only by properly authorized personnel and not disclosed to unauthorized parties.

MARKETING

  The Company's marketing efforts are dedicated to demonstrating the benefits of Internet solutions, and the proven effectiveness of the USWeb organization in providing such solutions, to key decision makers in client organizations. The Company believes that a strong USWeb brand provides USWeb consulting offices with a competitive advantage over those Internet professional services firms whose brands may not be as well known or may not convey the same focused message of competence, security and results. The Company's marketing programs are also highly scalable because most advertising campaigns and marketing tools are developed by the Company's corporate marketing group and can be delivered to all of the consulting offices without requiring significant additional expenses.

  The Company's marketing program includes the following initiatives:

  Enhance the USWeb Brand. The continued strengthening of the USWeb brand is crucial to the achievement of the Company's objective of becoming the most recognized provider of Internet professional services to medium-sized and large business clients. The Company's brand development programs are designed to reinforce the message that USWeb is a national company with a local presence that can provide a complete range of services to build and deploy business solutions and has a proven track record of doing so. The Company is continuing to build and differentiate this brand through the use of publicity campaigns that include Internet, print and radio advertising; national seminars and executive briefings; Internet broadcasts; extensive marketing tools and educational "white papers"; and co-marketing programs with strategic partners.

  Generate Client Leads. The Company's marketing campaigns are intended to generate client leads for its consulting offices in several ways. First, central lead management programs direct leads generated by the Company's national advertising to consulting offices based on client zip code and other substantive lead attributes. Second, regional marketing derived from corporate advertising templates for multiple forms of media, including direct mail and tradeshow programs, are personalized for an office's target market to drive demand directly to that office. Third, the Company has implemented programs to encourage cross-office lead referral when clients have vertical market needs or proximity concerns that would be best addressed by another office. Finally, the Company has established a national account program to help manage the accounts of clients with multiple locations and direct service fulfillment to the consulting office best situated by geography and specialty to meet the client's needs.

  Develop Marketing and Sales Tools for Consulting Offices. The Company has developed a toolkit of marketing and sales materials to be used by consulting offices in their business generation efforts. These materials include brochures, reprints of articles, fact sheets, white papers, summary "success stories," PR handbooks, business development guides and client presentation templates and technologies. These materials are designed to increase the effectiveness of the sales and marketing efforts of the Company's consulting offices by providing them with centralized expert advice and a consistent, professional "look and feel" to all marketing tools.

STRATEGIC RELATIONSHIPS

  The Company has entered into, and intends to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content companies. The Company believes that these relationships enable it to deliver clients more effective solutions with greater efficiency because the strategic relationships provide the Company with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. The Company also believes that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

  The Company has strategic relationships with the following companies:

  [LOGO] Microsoft. The Company and Microsoft have entered into a joint marketing and technical partnership agreement. The companies are engaging in a joint branded marketing campaign designed to increase demand for Microsoft's Internet software products and USWeb's professional services. Microsoft is also providing USWeb consulting offices with education and support in the use of Microsoft's Internet products, and the USWeb consulting offices are providing Microsoft with product feedback and customer reactions.

  [LOGO] Hewlett-Packard. The Company and Hewlett-Packard have entered into an agreement to launch collaborative marketing and technical support programs to offer business clients a complete set of Internet solutions. The companies are engaging in a joint branded marketing campaign designed to increase demand for Hewlett-Packard's Internet systems and USWeb's professional services. Hewlett-Packard is also providing USWeb consulting offices with education and support in the use of Hewlett-Packard's Internet systems and USWeb consulting offices are providing Hewlett-Packard with product feedback and client reactions.

  [LOGO] Pandesic. Intel and SAP have entered into a joint venture and formed Pandesic to deliver a comprehensive hardware, software and service solution for managing Internet-based electronic commerce. The Company and Pandesic have entered into an agreement to implement a joint systems integration program, develop joint marketing and sales programs, build field development programs and conduct ongoing technical exchanges to ensure the proper deployment and efficient utilization of the Pandesic electronic commerce platform.

  [LOGO] Sun Microsystems. The Company and Sun Microsystems have entered into an agreement enabling each USWeb consulting office to become an authorized reseller of Sun NETRA network servers after having filed the appropriate documentation and attended required training classes. This marketing program enables each USWeb affiliate to deliver a complete UNIX Intranet solution to a customer.

  [LOGO] Reuters. The Company and Reuters have entered into an agreement to develop USWeb Business Solutions that will integrate Reuters data feeds into corporate Intranet environments. The two parties also intend to develop joint sales and marketing programs.

  The agreements regarding these strategic relationships are typically terminable at will by either party, and, in the event that any strategic relationship is terminated, the Company's business, results of operations and financial condition may be materially adversely affected. See "Risk Factors-- Reliance Upon Key Strategic Relationships."

OPERATIONS

  The Company's organization includes its headquarters in Santa Clara, California and over 40 Company-owned and Affiliate consulting offices in the U.S. Each consulting office is responsible for providing Internet professional services to its clients, either alone or in conjunction with one or more other offices. The managers of each office also make all client sales, engagement pricing, and staffing decisions for that office. However, the Company's executive officers take an active role in directing the activities of all consulting offices.

  USWeb headquarters manages the Strategy and Solutions Center, the Company's marketing campaigns, the strategic relationships with partner companies and the acquisition program. The Company's headquarters also provides consulting offices with operational support in financial management and reporting, human resources, office administration, and management performance improvement tools. USWeb also negotiates with product, office equipment and financing vendors to deliver quality products to its consulting offices at favorable prices. Finally, the Company has established relationships with leading Internet communications companies to provide clients with carrier-grade, highly reliable central hosting and value-added services such as shared databases, electronic commerce, and audio and video streaming.

  USWeb headquarters also manages USWeb Central, the Company's Intranet and the Company's primary channel for enterprise-wide interaction and communication. The Company developed and maintains USWeb Central in-house. USWeb Central provides Company-owned and Affiliate consulting offices with rapid, secure and efficient online access to each other and to all of the Company's centrally managed resources, such as the Strategy and Solutions Center libraries, sales and marketing tools, vendor information and operational assistance. The Company believes that USWeb Central is both scalable and critical to its strategy of strengthening its position as a leading Internet professional services firm, because USWeb Central is the primary mechanism by which the Company is able to aggregate and redeploy the best strategic, technical and creative work developed by the consulting offices.

COMPETITION

  The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's competitors can be divided into several groups: computer hardware and service vendors such as IBM, DEC and Hewlett-Packard; advertising and media agencies such as CKS, Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as Organic Online, Poppe Tyson and Proxicom; large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and EDS; telecommunications companies such as AT&T and MCI; Internet and online service providers such as America Online, NETCOM and UUNet; and software vendors such as Lotus, Microsoft, Netscape, Novell and Oracle. Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions.

  The Company believes that the principal competitive factors in its market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of the Company's current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company and could decide at any time to increase their resource commitments to the Company's market. In addition, the market for Internet solutions is relatively new and subject to continuing definition, and, as a result, the core business of certain of the Company's competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect the Company's business, results of operations and financial condition.

  There are relatively low barriers to entry into the Company's business. For example, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet professional services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Competition; Low Barriers to Entry."

EMPLOYEES

  As of August 31, 1997 the Company had 316 employees, of which 78 were located at the Company's headquarters office in Santa Clara, California and 238 were located in consulting offices. The headquarters employees included 43 in sales and marketing, 9 in hosting and education and 26 in finance, administration and the Strategy and Solutions Center. None of the Company's employees is represented by a labor union. The Company has experienced no work stoppages and believes its relationship with its employees is good. Competition for qualified personnel in the industry in which the Company competes is intense. The Company believes that its future success will depend in part on its continued ability to attract, hire or acquire and retain qualified employees. See "Risk Factors--Recruitment and Retention of Internet Solutions Professionals" and "--Dependence on Key Personnel."

FACILITIES

  The Company's principal administrative, sales, marketing, training, and research and development facilities occupy approximately 27,100 square feet in a single building in Santa Clara, California, pursuant to a lease that expires in January 2007. In addition, as of September 15, 1997, Company-owned offices leased their facilities. The Company believes its current facilities are adequate to meet its needs for the foreseeable future.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company, and their ages as of September 15, 1997, are as follows:

NAME                                 AGE POSITION
----                                 --- --------
Joseph Firmage......................  27 Chairman of the Board and Chief Executive Officer
Tobin Corey.........................  36 President
James Heffernan.....................  56 Executive Vice President, Chief Financial Officer,
                                         Secretary and Director
Sheldon Laube.......................  47 Executive Vice President and Chief Technology
                                         Officer
Jeffrey Ballowe(1)..................  41 Director
Robert Hoff(1)(2)...................  44 Director
Gary Rieschel(2)....................  40 Director
Barry Rubenstein....................  54 Director

---------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  Mr. Joseph Firmage co-founded the Company in December 1995 and has served as its Chairman and Chief Executive Officer since that time. From August 1994 to December 1995, Mr. Firmage served as Vice President of Strategic Planning of the Systems Group of Novell. Prior to joining Novell, Mr. Firmage founded Serius Corporation ("Serius"), where he served as Chief Executive Officer from 1989 through 1993, when Serius was sold to Novell.

  Mr. Tobin Corey co-founded the Company in December 1995 and has served as its President since June 1996. Prior to June 1996, Mr. Corey served as its Executive Vice President, Marketing. From 1994 to December 1995, Mr. Corey served as Vice President of Marketing for the NetWare Products Division of Novell. From 1991 through 1994, Mr. Corey served as Director of Marketing for the Desktop Division of Novell.

  Mr. James Heffernan co-founded the Company in December 1995 and has served as its Executive Vice President, Chief Financial Officer, Secretary and a Director since that time. From May 1993 to July 1994, he worked as an independent consultant and then joined Interlink Computer Sciences, Inc. in July 1994 as Chief Financial Officer, where he served until January 1996. From March 1992 to May 1993, Mr. Heffernan served as Chief Financial Officer and Chief Operating Officer of Serius. Mr. Heffernan has also served as an officer of several other technology companies, including Software Publishing Corp., Zital Inc. and Measurex Corp. Mr. Heffernan is a director of Western Micro Technology, Inc.

  Mr. Sheldon Laube co-founded the Company and has served as its Executive Vice President and Chief Technology Officer since January 1996. From July 1995 through January 1996, Mr. Laube served as Chief Technology Officer for Novell. Prior to joining Novell, Mr. Laube was employed by Price Waterhouse LLP as a partner and served as Director of Information and Technology from 1986 to May 1995.

  Mr. Jeffrey Ballowe has served as a Director of the Company since February 1996. Mr. Ballowe has been President of the Ziff-Davis Interactive Media and Development Group since March 1996. Prior to March 1996, Mr. Ballowe served as President of the Ziff-Davis Interactive Media Group in 1995 and as President of the Ziff-Davis Marketing and Development Group in 1994. He became Group Vice President of the Ziff-Davis Business Media Group in 1993 and Vice President of the Ziff-Davis Worldwide Network of Direct Publications in 1991.

  Mr. Robert Hoff has served as a Director of the Company since February 1996. He has been a general partner of Crosspoint Venture Partners, a private venture capital investment company, since September 1983. Mr. Hoff also serves as a director of PairGain Technologies, Inc. and Onyx Acceptance Corporation.

  Mr. Gary Rieschel has served as a Director of the Company since March 1996. Mr. Rieschel has been a Senior Vice President of SOFTBANK Holdings, a venture capital fund, since January 1996. Prior to January 1996, Mr. Rieschel served as Vice President of Marketing for nCube from August 1994 to December 1995; as Director of Channel Sales for Cisco Systems from September 1993 to August 1994; and as General Manager, Asia for Sequent Computer from January 1989 to July 1993. Mr. Rieschel is a director of Electric Minds, OnLive! Technologies, The Palace and Concentric Networks.

  Mr. Barry Rubenstein has served as a Director of the Company since June 1996. Mr. Rubenstein co-founded 21st Century Communications Partners where he has been a partner since its formation in 1994. In addition, Mr. Rubenstein has served as a partner and co-founder of investment partnerships including Woodland Venture Fund, Seneca Ventures and The Northern Union Club. Prior to his experience as an investor, Mr. Rubenstein served as the founder of several technology companies, including Applied Digital Data Systems, Inc. and Cheyenne Software, Inc. Mr. Rubenstein is a director of Infonautics, Inc., Enteractive, Inc., Decisis, Inc., Ariel, Inc., Sansource, Inc. and GTS Communications, Inc.

  Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or executive officers of the Company.

BOARD COMMITTEES

  The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, consisting of Mr. Ballowe and Mr. Hoff, recommends the selection of independent public accountants to the Board of Directors, reviews the scope and results of the audit and other services provided by the Company's independent auditors, and reviews the Company's accounting practices and its systems of internal accounting controls.

  The Compensation Committee, consisting of Mr. Hoff and Mr. Rieschel, reviews and approves the salaries, bonuses and other compensation payable to the Company's executive officers and administers and makes recommendations concerning the Company's employee benefit plans.

DIRECTOR COMPENSATION

  The Company reimburses its directors for all out-of-pocket expenses incurred in the performance of their duties as directors of the Company. The Company currently does not pay fees to its directors for attendance at meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between the Company and entities affiliated with members of the Compensation Committee.

MANAGEMENT CONTINUITY AGREEMENTS

  The Company has entered into Management Continuity Agreements with each of Messrs. Firmage, Corey, Heffernan and Laube. Pursuant to the agreements with each of Messrs. Firmage, Corey and Heffernan, if the Company (a) terminates his employment without cause at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), the Company shall provide severance pay to him equal to his 12 months' base compensation or (b) if the Company terminates his employment or he voluntarily terminates his employment at any time 60 days or less before or within 18 months after a change in control, the Company shall provide such executive severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, the Company shall also provide (i) a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options and (ii) health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event that he is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of the Company with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. The term of each of the agreements is for the period of each of Mr. Corey's, Mr. Heffernan's and Mr. Laube's at will employment.

  Pursuant to the agreement with Mr. Laube, if the Company terminates his employment without cause (a) at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), the Company shall provide severance pay equal to his 12 months' base compensation or (b) at any time 60 days or less before or within 18 months after a change in control, the Company shall provide severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, the Company shall also provide (i) a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options and (ii) health insurance coverage to the extent provided immediately prior to Mr. Laube's termination until the earlier of 12 months following such termination or the date that Mr. Laube receives health insurance coverage from another employer. In the event that Mr. Laube is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of the Company with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. Further, Mr. Laube may not be terminated during the period ending February 12, 1998 except for cause or for "good business reasons" (as defined in the agreement). After such period, Mr. Laube's employment will be at will. In the event that Mr. Laube is terminated for good business reasons during the initial two-year period, he is entitled to receive severance pay equal to 24 months' base compensation together with a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options (as defined in the agreement). In addition to his base compensation of $260,000, Mr. Laube is entitled to receive a quarterly bonus of $25,000 so long as he is employed by the Company.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Certificate of Incorporation to be effective upon the completion of this offering, the Company's Bylaws, Section 145 of the Delaware General Corporation Law and the form of indemnification agreement entered into between the Company and certain of its directors and officers, subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  Section   of the Underwriting Agreement with respect to the offering made hereby provides for indemnification by the Underwriters and their controlling persons, on the one hand, and of the Company and its controlling persons on the other hand, for certain liabilities arising under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended or otherwise.

  The Company intends to obtain directors and officers insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

  The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification is expected to be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid by the Company during the fiscal year ended December 31, 1996 to the Company's Chief Executive Officer and each of the Company's four other executive officers (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                           LONG-TERM
                                                          COMPENSATION
                                  ANNUAL COMPENSATION        AWARDS
                                  ----------------------- ------------
                                                           SECURITIES
                                                           UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($)     BONUS($)   OPTIONS(#)  COMPENSATION
---------------------------  ---- ----------    --------- ------------ ------------
Joseph Firmage..........     1996 $ 200,000(1)  $     --       --        $115,356(2)(3)
 Chairman and Chief
 Executive Officer and
 Director
Tobin Corey.............     1996   197,307(4)      5,582      --          48,980(2)(3)
 President
James Heffernan.........     1996   191,667(4)        --       --           1,313(3)
 Executive Vice
 President, Chief
 Financial Officer,
 Secretary and Director
Sheldon Laube...........     1996   241,886(4)    100,000      --             508(3)
 Executive Vice
 President and Chief
 Technology Officer
Kenneth Campbell(5).....     1996   220,000            --      --             840(3)
 Executive Vice
 President, Affiliate
 Operations

---------------------
(1) Does not include $16,666 earned in 1995 but not paid until 1996.
(2) Includes payments made in reimbursement for relocation expenses for Mr. Firmage and Mr. Corey in the amount of $115,216 and $48,787, respectively.
(3) Includes life insurance premiums paid on behalf of Mr. Firmage, Mr. Corey, Mr. Heffernan, Mr. Laube and Mr. Campbell in the amount of $140, $193, $1,313, $508 and $840, respectively.
(4) The annual base salaries for Mr. Corey, Mr. Heffernan and Mr. Laube are $200,000, $200,000 and $260,000, respectively. The figures listed represent payment for actual employment during 1996, which was slightly less than 12 months.
(5) Mr. Campbell resigned from the Company effective July 29, 1997. See "Certain Transactions" for a description of the terms of Mr. Campbell's release agreement.

OPTION GRANTS AND EXERCISES DURING FISCAL 1996

  No stock options were granted to or exercised by Named Executive Officers during fiscal 1996. Such officers have, in connection with the formation of the Company, purchased restricted stock with a four-year vesting schedule. See "Certain Transactions."

EMPLOYEE BENEFIT PLANS

 1996 Stock Option Plan

  The Company's 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors in December 1995 and approved by the stockholders in December 1996. The 1996 Plan will terminate in December 2005 unless terminated earlier by the Board of Directors. The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company and its subsidiaries. A total of 600,000 shares of Common Stock were reserved for issuance pursuant to the 1996 Plan. The 1996 Plan may be administered by the Board of Directors or by a committee appointed by the Board, in a manner that satisfies the legal requirements relating to the administration of stock plans under all applicable laws (the "Administrator"). The 1996 Plan is currently administered by the Board of Directors. The Company does not intend to issue any additional options under the 1996 Plan.

  The exercise price of options granted under the 1996 Plan is determined by the Administrator. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant. The maximum term of an option granted under the 1996 Plan may not exceed ten years from the date of grant (five years in the case of a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock). In the event of termination of an optionee's employment or consulting arrangement, an option may only be exercised, to the extent vested as of the date of termination, for a period not to exceed 90 days (12 months, in the case of termination as a result of death or disability) following the date of termination. Options granted under the 1996 Plan are not generally transferable by the optionee, and may be exercised during the life of the optionee only by the optionee.

  The 1996 Plan provides that in the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

  The 1996 Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option shall be fully exercisable until ten (10) days prior to such transaction. To the extent the option has not been exercised, such option will terminate immediately prior to the consummation of such proposed action.

  As of September 29, 1997, the Company had outstanding options to purchase 120,771 shares of Common Stock under the 1996 Plan held by an aggregate of 58 persons at a weighted exercise price of $0.78 per share. As of September 29, 1997, options to purchase an aggregate of 295,549 shares of Common Stock under the 1996 Plan had been exercised.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The 1996 Equity Plan was approved by the Board of Directors in

December 1996. Unless terminated sooner by the Board of Directors, the 1996 Equity Plan will terminate automatically in December 2006. The 1996 Equity Plan was amended by the Board of Directors in September 1997. A total of 700,000 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"), which Administrator shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the Committee has the authority to amend, suspend or terminate the 1996 Equity Plan, provided that no such action may impair the rights of any optionee under the 1996 Equity Plan unless mutually agreed. Notwithstanding the foregoing, employees, directors and consultants may not be granted options to purchase more than 150,000 shares of Common Stock in any fiscal year, except for additional shares issued pursuant to his or her initial service and any increases resulting for capitalization.

  Unless otherwise determined by the Administrator, options and SPRs granted under the 1996 Equity Plan are not generally transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1996 Equity Plan must generally be exercised within three months of the end of optionee's status as an employee or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. In the case of SPRs, unless the Committee determines otherwise, the restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to such restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years.

  The 1996 Equity Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The 1996 Equity Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which they would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 10 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

  As of September 29, 1997, the Company had outstanding options to purchase 555,227 shares of Common Stock under the 1996 Equity Plan held by an aggregate of 107 persons at a weighted exercise price of $7.38 per share. As of September 29, 1997, no options to purchase shares of Common Stock under the 1996 Equity Plan had been exercised.

 1997 Acquisition Stock Option Plan.

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") was approved by the Board of Directors in February 1997 and amended in July 1997. The 1997 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. A total of 8,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 4% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan. Unless terminated sooner by the Board of Directors, the 1997 Plan will terminate automatically in February 2007.

  The 1997 Plan may be administered by the Board of Directors or a committee of the Board (as applicable, the "Administrator"). The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the 1997 Plan, provided that such action may not impair the rights of any optionee under the 1997 Plan unless mutually agreed.

  Options and SPRs granted under the 1997 Plan are generally not transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1997 Plan must generally be exercised within three months after the end of optionee's status as an employee, director or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term.

  In the case of SPRs, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent or any subsidiary, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years.

  The 1997 Plan provides that in the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets, each option and SPR shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options or SPRs are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The 1997 Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which they would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until fifteen (15) days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

   As of September 29, 1997, no shares had been issued upon exercise of stock options granted under the 1997 Plan, and 6,238,920 shares were subject to outstanding options.

 1997 Employee Stock Purchase Plan

  The Company's 1997 Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors in September 1997. A total of 1,000,000 shares of Common Stock has been reserved for issuance under the ESPP, plus annual increases equal to the lesser of (i) 50,000 shares, (ii) 4% of the outstanding shares on such date or (iii) a lesser amount determined by the Board.

  The ESPP, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping, 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first such offering period which commences on the first trading day on or after the effective date of this Offering and ends on the last trading day on or before October 31, 1998.

  Employees are eligible to participate if they are customarily employed by the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, no employee may be granted an option to purchase under the ESPP who (i) immediately after grant owns stock possessing 5% or holds equivalent outstanding options or more of the total combined voting power or value of all classes of the capital stock of the Company, or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock for each calendar year. The ESPP permits participants to purchase Common Stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings, overtime and commissions but excludes payments for shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 2,500 shares.

  Amounts deducted and accumulated by the participant are used to purchase shares of Common Stock at the end of each purchase period. The price of stock purchased under the ESPP is 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

  Rights granted under the ESPP are generally not transferable by a participant unless otherwise provided under the ESPP. The ESPP provides that, in the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The ESPP will terminate by its own terms in September 2007. The Board of Directors has the authority to amend or terminate the ESPP, except that no such action may adversely affect any outstanding rights to purchase stock under the ESPP.

 Affiliate Warrant Program

  In June 1996, the Company established the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates and to create performance incentives for such Affiliates. Under the Program, each Affiliate that signed an Affiliate agreement on or before March 31, 1997 was granted a warrant to purchase shares of the Company's Common Stock upon execution of the Affiliate agreement (a "Signing Warrant") and earns warrants ("AGR Warrants") to purchase additional shares of Common Stock at the rate of one share of Common Stock per $50 of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the Affiliate agreement. Warrants vest 25% after one year and then ratably each month over the 36 month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of this offering or any acquisition of the Company. A total of 333,333 shares of Common Stock have been reserved for issuance under the Program, and the Company does not intend to increase this amount.

  During 1996, the Company issued Signing Warrants to purchase an aggregate of 108,500 shares of Common Stock Signing Warrants and AGR Warrants to purchase an aggregate of 17,919 shares of Common Stock. No warrants were exercised or canceled during 1996 and no warrants were exercisable as of December 31, 1996. The estimated cost of such warrants totaled $501,000 and was recognized as cost of revenues during 1996.

  During the first six months of 1997, the Company issued Signing Warrants to purchase an aggregate of 4,000 shares of Common Stock and AGR Warrants to purchase an aggregate of 41,495 shares of Common Stock. As of June 30, 1997, the weighted average remaining contractual life of outstanding warrants was
4.5 years, the weighted average exercise price per share was $1.35 and the weighted average fair value per share was $1.38. The estimated cost of such warrants totaled $135,000 and was recognized as cost of revenues during 1997.

                             CERTAIN TRANSACTIONS

  Since its inception, the Company has issued, in private placement transactions, shares of Preferred Stock as follows: 6,172,833 shares of Series A Preferred Stock at $1.62 per share, 3,103,333 shares of Series B Preferred Stock at $2.01 per share and 2,818,193 shares of Series C Preferred Stock at $6.21 per share. In connection with the issuance of Series C Preferred Stock, the Company issued warrants (the "Series C Warrants") to purchase an aggregate of 704,549 shares of Series C Preferred Stock at an exercise price of $7.50 per share. Each share of Preferred Stock will convert into one share of Common Stock upon the closing of this offering. The holders of such shares of converted Preferred Stock are entitled to certain registration rights with respect to the Common Stock issued upon conversion thereof. See "Description of Capital Stock--Registration Rights." The following table sets forth the number of shares of Preferred Stock, Series C Warrants and Common Stock purchased by the Company's directors, five percent stockholders and their respective affiliates:

                             SERIES A        SERIES B        SERIES C      SERIES C COMMON
        INVESTOR          PREFERRED STOCK PREFERRED STOCK PREFERRED STOCK  WARRANTS  STOCK
        --------          --------------- --------------- ---------------  -------- -------
Crosspoint Venture
 Partners (1)...........     1,233,333             --           48,309       9,662  500,000
SoftVen No. 2 Investment
 Enterprise
 Partnership (2)........     4,339,990       3,103,333             --          --       --
21st Century
 Communications
 Partners, L.P. (3).....           --              --        1,288,243     322,062      --
The Cutler Group........       308,333             --           24,892 (4)   4,978  958,982 (5)

---------------------
(1) Robert Hoff, a general partner of Crosspoint Venture Partners, serves on the Company's Board of Directors.
(2) Jeffrey Ballowe, President of Ziff-Davis Interactive Media and Development Group, an affiliate of SoftVen No. 2 Investment Enterprise Partnership, and Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SoftVen No. 2 Investment Enterprise Partnership, serve on the Company's Board of Directors.
(3) Includes 545,893 shares and warrants to purchase 136,474 shares held by 21st Century Communications Partners, L.P., 185,668 shares and warrants to purchase 46,417 shares held by 21st Century Communications T-E Partners, L.P., 73,591 shares and warrants to purchase 18,398 shares held by 21st Century Communications Foreign Partners, L.P., 442,841 shares and warrants to purchase 110,710 shares held by Wheatley Partners, L.P. and 40,250 shares and warrants to purchase 10,063 shares held by Wheatley Foreign Partners, L.P., each a general partnership of which Mr. Rubenstein is a general partner.
(4) Consists of 24,892 shares of Series C Preferred Stock held by Storie Partners, an affiliate of The Cutler Group.
(5) Includes 425,649 shares of Common Stock held by Frank Cutler, principal of The Cutler Group, and 533,333 shares of Common Stock held by Storie Partners, an affiliate of The Cutler Group.

  In December 1995, the Company entered into restricted stock purchase agreements with each of Joseph Firmage, Tobin Corey, James Heffernan and Kenneth Campbell. In January 1996, the Company entered a Restricted Stock Purchase Agreement with Sheldon Laube. Pursuant to these Restricted Stock Purchase Agreements, Messrs. Firmage, Corey, Heffernan, Laube and Campbell acquired the number of shares of the Company's Common Stock set forth opposite their names in the table below:

                                                                SHARES OF COMMON
       EXECUTIVE OFFICER                                         STOCK ACQUIRED
       -----------------                                        ----------------
       Joseph Firmage..........................................    1,779,993
       Tobin Corey.............................................      932,360
       James Heffernan.........................................      762,549
       Sheldon Laube...........................................      762,549
       Kenneth Campbell........................................      762,549

  The shares of Common Stock subject to the Restricted Stock Purchase Agreements were issued in exchange for cash. The Restricted Stock Purchase Agreements provide the Company the right to repurchase at the original purchase price all shares of Common Stock not released from such right of repurchase, and 1/48th of the shares issued under the Restricted Stock Purchase Agreements are released from the Company's right of repurchase each month after the date of purchase. Further, the Company retains a right of first refusal to purchase any shares issued pursuant to a Restricted Stock Purchase Agreement until 90 days after the effective date of this offering.

  The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent allowed by Delaware law. See "Management--Limitation on Liability and Indemnification Matters."

  The Company has entered into Management Continuity Agreements with Messrs. Firmage, Corey, Heffernan and Laube. See "Management--Employment Agreements."

  In January 1996, the Company extended a loan of $70,000 (with interest accruing at 5% per annum) to Tobin Corey, to cover the expenses of Mr. Corey's relocation to California from Utah (the "Corey Loan"). In July 1997, the Company forgave the Corey Loan, together with accrued interest and a tax gross-up, for a total amount forgiven of $135,000.

  In August 1997, the Company entered into a General Release Agreement with Kenneth Campbell (the "Campbell Release Agreement"). Pursuant to the terms of the Campbell Release Agreement, Mr. Campbell shall receive an amount equal to his base salary of $220,000, payable semimonthly over the 12 month period beginning August 1, 1997. In addition, on Mr. Campbell's termination date, the Company paid Mr. Campbell $15,229, an amount equal to the value of his accrued and unused vacation. Further, pursuant to the terms of the Campbell Release Agreement, the Company accelerated vesting of certain shares of Common Stock held by Mr. Campbell so that, as of the date of the Campbell Release Agreement, Mr. Campbell held 413,047 shares. The Company repurchased the remaining 349,502 shares of Common Stock held by Mr. Campbell at a price of $.0001 per share.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 15, 1997 for (i) each person or entity who is known by the Company to beneficially own more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group:

                                                                            PERCENT OF SHARES
                                                                         BENEFICIALLY OWNED (1)
                                                                         --------------------------
DIRECTORS, NAMED EXECUTIVE OFFICERS, 5% STOCKHOLDERS   NUMBER OF SHARES    BEFORE          AFTER
 AND ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP  BENEFICIALLY OWNED  OFFERING       OFFERING
----------------------------------------------------  ------------------ -----------    -----------
SoftVen No. 2 Investment Enterprise
 Partnership.........................                      7,443,323              32.5%
Jeffrey Ballowe (2)..................                      7,443,323              32.5
Gary Rieschel (2)....................                      7,443,323              32.5
Joseph Firmage (3)...................                      1,779,993               7.8
Robert Hoff (4)......................                      1,791,304               7.8
Crosspoint Venture Partners..........                      1,791,304               7.8
Barry Rubenstein (5).................                      1,545,890               6.7
21st Century Communications Partners,
 L.P. (6)............................                      1,867,955
The Cutler Group (7).................                      1,297,185               5.6
Tobin Corey (8)......................                        932,360               4.1
James Heffernan (9)..................                        762,549               3.3
Sheldon Laube (10)...................                        762,549               3.3
Kenneth Campbell (11)................                        413,047               2.7
All executive officers and directors
 as a group (8 persons) (12).........                     16,757,075              73.1

---------------------
 (1) Beneficial ownership is determined in accordance with the rules of Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 15, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table above has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage beneficial ownership is based on 22,936,022 shares of Common
     Stock outstanding as of September 15, 1997 and     shares of Common Stock
     outstanding after completion of this offering.
 (2) Consists of 7,443,323 shares of Common Stock held by SoftVen No. 2 Investment Enterprise Partnership. Jeffrey Ballowe, President of Ziff-Davis Interactive Media and Development Group, an affiliate of SoftVen No. 2 Investment Enterprise Partnership, and Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SoftVen No. 2 Investment Enterprise Partnership, serve on the Company's Board of Directors. Mr. Ballowe and Mr. Rieschel disclaim beneficial ownership of such shares.
 (3) Includes 120,000 shares held by certain relatives of Mr. Firmage and 279,993 held by JPF LLC, a limited liability company of which Mr. Firmage retains beneficial control. Mr. Firmage disclaims beneficial ownership of all such shares.

 (4) Includes warrants to purchase 9,662 shares of Common Stock held by Crosspoint Venture Partners. Mr. Hoff is a general partner of Crosspoint Venture Partners. Mr. Hoff disclaims beneficial ownership of all such shares except as to the pecuniary interest therein arising from his interest in such fund.
 (5) Includes 545,893 shares and warrants to purchase 109,178 shares held by 21st Century Communications Partners, L.P., 185,668 shares and warrants to purchase 37,133 shares held by 21st Century Communications T-E Partners, L.P., 73,591 shares and warrants to purchase 14,718 shares held by 21st Century Communications Foreign Partners, L.P., 442,841 shares and warrants to purchase 88,568 shares held by Wheatley Partners, L.P. and 40,250 shares and warrants to purchase 8,050 shares held by Wheatley Foreign Partners, L.P., each of which is an affiliate of 21st Century Communications Partners, L.P., a general partnership of which Mr. Rubenstein is a General Partner. Mr. Rubenstein disclaims beneficial ownership of such shares.
 (6) Includes 545,893 shares and warrants to purchase 109,178 shares held by 21st Century Communications Partners, L.P., 185,668 shares and warrants to purchase 37,133 shares held by 21st Century Communications T-E Partners, L.P., 73,591 shares and warrants to purchase 14,718 shares held by 21st Century Communications Foreign Partners, L.P., 442,841 shares and warrants to purchase 88,568 shares held by Wheatley Partners, L.P. and 40,250 shares and warrants to purchase 8,050 shares held by Wheatley Foreign Partners, L.P.
 (7) Includes 558,225 shares of Common Stock and warrants to purchase 4,978 shares of Common Stock held by Storie Partners, an affiliate of The Cutler Group, and 425,649 shares of Common Stock held by Frank Cutler, principal of the Cutler Group.
 (8) Includes 200,457 shares held by certain relatives of Mr. Corey. Mr. Corey disclaims beneficial ownership of all such shares.
 (9) Includes 115,000 shares held by certain relatives of Mr. Heffernan. Mr. Heffernan disclaims beneficial ownership of all such shares.
(10) Includes 20,000 shares held by certain relatives of Mr. Laube. Mr. Laube disclaims beneficial ownership of all such shares.
(11) Includes 26,333 shares held by certain relatives of Mr. Campbell. Mr. Campbell disclaims beneficial ownership of all such shares.
(12) See notes (2)-(5) and (8)-(11) above.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

  Upon the closing of this offering, the authorized capital stock of the Company, after giving effect to the conversion of all outstanding Preferred Stock into Common Stock and the reincorporation of the Company in the State of
Delaware, will be      shares, consisting of     shares of Common Stock, par
value     per share, and      shares of undesignated Preferred Stock, par
value    per share.

COMMON STOCK

  As of September 29, 1997 there were 22,936,022 shares of Common Stock outstanding held of record by 115 stockholders.

  The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock, if any. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the offering will be, fully paid and nonassessable. The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of any series of Preferred Stock which the Company may issue in the future.

PREFERRED STOCK

  Effective upon the closing of this offering, the Board of Directors will have the authority, without further action by the stockholders, to issue up to 1,000,000 shares of Preferred Stock in one or more series, and to fix the rights, designations, preferences, privileges, qualifications and restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the Common Stock. No shares of Preferred Stock will be outstanding upon the closing of this offering. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company with any further action by the stockholders. The Company has no present plans to issue any shares of Preferred Stock.

WARRANTS

  Effective upon the closing of this offering, the Company will have warrants to purchase 981,186 shares of its Common Stock outstanding. As of September 30, 1997, 927,853 of such warrants had an average remaining contractual life of 2.95 years and a weighted average exercise price per share of $5.80, and 53,333 of such warrants had an average remaining contractual life of 8.5 years and a weighted average exercise price per share of $1.62.

  No fractional shares of Common Stock will be issued in connection with the exercise of warrants. In the event a holder of warrant fails to exercise the warrants prior to their expiration, the warrants will expire and the holder thereof will have no further rights with respect to such warrants.

  A holder of warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the warrants.

  The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. See "Affiliate Warrant Program."

REGISTRATION RIGHTS

  After this offering, the holders of 12,861,224 shares of Common Stock, including 757,882 shares of Common Stock issuable upon the conversion of outstanding warrants, will be entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between the Company and the holders of such registrable securities, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. Further, holders may require the Company to file additional registration statements on Form S-3 at the Company's expense. These rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration in certain circumstances.

CERTAIN ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF
INCORPORATION, BY-LAWS AND DELAWARE LAW

 General

  Certain provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. These provisions of Delaware law and the Company's Certificate of Incorporation and Bylaws may also have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of the Company (including unsolicited takeover attempts), even though such a transaction may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market price. The Certificate of Incorporation allows the Company to issue Preferred Stock with rights senior to those of the Common Stock and other rights that could adversely affect the interests of holders of Common Stock, which could decrease the amount of earnings or assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock, as well as having the anti-takeover effect discussed above. See "Risk Factors--Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law."

 Delaware Takeover Statute

  The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which prohibits a Delaware corporation from engaging in a "business combination" with certain persons ("Interested Stockholders") for three years following the date any such person becomes an Interested Stockholder. Interested Stockholders generally include (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation and (ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such person's status as an Interested Stockholder is determined. Subject to certain exceptions, a business combination includes, among other things, (i) a merger or consolidation, (ii) the sale, lease exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, (iii) any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the Interested Stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation,
(iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the Interested Stockholder, or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

  Section 203 does not apply to a business corporation if (i) before a person becomes an Interested Stockholder, the board of directors of the corporation approves the transaction in which the Interested Stockholder became an Interested Stockholder or approved the business combination, or (ii) upon consummation of the transaction that resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commences, other than certain the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

 Certificate of Incorporation and Bylaws

  The Company's Bylaws also require that special meetings of the stockholders of the Company may be called only by the Board of Directors, the Chief Executive Officer of the Company or by any person or persons holding shares representing at least 20% of the outstanding capital stock. The Company's Bylaws also require advance written notice, which must be received by the Secretary of the Company not less than 90 days prior to the meeting, by a stockholder of a proposal or directors nomination which such stockholder desires to present at an annual or special meeting of stockholders. The Company's Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring hostile takeover or delaying or preventing changes in control or management of the Company.

  The Company's Bylaws provide that the authorized number of directors may be changed by an amendment to the Bylaws adopted by the Board of Directors or by the stockholders. Vacancies in the Board of Directors may be filled either by holders of a majority of the Company's voting stock or a majority of directors in office, although less than a quorum. See "Risk Factors--Effect of Certain Charter Provisions; Antitakeover Effects of Incorporation, Bylaws and Delaware Law."

TRANSFER AGENT AND REGISTRAR

      has been appointed as transfer agent and registrar for the Company's Common Stock.

LISTING

  The Company has applied to list its Common Stock on the Nasdaq National Market under the trading symbol USWB.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of this offering, there will be       shares of Common Stock
outstanding. The      shares (or up to      shares if the Underwriters' over-
allotment option is exercised in full) of Common Stock issued and sold in this offering will be freely tradable (other than by an "affiliate" of the Company as such term is defined in the Securities Act of 1933, as amended (the "Securities Act")) without restriction under the Securities Act. The remaining 22,936,022 shares of Common Stock then outstanding will be deemed "restricted securities" within the meaning of Rule 144 of the Securities Act (the "Restricted Shares") and may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 promulgated under the Securities Act, which rules are summarized below, or another available exemption from registration.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned Restricted Shares for at least one year from the later of the date such Restricted Securities were acquired from the Company or (if applicable) from an affiliate on the date on which they were fully paid, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then-outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock in the public market as reported through the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information about the Company.

  Restricted Shares held by affiliates of the Company are subject to the foregoing volume limitation, holding period and other restrictions under Rule
144. Affiliates may sell shares other than Restricted Shares in accordance with the foregoing volume limitations and other restrictions, but without regard to any holding period.

  Further, under Rule 144(k), if a period of at least two years has elapsed since the later of the date Restricted Shares were acquired from the Company or from an affiliate of the Company on the date on which they were fully paid, a holder of such Restricted Shares who is not an affiliate of the Company at the time of sale, and has not been an affiliate of the Company for at least three months prior to the sale, would be entitled to sell the shares immediately without regard to volume limitations and the other conditions described above.

  Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that the market sales of shares or the availability of such shares for sale will have on the market price of the Common Stock from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could have an adverse impact on such market price and the Company's ability to raise additional capital.

  In general, under Rule 701 of the Securities Act as currently in effect, any employee, officer, director, consultant or advisor of the Company who purchased shares from the Company in connection with a compensatory stock or option plan or written employment agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

  Within 90 days of the date of this Prospectus, the Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under its equity incentive plans, thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act. See "Management--Employee Benefit Plans." Such registration statement will become effective immediately upon filing. As of September 29, 1997, options to purchase 6,914,918 shares of Common Stock were outstanding under the Company's stock option plans.

  After the closing of this offering, the holders of 12,861,224 shares of Common Stock, including 757,882 shares of Common Stock issuable upon exercise of outstanding warrants, will be entitled to certain rights with respect to the registration of such shares under the Securities Act. See "Description of Capital Stock--Registration Rights."

  The holders of substantially all of the shares of Common Stock, options and warrants currently outstanding and all executive officers and directors of the Company have agreed that for a period of 180 days after the date of this Prospectus they will not offer, sell or otherwise dispose of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into Common Stock. However, Hambrecht & Quist LLC, in its sole discretion, may release such persons from these lock-up agreements, in whole or in part, at any time without notice. Following the 180-day lock-up period, all of the Restricted Securities will become eligible for sale, subject to the manner of sale, volume, notice and information requirements of Rule 144 of the Securities Act. After the initial 180 day lock-up period, 18,467,900 shares of Common Stock will become immediately saleable.

                                 UNDERWRITING

  Subject to certain terms and conditions of the Underwriting Agreement, the Underwriters named below through their representatives, Hambrecht & Quist LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Wessels, Arnold & Henderson, L.L.C. and First Albany Corporation (collectively, the
"Representatives"), have severally agreed to purchase from the Company the following respective numbers of shares of Common Stock:

                                                                       NUMBER OF
   NAME                                                                 SHARES
   ----                                                                ---------
   Hambrecht & Quist LLC..............................................
   Donaldson, Lufkin & Jenrette Securities Corporation................
   Wessels, Arnold & Henderson, L.L.C. ...............................
   First Albany Corporation...........................................
                                                                         ----
   Total..............................................................
                                                                         ====

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, including the absence of any material adverse change in the Company's business and receipt of certain certificates, opinions and letters from the Company and its counsel and independent auditors. The nature of the Underwriters' obligations is such that they are committed to purchase all shares of Common Stock offered hereby if any of such shares are purchased.

  The Underwriters propose to offer the shares of Common Stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not to exceed $ per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain other dealers. After the initial public offering of the shares, the offering price and other selling terms may be changed by the Representatives.

  The Company has granted to the Underwriters an option, exercisable no later than 30 days after the date of this Prospectus, to purchase up to an aggregate
of     additional shares of Common Stock at the initial public offering price, less the underwriting discount, set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise this option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it shown in the table above bears to the total number of shares of Common Stock offered hereby. The Company will be obligated, pursuant to the option, to sell shares to the Underwriters to the extent the option is exercised. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of shares of Common Stock offered hereby.

  The offering of the shares is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The Underwriters reserve the right to reject an order for the purchase of shares in whole or in part.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect thereof.

  The Company and substantially all of the Company's stockholders, optionholders and warrantholders have agreed, with certain exceptions, that they will not, without the prior written consent of Hambrecht & Quist LLC, offer, sell, or otherwise dispose of any Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock during the 180-day period following the date of this Prospectus.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales of Common Stock offered hereby to any accounts over which they exercise discretionary authority.

  Prior to this offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock will be determined by negotiation among the Company and the Representatives. Among the factors considered in determining the initial public offering price are prevailing market conditions, revenues and earnings of the Company, market valuations of other companies engaged in activities similar to those of the Company, estimates of the business potential and prospects of the Company, the present state of the Company's business operations, the Company's management and other factors deemed relevant. The estimated initial public offering price range set forth on the cover of this preliminary prospectus is subject to change as a result of market conditions and other factors.

  Certain persons participating in this offering may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of the Common Stock. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the Underwriters to reclaim a selling concession from a syndicate member in connection with the offering when shares of Common Stock sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the Nasdaq National Market, in the over-the-counter market, or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

  The Underwriters have reserved up to 5% of the shares of Common Stock offered hereby for sale at the initial public offering price to certain employees, officers and directors of the Company and other persons designated by the Company. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any unreserved shares not so purchased on the effectiveness of the offering will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Attorneys employed by Wilson Sonsini Goodrich & Rosati, or investment partnerships of which they are the beneficial owners, hold 7,554 shares of Common Stock. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Morrison & Foerster LLP, San Francisco, California.

                                    EXPERTS

  The financial statements of USWeb Corporation, USWeb San Francisco and USWeb LA Metro as of December 31, 1996 and for the year then ended, the financial statements of USWeb Pittsburgh as of January 31, 1996 and 1997 and for the years then ended, the financial statements of USWeb Milwaukee as of June 30, 1996 and for the year then ended, the financial statements of USWeb Atlanta as of December 31, 1996 and for the period from May 7, 1996 (inception) to December 31, 1996 and the consolidated financial statements of USWeb DC as of December 31, 1996 and for the period from June 30, 1996 (inception) to December 31, 1996 included in this Prospectus and the Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in the Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to the Company and the Common Stock, reference is hereby made to such exhibits and schedules thereto, which may be inspected and copied at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Upon approval of the Common Stock for quotation on the Nasdaq National Market, such reports, proxy and information statements and other information also can be inspected at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  The Company intends to furnish its stockholders with annual reports containing financial statements audited by an independent public accounting firm and make available to its stockholders quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

                               USWEB CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
USWEB CORPORATION
Report of Independent Accountants..........................................  F-3
Consolidated Balance Sheet.................................................  F-4
Consolidated Statement of Operations.......................................  F-5
Consolidated Statement of Stockholders' Equity (Deficit)...................  F-6
Consolidated Statement of Cash Flows.......................................  F-7
Notes to Consolidated Financial Statements.................................  F-8
USWEB SAN FRANCISCO (FORMERLY XCOM CORPORATION)
Report of Independent Accountants.......................................... F-24
Balance Sheet.............................................................. F-25
Statement of Operations.................................................... F-26
Statement of Shareholders' Equity.......................................... F-27
Statement of Cash Flows.................................................... F-28
Notes to Financial Statements.............................................. F-29
USWEB MILWAUKEE (FORMERLY FETCH INTERACTIVE, INC.)
Report of Independent Accountants.......................................... F-32
Balance Sheet.............................................................. F-33
Statement of Operations.................................................... F-34
Statement of Stockholders' Deficit......................................... F-35
Statement of Cash Flows.................................................... F-36
Notes to Financial Statements.............................................. F-37
USWEB LA METRO (FORMERLY NEWLINK CORPORATION)
Report of Independent Accountants.......................................... F-41
Balance Sheet.............................................................. F-42
Statement of Operations.................................................... F-43
Statement of Shareholders' Equity.......................................... F-44
Statement of Cash Flows.................................................... F-45
Notes to Financial Statements.............................................. F-46
USWEB ATLANTA (FORMERLY INTERNETOFFICE, LLC)
Report of Independent Accountants.......................................... F-49
Balance Sheet.............................................................. F-50
Statement of Operations.................................................... F-51
Statement of Stockholders' Equity.......................................... F-52
Statement of Cash Flows.................................................... F-53
Notes to Financial Statements.............................................. F-54
USWEB DC (FORMERLY INFOPRENEURS INC.)
Report of Independent Accountants.......................................... F-57
Consolidated Balance Sheet................................................. F-58
Consolidated Statement of Operations....................................... F-59
Consolidated Statement of Stockholders' Deficit............................ F-60
Consolidated Statement of Cash Flows....................................... F-61
Notes to Consolidated Financial Statements................................. F-62

USWEB PITTSBURGH (FORMERLY ELECTRONIC IMAGES, INC.)
Report of Independent Accountants.......................................... F-65
Balance Sheet.............................................................. F-66
Statement of Operations.................................................... F-67
Statement of Shareholders' Equity.......................................... F-68
Statement of Cash Flows.................................................... F-69
Notes to Financial Statements.............................................. F-70

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of USWeb Corporation

  The recapitalization and reverse stock split described in Note 12 to the consolidated financial statements has not been consummated at September 30, 1997. When it has been consummated, we will be in a position to furnish the following report:

    "In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Corporation at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above."


PRICE WATERHOUSE LLP

San Jose, California
September 30, 1997

                               USWEB CORPORATION

                           CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              JUNE 30, 1997
                                              DECEMBER 31, --------------------
                                                  1996     HISTORICAL PRO FORMA
                                              ------------ ---------- ---------
                                                                      (NOTE 2)
                                                               (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents..................   $ 3,220     $ 9,333    $ 9,333
  Accounts receivable, net...................       137       1,481      1,481
  Other current assets.......................        54         445        445
                                                -------     -------    -------
    Total current assets.....................     3,411      11,259     11,259
Property and equipment, net..................     1,084       2,295      2,295
Intangible assets, net.......................        --       6,543      6,543
Investment in affiliate......................     2,850          --         --
Other assets.................................       137         213        213
                                                -------     -------    -------
                                                $ 7,482     $20,310    $20,310
                                                =======     =======    =======
     LIABILITIES, MANDATORILY REDEEMABLE
       CONVERTIBLE PREFERRED STOCK AND
        STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...........................   $   906     $ 1,834    $ 1,834
  Accrued expenses...........................     2,190       5,022      5,022
  Current portion of lease obligations.......       242         356        356
                                                -------     -------    -------
    Total current liabilities................     3,338       7,212      7,212
Lease obligations, long-term portion.........       436         487        487
                                                -------     -------    -------
                                                  3,774       7,699      7,699
                                                -------     -------    -------
Commitments and contingencies (Notes 1 and
 11)
Mandatorily Redeemable Convertible
  Preferred Stock (Note 7)...................    16,200      32,490         --
                                                -------     -------    -------
Stockholders' equity (deficit):
  Preferred Stock, $0.001 par value,
   1,000,000 shares authorized; no shares is-
   sued and outstanding......................        --          --         --
  Common Stock, $0.001 par value, 100,000,000
   shares authorized; 6,381,000 and 9,685,312
   shares issued and outstanding; 21,779,672
   shares issued and outstanding pro forma...         2           5         17
  Additional paid-in capital.................     2,714      15,167     47,645
  Note receivable............................    (1,400)         --         --
  Accumulated deficit........................   (13,808)    (35,051)   (35,051)
                                                -------     -------    -------
    Total stockholders' equity (deficit).....   (12,492)    (19,879)    12,611
                                                -------     -------    -------
                                                $ 7,482     $20,310    $20,310
                                                =======     =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             SIX MONTHS ENDED
                                                 YEAR ENDED      JUNE 30,
                                                DECEMBER 31, -----------------
                                                    1996      1996      1997
                                                ------------ -------  --------
                                                               (UNAUDITED)
Revenues:
  Services.....................................   $     --   $    --  $  2,245
  Other........................................      1,820       100       694
                                                  --------   -------  --------
    Total revenues.............................      1,820       100     2,939
                                                  --------   -------  --------
Cost of revenues:
  Services.....................................         --        --     2,171
  Other........................................        208        --       211
  Stock compensation (Note 9)..................         --        --       347
                                                  --------   -------  --------
    Total cost of revenues.....................        208        --     2,729
                                                  --------   -------  --------
Gross profit...................................      1,612       100       210
                                                  --------   -------  --------
Operating expenses:
  Marketing, sales and support.................     12,764     4,301     8,335
  General and administrative...................      2,813     1,098     3,762
  Acquired in-process technology (Note 1)......         --        --     2,848
  Stock compensation (Note 9)..................         --        --       948
  Amortization of intangible assets (Note 1)...         --        --     1,577
                                                  --------   -------  --------
    Total operating expenses...................     15,577     5,399    17,470
                                                  --------   -------  --------
Loss from operations...........................    (13,965)   (5,299)  (17,260)
Interest income................................        215       114        69
Interest expense...............................        (58)      (10)      (52)
Impairment of investee carried at cost.........         --        --    (4,000)
                                                  --------   -------  --------
Net loss.......................................   $(13,808)  $(5,195) $(21,243)
                                                  ========   =======  ========
Pro forma:
  Net loss per share (Note 2)..................   $   (.54)  $  (.20) $   (.82)
                                                  ========   =======  ========
  Weighted average shares outstanding (Note 2).     25,749    25,581    26,024
                                                  ========   =======  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                               TOTAL
                            COMMON STOCK   ADDITIONAL            ACCUMU-   STOCKHOLDERS'
                          ----------------  PAID-IN      NOTE     LATED       EQUITY
                           SHARES   AMOUNT  CAPITAL   RECEIVABLE DEFICIT     (DEFICIT)
                          --------- ------ ---------- ---------- --------  -------------
Issuance of Common Stock
 to Founders............  5,000,000  $ --   $     1    $    --   $     --    $      1
Issuance of Common Stock
 for trade name rights..     66,667    --        --         --         --          --
Conversion of notes
 payable into Common
 Stock..................    500,000     1       499         --         --         500
Issuance of Common Stock
 for note receivable....    533,333     1     1,999     (2,000)        --          --
Collection of note
 receivable.............         --    --        --        600         --         600
Exercise of stock
 options................    281,000    --        30         --         --          30
Issuance of Affiliate
 warrants...............         --    --       169         --         --         169
Stock compensation
 expense................         --    --        16         --         --          16
Net loss................         --    --        --         --    (13,808)    (13,808)
                          ---------  ----   -------    -------   --------    --------
Balance December 31,
 1996...................  6,381,000     2     2,714     (1,400)   (13,808)    (12,492)
Exercise of stock
 options (Unaudited)....     21,354    --        --         --         --          --
Common Stock issued for
 acquired businesses
 (Unaudited)............  3,282,958     3    11,117         --         --      11,120
Issuance of Affiliate
 warrants (Unaudited)...         --    --        41         --         --          41
Collection of note
 receivable (Unaudited).         --    --        --      1,400         --       1,400
Stock compensation
 expense (Unaudited)....         --    --     1,295         --                  1,295
Net loss (Unaudited)....         --    --        --         --    (21,243)    (21,243)
                          ---------  ----   -------    -------   --------    --------
Balance June 30, 1997
 (Unaudited)............  9,685,312  $  5   $15,167    $    --   $(35,051)   $(19,879)
                          =========  ====   =======    =======   ========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, -----------------
                                                     1996      1996      1997
                                                 ------------ -------  --------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss......................................    $(13,808)  $(5,195) $(21,243)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
   Depreciation and amortization...............         263        75       367
   Provision for doubtful accounts.............          --        --       471
   Stock, option and warrant costs and
    expenses...................................         185        --     1,354
   Amortization of intangible assets...........          --        --     1,577
   Acquired in-process technology..............          --        --     2,848
   Impairment of investee carried at cost......          --        --     4,000
   Changes in assets and liabilities:
    Accounts receivable........................        (137)       --      (444)
    Other current assets.......................         (54)      (36)      (77)
    Other assets...............................        (137)     (112)      226
    Accounts payable...........................         906       287       132
    Accrued expenses...........................       2,190       929     2,005
                                                   --------   -------  --------
     Net cash used in operating activities.....     (10,592)   (4,052)   (8,784)
                                                   --------   -------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.........      (1,059)     (773)   (1,009)
 Cash used in acquisitions, net of cash
  acquired.....................................          --        --       (93)
 Purchase of investment in affiliate...........      (2,850)       --    (1,150)
                                                   --------   -------  --------
     Net cash used in investing activities.....      (3,909)     (773)   (2,252)
                                                   --------   -------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of Mandatorily
  Redeemable Convertible Preferred Stock.......      16,200     9,939    16,290
 Proceeds from issuance of Common Stock........          31         4        --
 Proceeds from issuance of notes payable.......         500       500        --
 Proceeds from collection of note receivable...         600        --     1,400
 Proceeds from capital lease financing.........         522       419        --
 Principal payments on capital lease...........        (132)      (12)     (541)
                                                   --------   -------  --------
     Net cash provided by financing activities.      17,721    10,850    17,149
                                                   --------   -------  --------
Increase in cash and cash equivalents..........       3,220     6,025     6,113
Cash and cash equivalents, beginning of period.          --        --     3,220
                                                   --------   -------  --------
Cash and cash equivalents, end of period.......    $  3,220   $ 6,025  $  9,333
                                                   ========   =======  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--THE COMPANY AND PRO FORMA INFORMATION:

  USWeb Corporation (the "Company") was incorporated in Utah on December 6, 1995 ("inception"). Through a nationwide network of wholly owned subsidiaries and franchised Affiliates, the Company provides Internet professional services including strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance.

  From inception through May 31, 1996, the Company's operating activities related primarily to recruiting personnel, raising capital, preparing and securing approval of its Uniform Franchise Offering Circular, acquiring operating assets and developing technical and marketing materials. The Company signed its first franchise agreement in April 1996, recognized its first revenues in June 1996 and signed its first definitive acquisition agreement in March 1997.

  During the six months ended June 30, 1997, the Company recognized the acquisition of all of the outstanding shares of eight franchised Affiliates ("Controlled Affiliates") in separate transactions as follows:

                                                             COMMON   RECOGNIZED
                                               EFFECTIVE     SHARES    PURCHASE
ACQUIRED AFFILIATE                                DATE       ISSUED     PRICE
------------------                           -------------- --------- ----------
USWeb San Francisco (formerly XCom Corpora-
 tion).....................................  March 16, 1997   383,210  $ 1,609
USWeb Seattle (formerly Cosmix Corpora-
 tion).....................................  April 1, 1997    119,774      503
USWeb Milwaukee (formerly Fetch Interac-
 tive, Inc.)...............................  April 1, 1997    464,838    1,387
USWeb LA Metro (formerly NewLink Corpora-
 tion).....................................  April 1, 1997    425,700    1,537
USWeb Atlanta (formerly InterNetOffice,
 LLC)......................................  May 1, 1997      510,646    1,568
USWeb Silicon Valley (formerly NetWORKERS
 Corporation)..............................  May 1, 1997      135,415      569
USWeb DC (formerly Infopreneurs Inc.)......  June 1, 1997   1,008,170    3,173
USWeb Phoenix (formerly Netphaz Corpora-
 tion).....................................  June 1, 1997     235,205      774
                                                            ---------  -------
                                                            3,282,958  $11,120
                                                            =========  =======

  The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the recognized purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. Approximately $2,848 of the aggregate recognized purchase price was allocated to in-process technology. The amounts were immediately charged to operations because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use. Approximately $1,090 was allocated to existing technology and is being amortized over its estimated useful life of six months. The purchase price in excess of identified tangible and intangible assets in the amount of $7,030 was allocated to goodwill and is being amortized over its estimated useful life of 12 to 24 months. See Notes 2 and 13.

  The fair value of the Company's Common Stock issued as consideration for the acquisitions was determined by the Board of Directors based upon a number of considerations. For acquisitions recognized through June 30, 1997, the fair value of the Company's Common Stock was estimated to be $4.2 per share, determined primarily by reference to the $15,811 amount allocated to 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock (excluding approximately $1,690 allocated to detachable warrants to acquire 704,549 shares of Series C Mandatorily Redeemable Convertible Preferred Stock). See Note 7. The fair values of purchased existing and in-process technologies were determined by management using a risk-adjusted income valuation approach.

  The various purchase agreements require that fifty percent of the shares issuable at the acquisition date be placed in escrow for a period of twelve months. The shares placed in escrow will either be issued to the

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

previous owners of the acquired entities or returned to the Company based upon the results of the purchase price adjustments, as defined for each Controlled Affiliate. The Company has excluded from the recognized purchase price calculations 635,526 shares that it estimates are not probable of issuance at the end of the respective escrow periods. Additionally, the purchase price adjustment for each Controlled Affiliate allows for the issuance of additional stock-based consideration in the event a Controlled Affiliate's valuation calculated at the 6 and 12 month dates following the acquisition increases. Any purchase price changes resulting from such adjustments will be recognized as adjustments to goodwill and will be amortized over the remaining period of expected benefit.

  The terms of the signed definitive agreements for each acquisition provide for the transfer of management control of the target entity on dates that precede the legal consummation of the transaction and physical exchange of consideration. On the designated effective dates, the Company (1) assumes the risks and rewards of ownership including the rights to all revenues and responsibility for all operating costs and expenses, (2) the target company employees become employees of the Company and (3) the terms of purchase price adjustment provisions become effective. For business acquisitions recognized through June 30, 1997, the purchase accounting effects of transactions occurring between the designated effective dates and the legal closing dates were not material.

  The following pro forma financial information reflects the results of operations for the year ended December 31, 1996 and the six months ended June 30, 1997, as if the acquisitions had occurred on January 1, 1996, and after giving effect to purchase accounting adjustments. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place on January 1, 1996, and may not be indicative of future operating results.

                                                       YEAR ENDED   SIX MONTHS
                                                      DECEMBER 31,     ENDED
                                                          1996     JUNE 30, 1997
                                                      ------------ -------------
                                                             (UNAUDITED)
Revenues.............................................  $   12,678   $    8,071
                                                       ==========   ==========
Net loss.............................................  $  (35,018)  $  (23,416)
                                                       ==========   ==========
Pro forma net loss per share.........................  $    (1.33)  $     (.86)
                                                       ==========   ==========
Weighted average common shares outstanding...........  26,233,944   27,358,257
                                                       ==========   ==========

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Principles of Consolidation

  The accompanying unaudited interim financial statements as of June 30, 1997 and for the six months then ended, include the consolidated accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  The Company's financial statements as of December 31, 1995 and for the period from December 6, 1995 ("Inception") through December 31, 1995, reflect immaterial transactions and have been included in the 1996 financial statements to facilitate presentation.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Intangible Assets

  Goodwill resulting from the acquisition of Internet technology businesses is estimated by management to be primarily associated with the acquired workforce and technological know how. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified Internet professionals, recorded goodwill is amortized on the straight-line basis over the estimated periods of benefit, which range from one to two years. For certain acquisitions where the Company expects to issue additional shares at the end of the 12 month purchase price adjustment periods, amortization rates have been increased to reflect amortization of the total expected consideration based upon the estimated fair value of the incremental shares (using the estimated Offering price at June 30, 1997 and adjusted quarterly thereafter) at the end of the purchase price adjustment periods.

  At each balance sheet date, the Company assesses the value of recorded goodwill for possible impairment based upon a number of factors, including turnover of the acquired workforce and the undiscounted value of expected future operating cash flows in relation to its net investment in each subsidiary. Since inception, the Company has not recorded any provisions for possible impairment of intangible assets.

  Completed technologies obtained through acquisition or merger are capitalized and amortized on the straight-line basis over the estimated period of benefit of six months.

  Costs of in-process technology acquired prior to the achievement of technological feasibility determined using the working model approach, and any costs associated with internally developed proprietary technologies are expensed in the period incurred.

 Investments

  Investments where the Company has an equity interest of less than 20% and does not have the ability to exert significant influence are accounted for using the cost method. At each balance sheet date, the Company assesses the value recorded for cost-based investments based upon the undiscounted value of expected future operating cash flows in relation to its net investment. During the six months ended June 30, 1997, the Company recognized an impairment provision totaling $4 million, representing the total amount of its cost basis investment in an independent Internet consulting firm. In assessing the level of impairment, the Company considered the entity's current financial position, recent operating performance and the likelihood of recovery of some or all of its investment in the event of liquidation, sale or merger.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, initial franchise fees, monthly royalties from Affiliates and hosting service fees. The initial franchise fee was waived for the first ten Affiliates and was set at $25 for the next 40 Affiliates and $50 thereafter. The Company last entered into a franchise agreement in March 1997 and does not expect to enter into any additional franchise agreements in the future.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  Service revenues are recognized over the period of each engagement using primarily the percentage of completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

  Revenues from Affiliates are included in Other Revenues and are recognized in accordance with Statement of Financial Accounting Standards No. 45, "Accounting for Franchise Fee Revenue." Initial franchise fees, including area franchise sales which do not depend significantly on the number of individual franchises to be established, are recognized when all obligations required by the franchise agreement have been substantially performed and no other material conditions or obligations exist. Initial franchise fees are recognized as received because all obligations required by the franchise agreement are substantially performed concurrently with the signing of the franchise agreement. Monthly royalties are determined by aggregating a five percent royalty and a two percent marketing promotion fee, each of which is calculated based on each Affiliate's adjusted gross revenues, as defined, and are recognized as the fees are earned and become receivable from the Affiliate.

  Revenues from web-site hosting services are included in Other Revenues, have been insignificant to date and are recognized monthly as services are provided.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the year ended December 31, 1996 and the six months ended June 30, 1997 totaled $3,223 and $1,812, respectively.

 Affiliate Warrants

  The fair value of warrants granted to Affiliates upon the execution of a franchise agreement are measured at the grant date using the Black-Scholes formula and are recognized when material, over the three year vesting period as a cost of revenues. The fair value of warrants to be granted upon the achievement of future Affiliate revenues are measured on the date such warrants are earned using the Black-Scholes formula. When material, the fair value of AGR Warrants is charged to cost of revenues over the three year vesting period beginning with the month such warrants are earned. The exercise price of all warrants issued and issuable to an individual Affiliate is fixed at the time of signing of the related franchise agreement. Warrant costs in excess of the present value of expected future franchise fees and royalties, less any direct costs, are recognized immediately. See Note 10--Affiliate Warrant Program.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Pro Forma Net Loss Per Share (Unaudited)

  Pro forma net loss per share is computed using the weighted average number of common and common equivalent shares outstanding. The weighted average shares outstanding excludes acquisition shares held in escrow that are not probable of issuance and includes contingent shares which, based upon currently available information, are probable of issuance at the end of the contingency periods. Common equivalent shares consist of mandatorily redeemable convertible preferred stock (using the if-converted method) and stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is anti-dilutive, except that, pursuant to a Securities and Exchange Commission Staff Accounting Bulletin, shares of common stock, mandatorily redeemable convertible preferred stock (using the if-converted method) and common equivalent shares (using the treasury stock method and the assumed public offering price) issued within 12 months prior to the Company's filing of a Registration Statement for the initial public offering (the "Offering") have been included in the computation as if they were outstanding for each period presented.

  Historical net loss per share has not been presented since such amounts are not considered meaningful due to the significant change in the Company's capital structure that will occur in connection with the Offering.

  SFAS No. 128, "Earnings Per Share," was issued in February 1997, and requires the Company to apply the statement in its consolidated financial statements for the year ending December 31, 1997. This pronouncement establishes new standards for computing and presenting earnings or loss per share on a basis that is more comparable to international accounting standards and provides for the presentation of basic and diluted earnings or loss per share, replacing the currently required primary and fully-diluted amounts. The basic earnings or loss per share will be computed by dividing net income or loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share will be computed in a manner similar to the current method for calculating fully-diluted earnings or loss per share. Prior period earnings or loss per share will be restated to conform with the new statement. Basic and diluted pro forma net loss per share as determined by applying SFAS No. 128 is not materially different than the as reported pro forma net loss per share.

 Pro Forma Stockholders' Equity (Unaudited)

  Effective upon the closing of this Offering, the outstanding shares of Series A, Series B and Series C Mandatorily Redeemable Convertible Preferred Stock will automatically convert into 6,172,833, 3,103,334 and 2,818,193 shares, respectively, of Common Stock. In addition, warrants to purchase 704,549 shares of Series C Mandatorily Redeemable Convertible Preferred Stock, will convert into Warrants to purchase 704,549 shares of Common Stock. The pro forma effects of these transactions are unaudited and have been reflected in the accompanying consolidated pro forma balance sheet at June 30, 1997.

 Interim Financial Information

  The accompanying interim financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of June 30, 1997 and the results of the Company's operations and its cash flows for the six months ended June 30, 1996 and 1997. The financial data and other information disclosed in these notes to consolidated financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company believes the risk with respect to trade receivables is mitigated, to some extent, by the fact that the Company's customer base is geographically dispersed and is highly diversified. The Company has not experienced any credit losses to date.

 Recent Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of the both statements are required for fiscal years beginning after December 15, 1997. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No. 130 or SFAS No. 131 to have a material impact on its consolidated financial statements.

NOTE 3--SUPPLEMENTAL CASH FLOW INFORMATION:

                                                               SIX MONTHS ENDED
                                                   YEAR ENDED      JUNE 30,
                                                  DECEMBER 31, ----------------
                                                      1996       1996     1997
                                                  ------------ -------- --------
                                                                  (UNAUDITED)
   Supplemental disclosures:
     Cash paid for interest......................    $   58    $     10 $    52
     Cash paid for income taxes..................        --          --      --
   Non-cash financing and investing activities:
     Common Stock issued for note receivable.....     2,000          --      --
     Notes payable converted into Common Stock...       500          --      --
     Equipment acquired through capital lease....       288         120      82

NOTE 4--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts receivable...............................    $  137      $1,952
     Less: Allowance for doubtful accounts.............        --        (471)
                                                           ------      ------
                                                           $  137      $1,481
                                                           ======      ======
   Property and equipment net:
     Computers and equipment...........................    $1,149      $2,094
     Furniture and fixtures............................       124         691
     Leasehold improvements............................        74         140
                                                           ------      ------
                                                            1,347       2,925
     Less: Accumulated depreciation and amortization...      (263)       (630)
                                                           ------      ------
                                                           $1,084      $2,295
                                                           ======      ======

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Intangible assets, net:
     Goodwill..........................................    $   --      $7,030
     Purchased technology..............................        --       1,090
                                                           ------      ------
                                                               --       8,120
     Less: Accumulated amortization....................        --      (1,577)
                                                           ------      ------
                                                           $   --      $6,543
                                                           ======      ======
   Accrued expenses:
     Compensation and benefits.........................    $  549         939
     Marketing.........................................     1,271       1,376
     Accrued financing costs...........................        --       1,050
     Other.............................................       370       1,657
                                                           ------      ------
                                                           $2,190      $5,022
                                                           ======      ======

NOTE 5--NOTES PAYABLE:

  In January 1996, the Company received $500 in exchange for unsecured convertible promissory notes. The notes were part of a bridge financing arrangement associated with the Series A financing, were payable on demand and bore interest at 6% per annum. The notes were repayable, at the option of the holder, by the issuance of the Company's Common or Preferred Stock. In February 1996 in connection with the Series A financing, the holder exercised its conversion option and the notes were extinguished through the issuance of 500,000 shares of the Company's Common Stock.

NOTE 6--INCOME TAXES:

  No provision for income taxes has been recognized for the year ended December 31, 1996, as the Company has incurred net operating losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $4,810 at December 31, 1996, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  At December 31, 1996, the Company had federal net operating loss carryforwards of approximately $13,000 available to reduce future taxable income, which expire in 2011. Under the Tax Reform Act of 1986, the amount of and the benefit from net operating losses that can be carried forward may be limited in certain circumstances including, but not limited to, a cumulative stock ownership change of more than 50% over a three-year period, as defined. At December 31, 1996, the effect of limitations resulting from such ownership changes is not expected to be material. See Note 13--Subsequent Events.

NOTE 7--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND WARRANTS:

  A total of 12,094,360 shares of Mandatorily Redeemable Convertible Preferred Stock have been authorized for issuance, of which 6,172,833, 3,103,333 and 2,818,193 shares have been designated as Series A, Series B, and Series C, respectively. In 1996, the Company issued 6,172,833 shares of Series A and

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3,103,334 shares of Series B Mandatorily Redeemable Convertible Preferred Stock ("Series A" and "Series B") at $1.62 and $2.01 per share, respectively. In 1997, the Company issued 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock ("Series C") at $6.21 per share (Unaudited). The rights, preferences and privileges with respect to the Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock") are as follows:

 Dividends

  Holders of Series A, Series B and Series C are entitled to receive noncumulative dividends at the annual rate of $0.10, $0.12 and $0.37 per share, respectively, or, if greater (as determined on an as-converted basis), an amount equal to that paid on the outstanding shares of Common Stock, when, as and if declared by the Board of Directors. Such dividends are payable in preference to any dividends for Common Stock declared by the Board of Directors. There have been no dividends declared to date.

 Conversion

  Each share of Series A, Series B and Series C is convertible at the option of the holder into shares of Common Stock based on a formula which currently results in a one-for-one exchange ratio of Common Stock for the Preferred Stock. This formula is subject to adjustment, as defined, which essentially provides adjustments for holders of the Preferred Stock in the event of stock splits or combinations. Such conversion is automatic upon the effective date of an initial public offering of the Company's Common Stock with a per share price of at least $15.00 and for which the aggregate proceeds to the Company equal at least $20,000,000, net of expenses. In September 1997, the holders of Series A, Series B and Series C waived their conversion rights requiring an initial public offering price of $15.00 per share. A total of 12,094,360 shares of Common Stock have been reserved for issuance upon the conversion of the Preferred Stock.

 Liquidation

  In the event of liquidation (but not upon a merger, sale or acquisition of the Company), holders of Series A, Series B and Series C are entitled to a per share distribution in preference to holders of Common Stock. This per share distribution is equal to the original issue price of $1.62, $2.01, and $6.21, respectively, plus any declared but unpaid dividends. In the event funds are insufficient to make a complete distribution to the holders of Series A, Series B and Series C, as described above, distribution shall be with equal priority and prorated among the holders of Preferred Stock. In the event funds are sufficient to make a complete distribution to the holders of Series A, Series B and Series C as described above, the remaining assets will be distributed to the holders of Series A, Series B, Series C and Common Stock based on the number of shares of Common Stock held by each, assuming conversion of Series A, Series B and Series C into Common Stock.

 Redemption

  At any time between January 1, 2001 and November 1, 2001, holders of at least two-thirds of the outstanding shares of Series A, Series B and Series C may request in writing (the "Qualifying Request") that the Company redeem, at a price equal to the applicable liquidation preference per share plus any declared but unpaid dividends, up to one-third of the shares of Series A, Series B and Series C held by each holder at the time the Qualifying Request is submitted on each of December 1, 2001, December 1, 2002 and December 1, 2003. To the extent the Company does not have sufficient funds legally available to redeem all shares for which redemption is requested, the Company shall redeem as many shares of Series A, Series B and Series C as may lawfully be redeemed and that were submitted by holders thereof who also submitted the Qualifying Request, and thereafter on a pro rata basis among the holders of Series A, Series B and Series C in proportion

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

to the Series A, Series B and Series C then held by them. The Company shall redeem the remaining shares as soon as sufficient funds are legally available.

 Voting

  The holders of Series A, Series B and Series C have one vote for each share of Common Stock into which such Preferred Stock may be converted, and are entitled, as a separate class, to elect four of the six directors.

 Warrants

  In connection with the lease of its facility in January 1996, the Company issued warrants to purchase 20,000 shares of Series A at $1.62 per share. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in February 2006. No warrants had been exercised at December 31, 1996.

  In connection with a master lease agreement in May 1996, the Company issued warrants to purchase 33,333 shares of Series A at $1.62 per share. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in May 2001. No warrants had been exercised at December 31, 1996.

  In connection with the issuance of the Series C shares, the Company issued warrants to purchase a total of 704,549 shares of Series C at $7.50 per share. The warrants are exercisable at any time prior to their expiration in May 2000. Approximately $1,690 of the proceeds received from the issuance of Series C were allocated to the Series C warrants. The accretion of the amount allocated to the Series C warrants for the six months ended June 30, 1997, was immaterial.

NOTE 8--FOUNDERS STOCK:

  During 1996, 5,000,000 shares of Common Stock were purchased by the Company's five founders ("the Founders Shares"). In the event that any one of the founders ceases to be an employee of the Company, the Company has the right to repurchase ("the Repurchase Right"), at the original purchase price, a declining percentage of the shares issued. However, vesting of the Founders Shares may be accelerated in certain circumstances. As of June 30, 1997, a total of 3,125,000 of the Founders Shares were subject to repurchase by the Company. Additionally, in the event the Repurchase Right has lapsed and a founder determines to sell the Founders Shares, the Company has the right of first refusal to match any purchase offer with respect to the sale of such shares. In the event of a change in control of the Company, or an initial public offering of the Company's Common Stock, the Founders Shares shall become immediately vested in full and the Repurchase Rights shall lapse. See
Note 13--Subsequent Events.

NOTE 9--STOCK-BASED COMPENSATION:

  At June 30, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans. Had compensation cost for the Company's three stock-based compensation plans been determined based on the minimum value at the grant dates for awards under those plans consistent with the method prescribed by SFAS No. 123, the Company's net loss and loss per share would not reflect a material change.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 STOCK OPTION PLANS

 1996 Stock Option Plan

  The Company has reserved an aggregate of 600,000 shares of Common Stock for issuance under its 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company, its parent and its subsidiaries.

  The exercise price of options granted under the 1996 Plan is determined by the 1996 Plan Administrator, as defined. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

  Each option outstanding under the 1996 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Plan generally have a term of ten years.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options, and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). A total of 700,000 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  Each option outstanding under the 1996 Equity Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Equity Plan generally have a term of ten years.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability).

  The repurchase option shall lapse at a rate determined by the 1996 Equity Plan Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the 1996 Equity Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years.

 1997 Acquisition Stock Option Plan

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. A total of 8,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 5% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan.

  The 1997 Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the 1997 Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent and its subsidiaries, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years.

 Minimum Value Estimates

  The minimum value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the year ended December 31, 1996 and the six months ended June 30, 1997, respectively: dividend yield of 0.0 percent for all periods; risk-free interest rates of 6.1 and 6.4 percent for the 1996 Plan options, 6.1 and 6.4 percent for the 1996 Equity Plan options, and 6.1 and
6.5 percent for the 1997 Acquisition Plan options; and expected lives of 4 years for all plans in all periods.

  During the period from June through October 1996, the Company granted options to purchase an aggregate of 98,667 shares of Common Stock at exercise prices ranging from $0.30 to $0.90 per share and recorded $165 of unearned compensation relating to such options. This amount is being amortized over the four-year vesting period of the related options.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  A summary of the status of the Company's three fixed stock option plans as of December 31, 1996 and June 30, 1997, and changes during the year ended December 31, 1996 and the six months ended June 30, 1997 is presented below:

                                 DECEMBER 31, 1996          JUNE 30, 1997
                              ------------------------ -------------------------
                                           WEIGHTED                  WEIGHTED
                                           AVERAGE                   AVERAGE
      FIXED STOCK OPTIONS      SHARES   EXERCISE PRICE  SHARES    EXERCISE PRICE
      -------------------     --------  -------------- ---------  --------------
                                                             (UNAUDITED)
   Outstanding at beginning
    of period...............       --        $--         234,833      $1.86
   Granted..................   567,500        .84      3,575,684       6.75
   Exercised................  (281,000)       .09        (21,354)       .36
   Canceled.................   (51,667)       .21        (49,208)      3.06
                              --------                 ---------
   Outstanding at end of pe-
    riod....................   234,833       1.86      3,739,955       6.54
                              ========                 =========
   Options exercisable at
    end of period...........   234,833                   562,991
                              ========                 =========
   Weighted-average minimum
    value of
    options granted during
    the period..............  $    .66                 $      --
                              ========                 =========

  The following table summarizes information about stock options outstanding at December 31, 1996:

                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                            ------------------------------------------- --------------------------
                                            WEIGHTED
                                            AVERAGE         WEIGHTED                   WEIGHTED
           RANGE OF           NUMBER       REMAINING        AVERAGE       NUMBER       AVERAGE
       EXERCISE PRICES      OUTSTANDING CONTRACTUAL LIFE EXERCISE PRICE EXERCISABLE EXERCISE PRICE
       ---------------      ----------- ---------------- -------------- ----------- --------------
   $.03....................    20,000      9.1 years         $ .01         20,000       $ .01
   $.03 to $.90............   139,167      9.4 years           .17        139,167         .17
   $3.75 to $6.75..........    75,667      9.8 years          1.59         75,667        1.59
                              -------                                     -------
                              234,833                                     234,833
                              =======                                     =======

 Acquisition Stock Bonus Plan

  During the six months ended June 30, 1997, the Company agreed to issue a bonus payable in shares of Common Stock to employees previously employed by Acquired Affiliates (each a "New Employee").

  Under the agreements, the stock bonuses vest over a thirty-six month period from the date of first employment by the Company and will be paid at the conclusion of the vesting period. However, to the extent that a New Employee's status as an employee is terminated, the New Employee will be entitled only to the vested portion of the stock bonus and such bonus shall become due and payable upon such New Employee's termination. The aggregate stock bonus totaled $22,151 and is being recognized as compensation expense over the thirty-six month vesting period. See Note 13--Subsequent Events.

 401(k) Savings Plan

  The Company maintains the USWeb Corporation 401(k) Savings and Retirement Plan, a defined contribution retirement plan with a cash or deferred arrangement as described in Section 401(k) of the Code (the "401(k) Plan"). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code. All employees of the Company are eligible to participate in the 401(k) Plan on the first day of the month

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

concurrent with the next January 1, April 1, July 1 or October 1 following his or her employment. The 401(k) Plan provides that each participant make elective contributions from 1% to 15% of his or her compensation, subject to statutory limits.

NOTE 10--AFFILIATE WARRANT PROGRAM:

  In June 1996, the Company adopted the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates to the USWeb network and to create performance incentives for such Affiliates. Under the Program, each Affiliate was granted a warrant to purchase a fixed number of shares of the Company's Common Stock upon execution of the franchise agreement (a "Signing Warrant") and earns warrants ("AGR Warrants") to purchase additional shares of Common Stock at the rate of one share of Common Stock per fifty dollars of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the franchise agreement. Warrants vest 25% after one year and then ratably each month over the remaining thirty-six month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of an initial public offering of the Company's Common Stock or an acquisition of the Company. A total of 333,333 shares of Common Stock have been reserved for issuance under the Program. No Signing Warrants are available for grant after March 31, 1997. However, all Affiliates entering into an Affiliate agreement prior to of such date will continue to be entitled to AGR Warrants upon generating qualifying revenues until such time when no warrants remain available for grant.

  During the year ended December 31, 1996, the Company issued Signing Warrants to purchase 104,333 shares of Common Stock and AGR Warrants to purchase 17,715 shares of Common Stock and recognized costs estimated using the Black-Scholes formula totaling $169. During the six months ended June 30, 1997, the Company issued Signing Warrants to purchase 4,000 shares of Common Stock and AGR Warrants to purchase 45,868 shares of Common Stock and recognized costs estimated using the Black-Scholes formula totaling $41.

NOTE 11--COMMITMENTS AND CONTINGENCIES:

  The Company leases its facilities under non-cancelable operating leases which expire through 2011. The leases provide for escalating monthly payments which are being charged to operations ratably over the lease terms. In addition to the minimum lease payments, the Company is responsible for property taxes, insurance and certain other operating costs. The Company also leases certain equipment under long-term lease agreements that are classified as capital leases. These capital leases terminate at various dates through April 1999.

  Total equipment acquired under capitalized leases was as follows:

                                                             DEC 31,  JUNE 30,
                                                              1996      1997
                                                             ------- -----------
                                                                     (UNAUDITED)
Computers and equipment.....................................  $702     $  939
Furniture and fixtures......................................   108        125
                                                              ----     ------
                                                               810      1,064
Less: Accumulated depreciation..............................  (214)      (398)
                                                              ----     ------
                                                               596     $  666
                                                              ====     ======

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  The Company has a master lease agreement with a leasing company which expires in 1999. The agreement provides a line of credit of $600 for capital equipment purchases. At December 31, 1996, approximately $12 was available under this agreement for equipment purchases. See Note 13--Subsequent Events.

  Future minimum lease payments under all non-cancelable operating and capital leases as of June 30, 1997 are as follows:

   YEAR ENDING                                                 OPERATING CAPITAL
   DECEMBER 31,                                                 LEASES   LEASES
   ------------                                                --------- -------
    1997......................................................  $   881   $ 245
    1998......................................................    2,000     397
    1999......................................................    2,046     290
    2000......................................................    1,914      20
    2001......................................................    1,866      --
    Thereafter................................................    8,794      --
                                                                -------   -----
   Total minimum payments.....................................  $17,501     952
                                                                =======
   Less: amount representing interest.........................             (109)
                                                                          -----
   Present value of capital lease obligations.................              843
   Less: current portion......................................             (356)
                                                                          -----
   Lease obligations, long-term...............................            $ 487
                                                                          =====

  Rent expense under operating leases totaled $278 and $420 for the year ended December 31, 1996 and for the six months ended June 30, 1997 (Unaudited), respectively.

NOTE 12--DELAWARE RE-INCORPORATION AND REVERSE STOCK SPLIT

  Prior to the effective date of this Offering, the Board of Directors has authorized the re-incorporation of the Company in Delaware and the associated exchange of each share of Common Stock, Mandatorily Redeemable Convertible Preferred Stock, Common Stock Options and Warrants and Redeemable Convertible Preferred Stock Warrants into one share of each corresponding class and series of stock options and warrants of the Delaware successor. Upon re-incorporation, the Company will be authorized to issue 100,000,000 shares of $.001 par value Common Stock and 1,000,000 shares of $.001 par value Preferred Stock, and the Board of Directors will have the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. In addition, the Board of Directors approved a one-for-three reverse stock split of the outstanding shares of Common Stock. All share and per share information have been retroactively adjusted to reflect the reverse stock split.

NOTE 13--SUBSEQUENT EVENTS:

 Business acquisitions

  In July through September 1997, the Company recognized the acquisition of all of the outstanding shares of Common Stock of five companies in exchange for shares of the Company's Common Stock. The acquired

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

companies provide Internet professional services. The following table summarizes the companies acquired and number of shares issuable for each acquisition:

                                                                        COMMON
      ACQUIRED COMPANY                 EFFECTIVE DATE               SHARES ISSUABLE
      ----------------                 --------------               ---------------
      Electronic Images, Inc.          July 1, 1997                    1,665,525
      Virtual Marketing                July 24, 1997                     332,536
      Hollywood                        August 29, 1997                   151,624
      Dream Internet Media, Inc.       August 29, 1997                   359,094
      Cybernautics, Inc.               September 29, 1997                447,183

  The purchase price for each of the acquired companies is subject to certain post closing adjustments at six and twelve month intervals following the acquisition dates. The acquisitions will be accounted for using the purchase method of accounting and accordingly, the purchase price for each acquisition will be allocated to the tangible and intangible assets acquired, including goodwill, and the liabilities assumed based upon their estimated fair values at the date of acquisition.

  In connection with the acquisitions, the employees of the acquired companies became employees of USWeb Corporation and were granted stock options to purchase an aggregate of 2,955,962 shares of the Company's Common Stock at exercise prices ranging from $2.25 to $3.25 per share, representing the fair value of the Common Stock on the dates of grant as determined by the Board of Directors. The options granted are exercisable for a maximum term of five years and vest ratably over a term of thirty-six months from the date of grant. In the event that the grantee's status as an employee of the Company terminates prior to the completion of the vesting period, the employee is entitled only to the vested portion of the options as of such date.

  The Company also awarded the new employees stock bonuses totaling $23,293. The stock bonuses vest over a thirty-six month period from the date of employment by the Company and will be issued at the conclusion of the vesting period. In the event that the employee terminates prior to the completion of the vesting period, the employee is entitled only to the vested portion of the stock bonus as of such date. The stock bonus will be recognized as compensation expense over the three-year vesting period.

 Employee Termination

  During August 1997, a Company Founder terminated his employment. In connection with the termination the Company accelerated the vesting of 111,200 shares of Founder's Stock and accordingly recognized a charge in the amount of $1,080. Additionally, 349,502 shares of unvested Founder's Stock was repurchased by the Company at its original issuance price of $.0001 per share.

 Employee Stock Purchase Plan

  In September 1997, the Board of Directors approved the 1997 Employee Stock Purchase Plan. A total of 1,000,000 shares of Common Stock have been reserved for issuance under this plan. Terms of the plan permit eligible employees to purchase Common Stock through payroll deductions of up to 15% of the employee's compensation. Amounts deducted and accumulated by the participant are used to purchase shares of the Company's Common Stock at 85% of the lower of the fair value of the Common Stock at the beginning or the end of the offering period, as defined.

                               USWEB CORPORATION

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 Stock Option Grants

  In September 1997, the Board of Directors granted a total of 205,013 options to purchase shares of the Company's Common Stock at an exercise price of $3.25 per share.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Francisco

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Francisco (formerly XCom Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

San Jose, California
September 17, 1997

                              USWEB SAN FRANCISCO

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $281,000
  Accounts receivable..............................................    194,000
  Other current assets.............................................     41,000
                                                                      --------
    Total current assets...........................................    516,000
Property and equipment, net........................................     37,000
                                                                      --------
                                                                      $553,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 62,000
  Accrued expenses.................................................    118,000
  Unearned revenues................................................     63,000
  Current portion of notes payable.................................     37,000
                                                                      --------
    Total current liabilities......................................    280,000
Notes payable, long-term portion...................................    170,000
                                                                      --------
                                                                       450,000
                                                                      --------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Preferred Stock: no par value, 1,000,000 shares authorized;
   340,000 shares issued and outstanding...........................         --
  Common Stock: no par value, 500,000 shares authorized;
   285,000 shares issued and outstanding...........................     26,000
  Retained earnings................................................     77,000
                                                                      --------
    Total shareholders' equity.....................................    103,000
                                                                      --------
                                                                      $553,000
                                                                      ========

   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
Revenues...........................................................  $1,042,000
Cost of revenues...................................................     502,000
                                                                     ----------
  Gross profit.....................................................     540,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     251,000
  General and administrative.......................................     148,000
                                                                     ----------
    Total operating expenses.......................................     399,000
                                                                     ----------
Income before income taxes.........................................     141,000
Provision for income taxes.........................................     (64,000)
                                                                     ----------
Net income.........................................................  $   77,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                            CONVERTIBLE
                          PREFERRED STOCK    COMMON STOCK                TOTAL
                          ----------------- --------------- RETAINED SHAREHOLDERS'
                           SHARES   AMOUNT  SHARES  AMOUNT  EARNINGS    EQUITY
                          --------- ------- ------- ------- -------- -------------
Balance at December 31,
 1995...................         --  $  --       -- $    -- $    --    $     --
Issuance of Preferred
 Stock to Founders......    340,000     --       --      --      --          --
Issuance of Common Stock
 to Founders............         --     --  270,000  16,000      --      16,000
Issuance of Common Stock
 for cash and other net
 assets.................         --     --   15,000  10,000      --      10,000
Net Income..............         --     --       --      --  77,000      77,000
                          ---------  -----  ------- ------- -------    --------
Balance at December 31,
 1996...................    340,000  $  --  285,000 $26,000 $77,000    $103,000
                          =========  =====  ======= ======= =======    ========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF CASH FLOWS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income........................................................  $  77,000
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization...................................     13,000
   Changes in assets and liabilities:
    Accounts receivable............................................   (156,000)
    Other current assets...........................................    (44,000)
    Accounts payable...............................................     12,000
    Accrued expenses...............................................    118,000
    Unearned revenues..............................................     63,000
                                                                     ---------
     Net cash provided by operating activities.....................     83,000
                                                                     ---------
Cash flows used in investing activities for
 the acquisition of property and equipment.........................    (13,000)
                                                                     ---------
Cash flows from financing activities:
 Proceeds from issuance of Common Stock............................      4,000
 Proceeds from note payable........................................    207,000
                                                                     ---------
     Net cash provided by financing activities.....................    211,000
                                                                     ---------
Net increase in cash and cash equivalents..........................    281,000
Cash and cash equivalents at beginning at period...................         --
                                                                     ---------
Cash and cash equivalents at end of period.........................  $ 281,000
                                                                     =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:
 Issuance of Common Stock for net assets...........................  $  22,000
                                                                     =========
SUPPLEMENTAL INFORMATION:
 Cash paid for income taxes........................................  $   7,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb San Francisco (the "Company"), formerly XCom Corporation, specializes in electronic marketing on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training. The Company was incorporated in California on May 25, 1995 and recognized immaterial financing and operating transactions from that date through December 31, 1995, which have been included in the Company's financial statements for the year ended December 31, 1996.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network, which included the San Francisco, CA and New York, NY locations. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 13% of revenue. Approximately 22% of accounts receivable at December 31, 1996 was due from two customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $3,000.

                              USWEB SAN FRANCISCO

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
     Property and equipment, net:
       Computers and equipment.....................................   $ 45,000
       Furniture and fixtures......................................      2,000
                                                                      --------
                                                                        47,000
       Less: Accumulated depreciation..............................    (10,000)
                                                                      --------
                                                                      $ 37,000
                                                                      ========
     Accrued expenses:
       Accrued income taxes........................................   $ 57,000
       Accrued payroll.............................................     43,000
       Other.......................................................     18,000
                                                                      --------
                                                                      $118,000
                                                                      ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  At December 31, 1996, the Company had non-interest bearing notes payable to three of its employees totaling $15,000. Additionally, notes payable to relatives of the shareholders and employees of the Company totaled $42,000 at December 31, 1996. On December 18, 1996, the Company signed a promissory note from a private investor in the amount of $150,000. The note is payable no later than one year from the date of execution. Interest accrues at a specified interest rate (8.25% at December 31, 1996).

NOTE 4--INCOME TAXES:

  Income tax expense for the year ended December 31, 1996 totaled $64,000 and was composed of federal income taxes of $48,000 and various state and municipal income taxes of $16,000. Taxes payable at December

                              USWEB SAN FRANCISCO

31, 1996 totaled $57,000. The Company had no significant deferred tax assets or liabilities at December 31, 1996. The Company's effective tax rate for the year ended December 31, 1996 differed from the expected federal tax rate primarily as a result of state and local income taxes.

NOTE 5--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $45,000 and are included in cost of revenues.

 Operating Leases

  Rent expense under month-to-month rental agreements for the year ended December 31, 1996 totaled $20,000. In March 1997, the Company entered into noncancelable operating leases for new office facilities which expire in 2002, require the payment of insurance and maintenance and have required rental payments of approximately $120,000 per year.

  Future minimum lease payments related to office facilities and equipment under noncancelable operating leases are as follows:

      YEAR ENDED                                                       OPERATING
      DECEMBER 31,                                                      LEASES
      ------------                                                     ---------
       1997........................................................... $151,000
       1998...........................................................  148,000
       1999...........................................................  139,000
       2000...........................................................  122,000
       2001...........................................................  121,000
                                                                       --------
       Total minimum lease payments................................... $681,000
                                                                       ========

NOTE 6--CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of convertible Preferred Stock. During 1996 the Company issued 340,000 shares to the Founders. Compensation expense related to the issuance of the shares was not material.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 500,000 shares of Common Stock. During the year ended December 31, 1996, the Company issued 270,000 shares of Common Stock to the Founders and sold 15,000 shares to a third party in exchange for cash and assets valued at $10,000. Compensation expense related to the issuance of shares to the Founders was not material.

NOTE 8--SUBSEQUENT EVENTS:

  On March 16, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock and Preferred Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb Milwaukee

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb Milwaukee (formerly Fetch Interactive, Inc.) at June 30, 1996, and the results of its operations and its cash flows for the year ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 12, 1997

                                USWEB MILWAUKEE

                                 BALANCE SHEET

                                                       JUNE 30,     MARCH 31,
                                                         1996         1997
                                                      -----------  -----------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $     7,000  $    30,000
  Accounts receivable................................     139,000      271,000
  Costs in excess of billings........................      22,000       23,000
  Other current assets...............................      20,000      138,000
                                                      -----------  -----------
    Total current assets.............................     188,000      462,000
Property and equipment, net..........................     160,000      138,000
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $    96,000  $   152,000
  Accrued expenses...................................      23,000      281,000
  Unearned revenue...................................      65,000      142,000
  Notes payable......................................   1,277,000    1,548,000
  Current portion of capital lease obligations.......      79,000       86,000
                                                      -----------  -----------
    Total current liabilities........................   1,540,000    2,209,000
Capital lease obligations, long-term portion.........     114,000       94,000
                                                      -----------  -----------
                                                        1,654,000    2,303,000
                                                      -----------  -----------
Commitments and contingencies (Note 6)
Stockholders' deficit:
  Common Stock: no par value, 2,500 shares
   authorized;
   1,179 shares issued and outstanding...............
  Additional paid-in capital.........................     218,000      218,000
  Accumulated deficit................................  (1,524,000)  (1,921,000)
                                                      -----------  -----------
    Total stockholders' deficit......................  (1,306,000)  (1,703,000)
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF OPERATIONS

                                                             NINE MONTHS
                                            YEAR ENDED     ENDED MARCH 31,
                                             JUNE 30,   ----------------------
                                               1996        1996        1997
                                            ----------  ----------  ----------
                                                             (UNAUDITED)
Revenues................................... $1,745,000  $1,190,000  $1,927,000
Cost of revenues...........................  1,179,000     810,000   1,583,000
                                            ----------  ----------  ----------
  Gross profit.............................    566,000     380,000     344,000
                                            ----------  ----------  ----------
Operating expenses:
  Marketing, sales and support.............    292,000     173,000     355,000
  General and administrative...............    359,000     242,000     282,000
                                            ----------  ----------  ----------
    Total operating expenses...............    651,000     415,000     637,000
                                            ----------  ----------  ----------
Loss from operations.......................    (85,000)    (35,000)   (293,000)
Interest expense-related party.............   (132,000)   (102,000)   (104,000)
                                            ----------  ----------  ----------
Net loss................................... $ (217,000) $ (137,000) $ (397,000)
                                            ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                      COMMON STOCK                    TOTAL
                                     --------------- ACCUMULATED  STOCKHOLDERS'
                                     SHARES  AMOUNT    DEFICIT       DEFICIT
                                     ------ -------- -----------  -------------
Balance at June 30, 1995............ 1,179  $218,000 $(1,307,000)  $(1,089,000)
Net loss............................                    (217,000)     (217,000)
                                     -----  -------- -----------   -----------
Balance at June 30, 1996............ 1,179   218,000  (1,524,000)   (1,306,000)
Net loss (Unaudited)................                    (397,000)     (397,000)
                                     -----  -------- -----------   -----------
Balance at March 31, 1997
 (Unaudited)........................ 1,179  $218,000 $(1,921,000)  $(1,703,000)
                                     =====  ======== ===========   ===========




   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF CASH FLOWS

                                                               NINE MONTHS
                                               YEAR ENDED    ENDED MARCH 31,
                                                JUNE 30,   --------------------
                                                  1996       1996       1997
                                               ----------  ---------  ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss..................................... $(217,000)  $(137,000) $(397,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization...............    68,000      47,000     50,000
 Changes in assets and liabilities:
  Accounts receivable.........................  (103,000)   (143,000)  (132,000)
  Costs in excess of billings.................    (5,000)     17,000     (1,000)
  Other current assets........................    16,000      14,000   (118,000)
  Accounts payable............................    71,000      79,000     56,000
  Accrued expenses............................     8,000       7,000    258,000
  Unearned revenue............................    50,000     (15,000)    77,000
                                               ---------   ---------  ---------
    Net cash used in operating activities.....  (112,000)   (131,000)  (207,000)
                                               ---------   ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT....   (52,000)    (32,000)   (28,000)
                                               ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable......   228,000     211,000    271,000
 Repayment of notes payable...................   (32,000)    (32,000)        --
 Principal payments on capital leases.........   (49,000)    (30,000)   (13,000)
                                               ---------   ---------  ---------
    Net cash provided by financing activities.   147,000     149,000    258,000
                                               ---------   ---------  ---------
Net (decrease) increase in cash and cash
 equivalents..................................   (17,000)    (14,000)    23,000
Cash and cash equivalents at beginning of
 period.......................................    24,000      24,000      7,000
                                               ---------   ---------  ---------
Cash and cash equivalents at end of period.... $   7,000   $  10,000  $  30,000
                                               =========   =========  =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Property and equipment acquired under capital
  leases...................................... $ 121,000   $  34,000  $      --
                                               =========   =========  =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest....................... $ 136,000   $ 102,000  $ 104,000
                                               =========   =========  =========
 Cash paid for income taxes................... $      --   $      --  $      --
                                               =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Milwaukee (the "Company"), formerly Fetch Interactive, Inc., was incorporated in Wisconsin on June 19, 1970 and is principally engaged in providing computer consulting, multimedia and data processing services to customers located throughout the United States.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb"), to become a part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, hosting service fees and data processing.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Costs in excess of billings represents the costs of services performed in advance of related billings. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements, hosting services and data processing are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended June 30, 1996, sales to two customers accounted for 27% and 23% of revenues. Approximately 50% of accounts receivable at June 30, 1996 was due from three customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of March 31, 1997 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

                                USWEB MILWAUKEE

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the nine months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the nine months ended March 31, 1996 and 1997. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the nine months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ended June 30, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                          JUNE 30,    MARCH 31,
                                                            1996        1997
                                                          ---------  -----------
                                                                     (UNAUDITED)
   Computers and equipment............................... $ 521,000   $ 540,000
   Furniture and fixtures................................   219,000     228,000
   Leasehold improvements................................   110,000     110,000
                                                          ---------   ---------
                                                            850,000     878,000
   Less: Accumulated depreciation and amortization.......  (690,000)   (740,000)
                                                          ---------   ---------
                                                          $ 160,000   $ 138,000
                                                          =========   =========

NOTE 3--NOTES PAYABLE:

                                                          JUNE 30,   MARCH 31,
                                                            1996       1997
                                                         ---------- -----------
                                                                    (UNAUDITED)
   Demand note payable to the Company's majority
    stockholder, bearing interest at 10%................ $  702,000 $  973,000
   Demand note payable to a member of the immediate
    family of the Company's majority stockholder,
    bearing interest at 9.4%............................    375,000    375,000
   Demand note payable to a third party, bearing
    interest at 9.5%....................................    200,000    200,000
                                                         ---------- ----------
                                                         $1,277,000 $1,548,000
                                                         ========== ==========

                                USWEB MILWAUKEE

NOTE 4--RELATED PARTY TRANSACTIONS:

  During 1996, approximately 27% of the Company's revenues were derived from services to one company that is owned by the Company's majority stockholder. Additionally, at June 30, 1996, two notes payable were outstanding to related parties (see Note 3). Interest expense to related parties during fiscal 1996 was approximately $101,000.

NOTE 5--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred a net operating loss for the year ended June 30, 1996. At June 30, 1996, the Company had approximately $1,186,000 of federal net operating loss carryforwards which expire in varying amounts through 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $403,000 at June 30, 1996, consist primarily of net operating loss carryforwards and book reserves and accrued expenses which are not currently deductible for tax purposes. The Company has provided a full valuation allowance on recorded deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 6--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the nine months ended March 31, 1997 totaled $14,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires on April 30, 2007. The lease requires payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended June 30, 1996 totaled $74,000.

  Future minimum lease payments under capital and noncancelable operating leases, as of June 30, 1996 are as follows:

    YEAR ENDED                                               CAPITAL  OPERATING
     JUNE 30,                                                 LEASES    LEASES
    ----------                                               -------- ----------
    1997.................................................... $ 98,000 $  148,000
    1998....................................................   84,000    159,000
    1999....................................................   35,000    162,000
    2000....................................................    6,000    149,000
    2001....................................................       --    147,000
    Thereafter..............................................       --    869,000
                                                             -------- ----------
    Total minimum lease payments............................  223,000 $1,634,000
                                                                      ==========
    Less: amount representing interest......................   30,000
                                                             --------
    Present value of capitalized lease obligations..........  193,000
    Less: current portion...................................   79,000
                                                             --------
    Long-term portion of capitalized lease obligations...... $114,000
                                                             ========

                                USWEB MILWAUKEE

  Property and equipment under capital lease is as follows:

                                                                       JUNE 30,
                                                                         1996
                                                                       --------
   Computer equipment................................................. $177,000
   Furniture and fixtures.............................................   38,000
                                                                       --------
                                                                        215,000
   Less: Accumulated depreciation..................................... (113,000)
                                                                       --------
                                                                       $102,000
                                                                       ========

NOTE 7--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

  Immediately prior to the agreement date, notes payable and related accrued interest payable totaling $1,548,000 were converted into equity.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of USWeb LA Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Metro (formerly NewLink Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 17, 1997

                                 USWEB LA METRO

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 60,000    $ 12,000
  Accounts receivable.................................     95,000     110,000
  Other current assets................................     33,000      39,000
                                                         --------    --------
    Total current assets..............................    188,000     161,000
Property and equipment, net...........................     13,000      22,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $  6,000
  Accrued expenses....................................     51,000      10,000
  Unearned revenue....................................         --       6,000
                                                         --------    --------
    Total current liabilities.........................     57,000      22,000
Notes payable.........................................     14,000          --
                                                         --------    --------
                                                           71,000      22,000
                                                         --------    --------
Commitments and contingencies (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000 shares
   authorized;
   10,000 shares issued and outstanding...............     10,000      10,000
  Additional paid-in capital..........................     80,000      80,000
  Retained earnings...................................     40,000      71,000
                                                         --------    --------
    Total shareholders' equity........................    130,000     161,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF OPERATIONS

                                                                THREE MONTHS
                                                  YEAR ENDED   ENDED MARCH 31,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................   $560,000   $168,000 $203,000
Cost of revenues................................    135,000     32,000   59,000
                                                   --------   -------- --------
  Gross profit..................................    425,000    136,000  144,000
                                                   --------   -------- --------
Operating expenses:
  Marketing, sales and support..................     38,000      7,000   14,000
  General and administrative....................     28,000      4,000    9,000
                                                   --------   -------- --------
    Total operating expenses....................     66,000     11,000   23,000
                                                   --------   -------- --------
Income from operations..........................    359,000    125,000  121,000
Interest income, net............................         --         --    1,000
                                                   --------   -------- --------
Income before income taxes......................    359,000    125,000  122,000
Provision for income taxes......................     (1,000)        --   (3,000)
                                                   --------   -------- --------
Net income......................................   $358,000   $125,000 $119,000
                                                   ========   ======== ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                              COMMON STOCK  ADDITIONAL                TOTAL
                             --------------  PAID-IN   RETAINED   SHAREHOLDERS'
                             SHARES AMOUNT   CAPITAL   EARNINGS      EQUITY
                             ------ ------- ---------- ---------  -------------
Balance at December 31,
 1995.......................  1,000 $ 1,000  $ 8,000   $   9,000    $  18,000
Issuance of Common Stock to
 Founders...................  9,000   9,000   72,000          --       81,000
Shareholder distribution....     --      --       --    (327,000)    (327,000)
Net income..................     --      --       --     358,000      358,000
                             ------ -------  -------   ---------    ---------
Balance at December 31,
 1996....................... 10,000  10,000   80,000      40,000      130,000
Shareholder distribution
 (Unaudited)................     --      --       --     (88,000)     (88,000)
Net income (Unaudited)......     --      --       --     119,000      119,000
                             ------ -------  -------   ---------    ---------
Balance at March 31, 1997
 (Unaudited)................ 10,000 $10,000  $80,000   $  71,000    $ 161,000
                             ====== =======  =======   =========    =========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF CASH FLOWS

                                                              THREE MONTHS
                                               YEAR ENDED   ENDED MARCH 31,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..................................  $ 358,000   $125,000  $ 119,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization..............      7,000         --      3,000
  Changes in assets and liabilities:
   Accounts receivable.......................    (95,000)        --    (15,000)
   Other current assets......................    (24,000)    (7,000)    (8,000)
   Accounts payable..........................     (3,000)    (4,000)        --
   Accrued expenses..........................     44,000     (4,000)   (41,000)
   Unearned revenue..........................         --         --      6,000
                                               ---------   --------  ---------
     Net cash provided by operating
      activities.............................    287,000    110,000     64,000
                                               ---------   --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.......    (57,000)        --    (10,000)
                                               ---------   --------  ---------
     Net cash provided by (used in) investing
      activities.............................     57,000         --    (10,000)
                                               ---------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Shareholder distribution....................   (265,000)   (14,000)   (88,000)
 Shareholder loan proceeds...................     11,000         --         --
 Repayment of notes payable..................         --         --    (14,000)
 Proceeds from issuance of Common Stock......     81,000         --         --
                                               ---------   --------  ---------
     Net cash used in financing activities...   (173,000)   (14,000)  (102,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     57,000     96,000    (48,000)
Cash and cash equivalents at beginning of
 period......................................      3,000      3,000     60,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  60,000   $ 99,000  $  12,000
                                               =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB LA METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb LA Metro (the "Company"), formerly NewLink Corporation, was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on July 25, 1995 and later elected an S Corporation tax status effective January 1, 1996.

  During July, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 and for the year then ended, one customer accounted for 92% of the Company's accounts receivable balance and 94% of the Company's total revenues, respectively.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

                                USWEB LA METRO

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, other current assets, accounts payable, and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $13,000      $19,000
     Furniture and fixtures............................     1,000        5,000
                                                          -------      -------
                                                           14,000       24,000
   Less: Accumulated depreciation......................    (1,000)      (2,000)
                                                          -------      -------
                                                          $13,000      $22,000
                                                          =======      =======
   Accrued expenses:
     Payroll...........................................   $49,000      $ 5,000
     Other.............................................     2,000        5,000
                                                          -------      -------
                                                          $51,000      $10,000
                                                          =======      =======

                                USWEB LA METRO

NOTE 3--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $10,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. Rent expense for the year ended December 31, 1996 and the three month period ended March 31, 1997 totaled $5,000 and $2,000, respectively.

  Future minimum lease payments under noncancelable operating as of December 31, 1996 total $6,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended December 31, 1996, the Company sold a total of 9,000 shares of Common Stock to the Founder of the Company and two other current owners.

  During 1996 the company made distributions to a shareholding, totaling $327,000. This distribution included $62,000 of property and equipment.

NOTE 5--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of USWeb Atlanta

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Atlanta (formerly InterNetOffice, LLC) at December 31, 1996 and the results of its operations and its cash flows for the period from May 7, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                 USWEB ATLANTA

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 11,000    $ 48,000
  Accounts receivable.................................     75,000     148,000
  Other current assets................................      7,000      18,000
                                                         --------    --------
    Total current assets..............................     93,000     214,000
Property and equipment, net...........................     10,000      18,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 26,000    $102,000
  Related party payable...............................     76,000      52,000
  Accrued expenses....................................        --       17,000
                                                         --------    --------
    Total current liabilities.........................    102,000     171,000
                                                         --------    --------
Commitments and contingencies (Note 4)
Stockholders' equity:
  Common Stock: no par value, 841,507 shares
   authorized; 525,000 and 841,507 shares issued and
   outstanding........................................      1,000       1,000
  Retained earnings...................................        --       60,000
                                                         --------    --------
    Total stockholders' equity........................      1,000      61,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................   $224,000     $276,000
Cost of revenues......................................    198,000      167,000
                                                         --------     --------
 Gross profit.........................................     26,000      109,000
                                                         --------     --------
Operating expenses:
 Marketing, sales and support.........................      8,000       10,000
 General and administrative...........................     18,000       39,000
                                                         --------     --------
    Total operating expenses..........................     26,000       49,000
                                                         --------     --------
Net income............................................   $     --     $ 60,000
                                                         ========     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                           -------------- RETAINED STOCKHOLDERS'
                                           SHARES  AMOUNT EARNINGS    EQUITY
                                           ------- ------ -------- -------------
Issuance of Common Stock.................. 525,000 $1,000 $    --     $ 1,000
                                           ------- ------ -------     -------
Balance at December 31, 1996.............. 525,000  1,000      --       1,000
Issuance of Common Stock (Unaudited)...... 316,507     --      --          --
Net income (Unaudited)....................      --     --  60,000      60,000
                                           ------- ------ -------     -------
Balance at March 31, 1997 (Unaudited)..... 841,507 $1,000 $60,000     $61,000
                                           ======= ====== =======     =======



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................   $     --     $ 60,000
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization........................      1,000           --
 Changes in assets and liabilities:
  Accounts receivable.................................    (75,000)     (73,000)
  Other current assets................................     (7,000)     (11,000)
  Accounts payable....................................     26,000       76,000
  Related party payable...............................     76,000      (24,000)
  Accrued expenses....................................         --       17,000
                                                         --------     --------
Net cash provided by operating activities.............     21,000       45,000
                                                         --------     --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT................    (11,000)      (8,000)
                                                         --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES FROM THE
 ISSUANCE OF COMMON STOCK.............................      1,000           --
                                                         --------     --------
Net increase in cash and cash equivalents.............     11,000       37,000
Cash and cash equivalents at beginning of period......         --       11,000
                                                         --------     --------
Cash and cash equivalents at end of period............   $ 11,000     $ 48,000
                                                         ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Atlanta (the "Company"), formerly InterNetOffice, LLC, was incorporated in Georgia as a limited liability company on May 7, 1996 for the purpose of providing Internet development and consulting services. Following the Company's formation, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") and in June 1996 began operating as a franchisee under that agreement.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 64% of revenues. Approximately 77% of accounts receivable at December 31, 1996 were due from two customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

                                 USWEB ATLANTA

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $3,000 and $1,000, respectively.

 Income Taxes

  The Company has elected to be taxed as a limited liability company (LLC), pursuant to the Internal Revenue Code. This election provides for all profits and losses to be recognized in the shareholders' personal income tax returns. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, related party receivables and payables, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the three months then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $ 4,000      $12,000
     Furniture and fixtures............................     7,000        6,000
     Leasehold improvements............................        --        1,000
                                                          -------      -------
                                                           11,000       19,000
     Less: Accumulated depreciation and amortization...    (1,000)      (1,000)
                                                          -------      -------
                                                          $10,000      $18,000
                                                          =======      =======
   Accrued expenses:
     Payroll and related expenses......................   $    --       $8,000
     Other.............................................        --        9,000
                                                          -------      -------
                                                          $    --      $17,000
                                                          =======      =======

NOTE 3--RELATED PARTY TRANSACTIONS:

  During the period from May 7, 1996 (inception) through December 31, 1996, the Company shared office space and had all personnel functions performed by a related party, NetOffice, Inc. The office space and all related costs were allocated between the companies based on a relative square-footage space formula. In the opinion of management, the formula represents a reasonable allocation of expenses to the Company.

                                 USWEB ATLANTA

  At December 31, 1996, approximately $76,000 of the Company's trade payables were payable to a related party, and less than $1,000 of receivables were due from a related party.

  The following is a summary of related party transactions for the period December 31, 1996:

     Personnel related expense........................................ $140,000
                                                                       ========
     Rent expense..................................................... $ 27,000
                                                                       ========
     Equipment and other facilities expense........................... $ 38,000
                                                                       ========

NOTE 4--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company was required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $15,000 and are included in cost of revenues.

 Operating Leases

  The Company has no material operating leases at March 31, 1997. Rent expense for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $27,000 and $10,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorized the Company to issue Common Stock, no par value. During the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997, the Company issued 525,000 and 316,507 shares, respectively, of Common Stock to the founders of the Company, employees and other nonrelated parties. A portion of the shares sold are subject to a right of repurchase by the Company which lapses generally over a four year period from the earlier of grant date or employee hire date, as applicable. At March 31, 1997, there were 316,507 shares subject to repurchase. Compensation expense related to share issuances was not material for the year ended December 31, 1996 or for the three months ended March 31, 1997.

NOTE 6--SUBSEQUENT EVENTS:

  On May 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb DC

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb DC (formerly Infopreneurs Inc.) and its subsidiary at December 31, 1996 and the results of their operations and their cash flows for the period from June 30, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                    USWEB DC

                           CONSOLIDATED BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................  $ 206,000    $   3,000
  Accounts receivable.................................         --      157,000
  Other current assets................................     24,000       57,000
                                                        ---------    ---------
    Total current assets..............................    230,000      217,000
Property and equipment, net...........................      3,000       60,000
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable....................................  $  16,000    $ 119,000
  Accrued expenses....................................         --        5,000
  Customer deposits...................................         --       60,000
  Line of credit......................................     93,000       85,000
  Notes payable.......................................    169,000      150,000
                                                        ---------    ---------
    Total current liabilities.........................    278,000      419,000
                                                        ---------    ---------
Stockholders' deficit:
  Common stock: no par value, 3,000 shares authorized;
   2,060 and 2,076 shares issued and outstanding......    150,000      165,000
  Accumulated deficit.................................   (195,000)    (307,000)
                                                        ---------    ---------
    Total stockholders' deficit.......................    (45,000)    (142,000)
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       JUNE 3, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................  $  26,000    $ 184,000
Cost of revenues......................................     45,000      160,000
                                                        ---------    ---------
  Gross profit (loss).................................    (19,000)      24,000
                                                        ---------    ---------
Operating expenses:
  Marketing, sales and support........................     72,000       72,000
  General and administrative..........................     99,000       63,000
                                                        ---------    ---------
    Total operating expenses..........................    171,000      135,000
                                                        ---------    ---------
Loss from operations..................................   (190,000)    (111,000)
Interest expense......................................     (5,000)      (1,000)
                                                        ---------    ---------
Net loss..............................................  $(195,000)   $(112,000)
                                                        =========    =========



  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                       COMMON STOCK                   TOTAL
                                      --------------- ACCUMULATED STOCKHOLDERS'
                                      SHARES  AMOUNT    DEFICIT      DEFICIT
                                      ------ -------- ----------- -------------
Common Stock issued to Founders...... 1,980  $     --  $      --    $      --
Common Stock issued for notes
 payable.............................    20        --         --           --
Common Stock issued for cash.........    60   150,000         --      150,000
Net loss.............................    --        --   (195,000)    (195,000)
                                      -----  --------  ---------    ---------
Balance at December 31, 1996......... 2,060   150,000   (195,000)     (45,000)
Conversion of debt to equity
 (Unaudited).........................     6    15,000         --       15,000
Issuance of Restricted Stock
 (Unaudited).........................    10        --         --           --
Net loss (Unaudited).................    --        --   (112,000)    (112,000)
                                      -----  --------  ---------    ---------
Balance at March 31, 1997
 (Unaudited)......................... 2,076  $165,000  $(307,000)   $(142,000)
                                      =====  ========  =========    =========




  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                      PERIOD FROM
                                                      JUNE 3, 1996
                                                      (INCEPTION)  THREE MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  MARCH 31,
                                                          1996         1997
                                                      ------------ ------------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................  $(195,000)   $(112,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization......................      1,000        6,000
  Changes in assets and liabilities:
   Accounts receivable...............................         --     (157,000)
   Other current assets..............................    (25,000)     (34,000)
   Accounts payable..................................     16,000      103,000
   Accrued expenses..................................         --        5,000
   Customer deposits.................................         --       60,000
                                                       ---------    ---------
     Net cash used in operating activities...........   (203,000)    (129,000)
                                                       ---------    ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT...............     (3,000)     (62,000)
                                                       ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............    150,000           --
 Proceeds from note payable..........................    213,000           --
 Advances on line of credit..........................     93,000       85,000
 Repayment of notes payable..........................    (44,000)      (4,000)
 Repayment of advances on line of credit.............         --      (93,000)
                                                       ---------    ---------
     Net cash provided by (used in) financing
      activities.....................................    412,000      (12,000)
                                                       ---------    ---------
Net increase (decrease) in cash......................    206,000     (203,000)
Cash at beginning of period..........................         --      206,000
                                                       ---------    ---------
Cash at end of period................................  $ 206,000    $   3,000
                                                       =========    =========
NONCASH FINANCING ACTIVITIES:
 Conversion of debt to equity........................  $      --    $  15,000
                                                       =========    =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest..............................  $   5,000    $   1,000
                                                       =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                   USWEB DC

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb DC (the "Company"), formerly Infopreneurs Inc., and its subsidiary USWeb DC, Inc., were incorporated in Delaware on June 3, 1996 and September 13, 1996, respectively. The Company provides Internet and intranet consulting, web site development, and hosting services. The Company had two franchise agreements with USWeb Corporation ("USWeb"): USWeb DC and USWeb Philadelphia.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Significant Customers

  During the period from June 3, 1996 (inception) through December 31, 1996, sales to three customers accounted for 49%, 30%, and 21% of total revenues.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $1,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from June 3, 1996 (inception) through December 31, 1996 and for the three months ended March 31, 1997 totaled $8,000 and $19,000, respectively.

 Principles of Consolidation

  The accompanying consolidated financial statements include the consolidated accounts of the Company and it wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

                                   USWEB DC

 Fair Value of Financial Instruments

  The Company's financial instruments, including notes payable and accounts payable, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Computers and equipment.............................    $3,000      $64,000
   Furniture and fixtures..............................        --        1,000
   Leasehold improvements..............................        --           --
                                                           ------      -------
                                                            3,000       65,000
   Less: Accumulated depreciation and amortization.....        --       (5,000)
                                                           ------      -------
                                                           $3,000      $60,000
                                                           ======      =======

NOTE 3--DEBT:

  During June 1996, the Company negotiated a line of credit with a bank in the amount of $100,000 and a working capital loan in the amount of $48,000. Both were personally guaranteed by the founders of the Company and were secured by substantially all the assets of the Company. During the period from June 3, 1996 (inception) through December 31, 1996, the Company was advanced $93,000 on the line of credit. Interest on borrowings under the line of credit and working capital loan accrue at 10% per annum. Prior to December 31, 1996, the Company repaid $44,000 of principal on the working capital loan plus accrued interest. During January 1997, the Company repaid the outstanding balance of $93,000, plus accrued interest, upon the expiration of the line of credit.

  During April 1997, the Company renegotiated its working capital loan in the amount of $48,000 and expiring April 15, 2000. The loan is secured by the fixed assets acquired with the proceeds of the loan funds and requires the Company to maintain compliance with certain covenants. As of September 18, 1997, the Company had repaid $34,000 of the principal amount, plus accrued interest.

                                   USWEB DC

  During September 1996, the Company obtained a $15,000 demand loan used for the acquisition of the Philadelphia franchise. In connection with the loan, 20 shares of no par value common stock were granted to the lender. The allocation of proceeds to the shares of common stock and resulting non-cash interest expense were not material to the period ended December 31, 1996 or the three months ended March 31, 1997.

  During December 1996, the Company obtained a loan from a related party in the amount of $150,000, which is payable one year from the date of execution. The loan was secured by the Company's outstanding common stock. Interest accrues at a specified prime rate (8.25% at December 31, 1996). The note payable plus accrued interest was paid by USWeb Corporation in August 1997.

NOTE 4--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred net operating losses from June 3, 1996 (inception) through December 31, 1996. At December 31, 1996, the Company had approximately $194,000 of federal net operating loss carryforwards which expire in 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $75,000 at December 31, 1996, consist primarily of net operating loss carryforwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 3,000 shares of no par value Common Stock. During the period from June 3, 1996 (inception) through December 31, 1996, the Company issued a total of 2,000 shares of Common Stock to the Founders and affiliates of the Company and sold 60 shares of Common Stock to a related party. Compensation expense related to share issuances for the period ended December 31, 1996 and the three months ended March 31, 1997 was not material.

NOTE 6--SUBSEQUENT EVENTS:

 Equity transactions

  During February 1997, the following equity transactions occurred: ten shares of restricted common stock were granted to an employee, which vest on the earlier of a change in control in the Company or February 14, 1998, and the outstanding debt of $15,000 incurred in connection with the acquisition of the Philadelphia franchise from USWeb was converted into 6 shares of common stock. During May 1997, the Company sold 24 shares of common stock for $156,000. In connection with the sale of such shares, the Company agreed to repurchase the shares at their original issue price if the Company had not completed its then anticipated merger with USWeb on or prior to September 30, 1997.

 Acquisition

  On June 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Pittsburgh

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Pittsburgh (formerly Electronic Images, Inc.) at January 31, 1996 and 1997, and the results of its operations and its cash flows for the years ended January 31, 1996 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                USWEB PITTSBURGH

                                 BALANCE SHEET

                                                  JANUARY 31,
                                             ---------------------  APRIL  30,
                                                1996       1997        1997
                                             ---------- ----------  -----------
                                                                    (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents................. $  251,000 $  578,000  $   24,000
  Accounts receivable, net..................    712,000    662,000   1,232,000
  Costs in excess of billings...............     84,000     76,000     151,000
  Deferred income taxes.....................     51,000     42,000      42,000
  Other current assets......................     13,000     50,000      16,000
                                             ---------- ----------  ----------
    Total current assets....................  1,111,000  1,408,000   1,465,000
Note receivable--affiliate..................    187,000         --     134,000
Property and equipment, net.................    570,000    989,000     950,000
Other assets................................         --     36,000      90,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................... $  187,000 $  160,000  $   86,000
  Accrued expenses..........................    204,000    244,000     410,000
  Current portion of note payable...........         --     85,000      85,000
                                             ---------- ----------  ----------
    Total current liabilities...............    391,000    489,000     581,000
Note payable--long term portion.............         --    272,000     249,000
Note payable--affiliate.....................         --     17,000          --
                                             ---------- ----------  ----------
                                                391,000    778,000     830,000
Commitments (Note 5)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000
   shares authorized; 5,000, 5,263 and 5,263
   shares issued and outstanding............      5,000      5,000       5,000
  Additional paid-in capital................     45,000    130,000     130,000
  Note receivable from shareholder..........         --    (63,000)    (62,000)
  Retained earnings.........................  1,427,000  1,583,000   1,736,000
                                             ---------- ----------  ----------
    Total shareholders' equity..............  1,477,000  1,655,000   1,809,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF OPERATIONS

                                       YEAR ENDED          THREE MONTHS ENDED
                                       JANUARY 31,              APRIL 30,
                                  ----------------------  ---------------------
                                     1996        1997        1996       1997
                                  ----------  ----------  ---------- ----------
                                                               (UNAUDITED)
Revenues......................... $5,664,000  $5,996,000  $1,822,000 $1,504,000
Cost of revenues.................  4,111,000   4,719,000     955,000  1,042,000
                                  ----------  ----------  ---------- ----------
  Gross profit...................  1,553,000   1,277,000     867,000    462,000
                                  ----------  ----------  ---------- ----------
Operating expenses:
  Marketing, sales and support...    212,000     302,000      34,000     75,000
  General and administrative.....    809,000     689,000     140,000    124,000
                                  ----------  ----------  ---------- ----------
    Total operating expenses.....  1,021,000     991,000     174,000    199,000
                                  ----------  ----------  ---------- ----------
Income from operations...........    532,000     286,000     693,000    263,000
Interest expense, net............     (1,000)    (14,000)         --     (6,000)
Other income.....................      5,000          --          --         --
                                  ----------  ----------  ---------- ----------
Income before income taxes.......    536,000     272,000     693,000    257,000
Income tax provision.............    218,000     116,000     280,000    104,000
                                  ----------  ----------  ---------- ----------
Net income....................... $  318,000  $  156,000  $  413,000 $  153,000
                                  ==========  ==========  ========== ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                           NOTE
                          COMMON STOCK  RECEIVABLE  ADDITIONAL                TOTAL
                          -------------    FROM      PAID-IN    RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHAREHOLDER  CAPITAL    EARNINGS     EQUITY
                          ------ ------ ----------- ---------- ---------- -------------
Balance at January 31,
 1995...................  5,000  $5,000  $     --    $ 45,000  $1,109,000  $1,159,000
Net income..............     --      --        --          --     318,000     318,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1996...................  5,000   5,000        --      45,000   1,427,000   1,477,000
                          -----  ------  --------    --------  ----------  ----------
Issuance of Common Stock
 for note receivable
 from shareholder.......    263      --   (85,000)     85,000          --          --
Payment on note
 receivable from
 shareholder............     --      --    22,000          --          --      22,000
Net income..............     --      --        --          --     156,000     156,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1997...................  5,263   5,000   (63,000)    130,000   1,583,000   1,655,000
                          -----  ------  --------    --------  ----------  ----------
Payment on note
 receivable from
 shareholder
 (Unaudited)............     --      --     1,000          --          --       1,000
Net income (Unaudited)..     --      --        --          --     153,000     153,000
                          -----  ------  --------    --------  ----------  ----------
Balance as of April 30,
 1997 (Unaudited).......  5,263  $5,000  $(62,000)   $130,000  $1,736,000  $1,809,000
                          =====  ======  ========    ========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                  YEAR ENDED JANUARY 31,         APRIL 30,
                                  ------------------------  --------------------
                                     1996         1997        1996       1997
                                  -----------  -----------  ---------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income.....................  $   318,000  $   156,000  $ 413,000  $ 153,000
 Adjustments to reconcile net
  income to net cash provided by
  (used in) operating
  activities:
  Depreciation and amortization.      223,000      414,000     87,000    123,000
  Deferred income taxes.........           --        9,000         --         --
  Changes in assets and
   liabilities:
   Accounts receivable..........     (198,000)      50,000   (265,000)  (570,000)
   Costs in excess of billings..       (4,000)       8,000    (54,000)   (75,000)
   Other current assets.........      (12,000)     (37,000)     2,000     34,000
   Other assets.................           --      (36,000)        --    (54,000)
   Accounts payable.............       83,000      (27,000)  (106,000)   (74,000)
   Accrued expenses.............       36,000       40,000    251,000    166,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) operating activities...      446,000      577,000    328,000   (297,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT......     (480,000)    (833,000)  (170,000)   (84,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on note
  payable.......................           --      (43,000)        --    (23,000)
 Change in note
  receivable/payable--affiliate.      281,000      204,000   (376,000)  (151,000)
 Proceeds from issuance of note
  payable.......................           --      400,000         --         --
 Payments received on note
  receivable from shareholder...           --       22,000         --      1,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) financing activities...      281,000      583,000   (376,000)  (173,000)
                                  -----------  -----------  ---------  ---------
Net increase (decrease) in cash
 and cash equivalents...........      247,000      327,000   (218,000)  (554,000)
Cash and cash equivalents at
 beginning of period............        4,000      251,000    251,000    578,000
                                  -----------  -----------  ---------  ---------
Cash and cash equivalents at end
 of period......................  $   251,000  $   578,000  $  33,000  $  24,000
                                  ===========  ===========  =========  =========
SUPPLEMENTAL NONCASH INVESTING
 AND FINANCING ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable...............  $        --  $    85,000  $      --  $      --
                                  ===========  ===========  =========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest.......................  $     1,000  $    16,000  $      --  $   7,000
                                  ===========  ===========  =========  =========
 Income taxes...................  $   171,000  $   182,000  $  75,000  $  19,000
                                  ===========  ===========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                               USWEB PITTSBURGH

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Pittsburgh (the "Company"), formerly Electronic Images, Inc., was incorporated in Pennsylvania on December 24, 1987 and is engaged in full service digital design and multi-media production specializing in digital media communications. The Company, through June 30, 1997, was a majority owned subsidiary of Unicorn Creative Services, Ltd. (the "Parent"). See Note 9.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended January 31, 1996, sales to two customers accounted for 56% and 22% of revenues. During the year ended January 31, 1997, sales to two customers accounted for 58% and 15% of revenues. Approximately 85% and 71% of accounts receivable at January 31, 1996 and 1997, respectively, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                               USWEB PITTSBURGH

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of April 30, 1997 and the statements of operations and of cash flows for the three-month periods ended April 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the three months ended April 30, 1997 are not necessarily indicative of the results to be expected for the year ending January 31, 1998.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                    JANUARY 31,
                                               ---------------------  APRIL 30,
                                                  1996       1997       1997
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment.................. $1,222,000 $2,016,000 $2,095,000
     Furniture and fixtures...................    166,000    204,000    204,000
     Leasehold improvements...................    150,000    151,000    156,000
                                               ---------- ---------- ----------
                                                1,538,000  2,371,000  2,455,000
     Less: accumulated depreciation...........    968,000  1,382,000  1,505,000
                                               ---------- ---------- ----------
                                               $  570,000 $  989,000 $  950,000
                                               ========== ========== ==========
   Accrued expenses:
     Payroll and related expenses............. $       -- $   30,000 $    8,000
     Income taxes.............................    128,000     22,000    103,000
     Payables under customer rebate program...     70,000    190,000    297,000
     Other....................................      6,000      2,000      2,000
                                               ---------- ---------- ----------
                                               $  204,000 $  244,000 $  410,000
                                               ========== ========== ==========

                               USWEB PITTSBURGH

NOTE 3--RELATED PARTY TRANSACTIONS:

  In July 1996, the Company issued 263 shares of Common Stock to an officer upon exercise of stock options in exchange for two promissory notes. The first note, for $60,000 is due on January 31, 1999 and accrues interest at the rate of 5.88% per year. The second note, for $25,000 is due on June 30, 2001 and accrues interest at the rate of 6.58% per year. The shares are subject to repurchase by the Company, at the Company's then book value per share, if the officer's employment is terminated.

  The Company provides services to various customers who are members in the parent consolidated group. Revenue from these companies totaled approximately $1,263,000 and $1,441,000 for the years ended January 31, 1996 and 1997, respectively. Revenue from these companies for the three months ended April 30, 1996 and 1997 totaled approximately $617,000 and $443,000, respectively.

  The Parent provides services to its consolidated group and allocates expenses incurred to its members. Expenses allocated to the Company during the years ended January 31, 1996 and 1997 totaled $469,000 and $381,000, respectively, and were included in general and administrative expenses.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended January 31, 1996 and 1997 and the three months ended April 30, 1996 and 1997:

                                                YEAR ENDED       THREE MONTHS
                                                JANUARY 31,     ENDED APRIL 30,
                                             ----------------- -----------------
                                               1996     1997     1996     1997
                                             -------- -------- -------- --------
                                                                  (UNAUDITED)
   Current:
     Federal................................ $164,000 $ 81,000 $235,000 $ 87,000
     State..................................   54,000   26,000   45,000   17,000
                                             -------- -------- -------- --------
                                              218,000  107,000  280,000  104,000
                                             -------- -------- -------- --------
   Deferred:
     Federal................................       --    2,000       --       --
     State..................................       --    7,000       --       --
                                             -------- -------- -------- --------
                                                   --    9,000       --       --
                                             -------- -------- -------- --------
   Income Tax Provision..................... $218,000 $116,000 $280,000 $104,000
                                             ======== ======== ======== ========

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                              THREE MONTHS
                                              YEAR ENDED          ENDED
                                              JANUARY 31,       APRIL 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income taxes, net of federal bene-
    fit......................................     7%      7%       7%       7%
   Nondeductible expense and other...........    --       2%      --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    41%     43%      41%      41%
                                              =====   =====   ======   ======

                               USWEB PITTSBURGH

  Deferred tax assets consists of the following as of January 31, 1996 and 1997 and April 30, 1997:

                                                       JANUARY 31,
                                                     ---------------  APRIL 30,
                                                      1996    1997      1997
                                                     ------- ------- -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.................. $35,000 $25,000   $25,000
     Reserves not currently deductible..............  16,000  17,000    17,000
                                                     ------- -------   -------
   Total deferred tax assets........................ $51,000 $42,000   $42,000
                                                     ======= =======   =======

NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2001. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended January 31, 1996 and 1997 and the three month period ended April 30, 1997 totaled $252,000, $192,000, and $41,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
   JANUARY 31,                                                          LEASES
   -----------                                                         ---------
    1998.............................................................. $145,000
    1999..............................................................  135,000
    2000..............................................................  124,000
    2001..............................................................  106,000
                                                                       --------
    Total minimum lease payments...................................... $510,000
                                                                       ========

NOTE 6--NOTES PAYABLE

  Effective February 1, 1996, the Company entered into a bank loan which bears interest at the prime interest rate, plus 0.25% per annum. The bank's prime interest rate was 8.25% at January 31, 1997. There was $357,000 and $334,000 outstanding under the loan, at January 31, 1997 and April 30, 1997. In May 1997, the bank loan was converted into a five year term loan bearing interest at the bank's prime interest rate, plus 2.25% per annum. The bank loan was obtained as part of a credit facility of the Parent's consolidated group and is secured by property and equipment. The term loan requires principal payments of $85,000 per year with the balance due in 2002. The term loan was repaid in full in September 1997.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended January 31, 1997, the Company sold 263 shares of Common Stock to an employee of the Company. See Note 3.

NOTE 8--STOCK OPTION PLAN:

  In June 1996, the Company adopted the Electronic Images, Inc. Corporate Officers Stock Purchase Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors.

                               USWEB PITTSBURGH

  The Company made one grant of options under this Plan to a single employee during the year ended January 31, 1997. The option was immediately exercised as described in Note 3. There were no option grants under the Plan during the three months ended April 30, 1997. Had compensation cost for the grant of options been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS No. 122, the Company's net income would not reflect a material change.

NOTE 9--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

NOTE 10--RETIREMENT PLANS

  The Company has elected to contribute $34,000 and $1,000 to an Employee Stock Ownership Plan ("ESOP") for the years ended January 31, 1996 and 1997, respectively. The plan was established by the Parent in 1984 and includes the stock of the Parent.

  During the year ended January 31, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. For the year ended January 31, 1997 the Company elected to contribute $30,000 to the Plan.

                              [INSIDE BACK COVER]



                               [GRAPHIC TO COME]

===============================================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
   Prospectus Summary.....................................................    3
   Risk Factors...........................................................    7
   Use of Proceeds........................................................   16
   Dividend Policy........................................................   16
   Capitalization.........................................................   17
   Dilution...............................................................   18
   Selected Consolidated Financial Data...................................   19
   Pro Forma Consolidated Financial Information...........................   21
   Management's Discussion and Analysis of Financial Condition and Results
    of Operations.........................................................   25
   Business...............................................................   35
   Management.............................................................   48
   Certain Transactions...................................................   57
   Principal Stockholders.................................................   59
   Description of Capital Stock...........................................   61
   Shares Eligible for Future Sale........................................   64
   Underwriting...........................................................   66
   Legal Matters..........................................................   67
   Experts................................................................   67
   Additional Information.................................................   68
   Index to Consolidated Financial Statements.............................  F-1

                                  -----------

  UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY RE-QUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================

===============================================================================

                                      SHARES

                                 [USWEB LOGO]

                                 COMMON STOCK

                                --------------

                                  PROSPECTUS

                                --------------

                               HAMBRECHT & QUIST

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                          WESSELS, ARNOLD & HENDERSON

                           FIRST ALBANY CORPORATION

                                       , 1997

===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the registration fee and the NASD filing fee.

                                                                        AMOUNT
                                                                        TO BE
                                                                         PAID
                                                                       --------
Registration Fee...................................................... $ 19,167
NASD Fee..............................................................    6,825
Nasdaq National Market listing fee....................................    *
Printing and Engraving................................................  200,000
Legal Fees and Expenses...............................................  350,000
Accounting Fees and Expenses..........................................  450,000
Blue Sky Fees and Expenses............................................    7,500
Transfer Agent Fees...................................................   10,000
Miscellaneous.........................................................    *
                                                                       --------
  Total............................................................... $  *
                                                                       ========

---------------------
* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Reference is made to the Certificate of Incorporation of the Registrant to be effective upon the completion of this offering, filed herewith as Exhibit 3.3; the Bylaws of the Registrant, filed herewith as Exhibit 3.4; Section 145 of the Delaware General Corporation Law; and the form of indemnification agreement filed herewith as Exhibit 10.1 which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  Section   of the form of the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters and their controlling persons, on the one hand, and of the Registrant and its controlling persons on the other hand, for certain liabilities arising under the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended or otherwise.

  The Registrant intends to obtain directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

  The indemnification provisions in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

  Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                        EXHIBIT
                               DOCUMENT                                 NUMBER
                               --------                                 -------
Form of Underwriting Agreement.........................................   1.1*
Certificate of Incorporation, as amended...............................   3.2*
Bylaws.................................................................   3.3*
Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers..........................  10.1

---------------------
* To be supplied by amendment.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Since the Registrant's inception on December 6, 1995, the Registrant has sold and issued the following securities (as adjusted to reflect the Company's one-for-three reverse split of the Common Stock to be effected prior to the closing of this offering):

  1. In December, 1995, the Registrant issued and sold an aggregate of 5,000,000 shares of Common Stock to its founders pursuant to Restricted Stock Purchase Agreements. Sales of the Common Stock were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

  2. During the period from December 6, 1995 through September 30, 1997, the Registrant granted options to purchase an aggregate of 116,187 shares of Common Stock to directors, employees and consultants pursuant to the Registrant's 1996 Stock Option Plan in reliance on Rule 701 promulgated under the Securities Act.

  3. During the period from December 6, 1995 through September 30, 1997, the Registrant granted options to purchase an aggregate of 317,076 shares of Common Stock to directors, employees and consultants pursuant to the Registrant's 1996 Equity Compensation Plan in reliance on Rule 701 promulgated under the Securities Act.

  4. During the period from December 6, 1995 through September 30, 1997, the Registrant granted options to purchase an aggregate of 6,238,920 shares of Common Stock to directors, employees and consultants pursuant to the Registrant's 1997 Acquisition Stock Option Plan in reliance on Rule 701 promulgated under the Securities Act.

  5. During the period from December 6, 1995 through September 30, 1997, the Registrant granted warrants to purchase an aggregate of 171,917 shares of Common Stock to Affiliates pursuant to the Registrant's Affiliate Warrant Program in reliance on Rule 701 promulgated under the Securities Act.

  6. On February 20, 1996, the Registrant issued and sold 6,172,833 shares of Series A Preferred Stock in a private placement to three investors for aggregate consideration of $10,000,008 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

  7. On December 30, 1996, the Registrant issued and sold 3,103,333 shares of Series B Preferred Stock in a private placement to one investor for aggregate consideration of $6,250,000 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

  8. On May 2, May 28 and June 3, 1997, the Registrant issued and sold an aggregate of 2,199,836 shares of Series C Preferred Stock and warrants to purchase 439,967 shares of Series C Preferred Stock in a private placement to 16 investors for aggregate consideration of $4,552,134 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

  9. During the period from February 9, 1996 through July 10, 1997, the Registrant issued warrants to purchase an aggregate of 53,333 shares of Series A Preferred Stock at an exercise price of $1.62 per share to 6 individuals in connection with a real estate lease agreement. The warrants expire, if not earlier exercised, ten years from their date of issuance. Issuance of the warrants to purchase Series A Preferred Stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

  10. On July 19, 1996 the Registrant issued a warrant to purchase up to 18,055 shares of Common Stock at an exercise price of $0.90 per share to an individual in connection with a consulting agreement. The warrant expires, if not earlier exercised, on July 18, 2001. Issuance of the warrant to purchase Common Stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

  11. On December 4, 1996 the Registrant issued a warrant to purchase up to 33,333 shares of Common Stock at an exercise price of $0.375 per share to an individual in connection with a consulting agreement. The warrant expires, if not earlier exercised, on December 3, 2001. Issuance of the warrant to purchase Common Stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

  12. On May 2, May 28 and June 3, 1997, the Registrant issued warrants to purchase an aggregate of 704,549 shares of Series C Preferred Stock at an exercise price of $7.50 per share to the investors who participated in the Series C Preferred Stock private placement. The warrants expire, if not earlier exercised, no later than May 2, May 28 and June 3, 2000, respectively. Issuance of warrants to purchase Series C Preferred Stock was made in reliance on Section 4(2) of the Securities Act.

  13. On July 24, 1997, the Registrant issued and sold 464,838 shares of Common Stock in a private placement to 1 investor in connection with the acquisition of Fetch Interactive, Inc. This issuance of Common Stock was made in reliance on Section 4(2) of the Securities Act.

  14. On June 26, 1997, the Registrant issued and sold 119,774 shares of Common Stock in a private placement to 25 investors in connection with the acquisition of USWeb Cosmix, Inc. This issuance of Common Stock was made in reliance on Section 4(2) of the Securities Act.

  15. On August 19, 1997 the Registrant issued and sold 135,415 shares of Common Stock in a private placement to 4 investors in connection with the acquisition of Networkers Web Consulting Incorporated. This issuance of Common Stock was made in reliance on Section 4(2) of the Securities Act.

  16. On August 22, 1997, the Registrant issued and sold 425,700 shares of Common Stock in a private placement to 3 investors in connection with the acquisition of NewLink Communications Corporation. This issuance of Common Stock was made in reliance on Section 4(2) of the Securities Act.

  17. On September 2, 1997, the Registrant issued and sold 1,665,525 shares of Common Stock in a private placement to 5 investors in connection with the acquisition of Electronic Images, Inc. This issuance of Common Stock was made in reliance on Section 4(2) of the Securities Act.

  18. On September 4, 1997, the Registrant issued and sold 332,536 shares of Common Stock in a private placement to 1 investor in connection with the acquisition of MultiMedia Marketing and Design, Inc. This issuance of Common Stock was made in reliance on Section 4(2) of the Securities Act.

  19. On September 30, 1997, the Registrant issued 222,222 shares of Common Stock in a private placement to 1 accredited investor for aggregate consideration of $2,000,000. This issuance of Common Stock was made in reliance on the exemption from registration provided by Regulation D of the Securities Act.

  20. As of September 30, 1997, the Registrant has issued an aggregate of 317,076 shares of Common Stock pursuant to the exercise of options issued under the 1996 Equity Compensation Plan.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
 (a) Exhibits


  1.1* Form of Underwriting Agreement (draft dated    ).
  2.1  Agreement and Plan of Reorganization dated as of March 16, 1997 by and among the Registrant, USWeb Acquisition Corporation 101 and XCom Corpo-
       ration.
  2.2  Agreement and Plan of Reorganization dated as of March 31, 1997 by and among the Registrant, USWeb Acquisition Corporation 103 and Fetch Inter-
       active, Inc.
  2.3  Agreement and Plan of Reorganization dated as of March 31, 1997 by and among the Registrant, USWeb Acquisition Corporation 106 and Newlink Com-
       munications Corporation.
  2.4  Agreement and Plan of Reorganization dated as of April 30, 1997 by and among the Registrant, USWeb Acquisition Corporation 107 and
       InterNetOffice, LLC.
  2.5  Agreement and Plan of Reorganization dated as of March 31, 1997 by and among the Registrant, USWeb Acquisition Corporation 102 and Infopreneurs
       Inc.
  2.6  Agreement and Plan of Reorganization dated as of August 28, 1997 by and among the Registrant, USWeb Acquisition Corporation 108 and Electronic
       Images, Inc.
  3.1  Amended and Restated Articles of Incorporation of the Registrant.
  3.2* Amended and Restated Certificate of Incorporation of the Registrant
       (pre-offering).
  3.3* Amended and Restated Certificate of Inforporation of the Registrant
       (post-offering).
  3.4* Bylaws of the Registrant (Utah).
  3.5* Bylaws of the Registrant (Delaware).
  4.1* Form of Registrant's Common Stock Certificate.
  4.2  Amended and Restated Investors' Rights Agreement dated May 2, 1997 among the Registrant and the other parties named therein.
  4.3  Form of Registrant's Series A Preferred Stock Purchase Warrant.
  4.4  Form of Registrant's Series C Preferred Stock Purchase Warrant.
  4.5  Form of Registrant's Common Stock Purchase Warrant.
  4.6  Form of Registrant's Signing Warrant.
  4.7  Form of Registrant's AGR Warrant.
  5.1  Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
 10.1  Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.
 10.2  1996 Stock Option Plan and related agreements.
 10.3* 1996 Equity Compensation Plan and related agreements.
 10.4  1997 Acquisition Stock Option Plan and related agreements.
 10.5  1997 Employee Stock Purchase Plan.
 10.6  Form of Restricted Stock Purchase Agreement between the Registrant and certain executive officers.
 10.7  Management Continuity Agreement between the Registrant and Joseph P.
       Firmage.
 10.8  Management Continuity Agreement between the Registrant and Tobin Corey.
 10.9  Management Continuity Agreement between the Registrant and Sheldon
       Laube.
 10.10 Management Continuity Agreement between the Registrant and James J. Hef-
       fernan.
 10.11 Form of Affiliate Agreement.
 11.1* Statement of computation of earnings per share.
 21.1  Subsidiaries of the Registrant.
 23.1  Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).
 23.2  Consent of Price Waterhouse LLP, Independent Accountants (see page II-
       8).
 24.1  Power of Attorney (see page II-5).
 27.1  Financial Data Schedule.

---------------------
* To be supplied by amendment.

 (b) Financial Statement Schedules

  None.

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA CLARA, STATE OF CALIFORNIA, ON THIS 30TH DAY OF SEPTEMBER, 1997.

                                          USWEB CORPORATION

                                                    /s/ Joseph Firmage
                                          By: _________________________________
                                                      JOSEPH FIRMAGE
                                               CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Joseph Firmage, James Heffernan and Sheldon Laube, and each one of them, his true and lawful attorney-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every Act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----

         /s/ Joseph Firmage            Chairman of the          September 30, 1997
-------------------------------------   Board and Chief
           JOSEPH FIRMAGE               Executive Officer
                                        (Principal
                                        Executive Officer)

         /s/ James Heffernan           Executive Vice           September 30, 1997
-------------------------------------   President, Chief
           JAMES HEFFERNAN              Financial Officer,
                                        Secretary and
                                        Director (Principal
                                        Financial and
                                        Accounting Officer)

         /s/ Jeffrey Ballowe           Director                 September 30, 1997
-------------------------------------
           JEFFREY BALLOWE

             SIGNATURES                         TITLE                DATE
             ----------                         -----                ----

           /s/ Robert Hoff              Director                September 30, 1997
-------------------------------------
             ROBERT HOFF

          /s/ Gary Rieschel             Director                September 30, 1997
-------------------------------------
            GARY RIESCHEL

        /s/ Barry Rubenstein            Director                September 30, 1997
-------------------------------------
          BARRY RUBENSTEIN

                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated September 30, 1997 relating to the financial statements of USWeb Corporation, September 18, 1997 relating to the financial statements of USWeb Atlanta, USWeb DC and USWeb Pittsburgh, September 17, 1997 relating to the financial statements of USWeb LA Metro and USWeb San Francisco, and September 12, 1997 relating to the financial statements of USWeb Milwaukee, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

San Jose, California
September 30, 1997

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
  1.1*   Form of Underwriting Agreement (draft dated    ).
  2.1    Agreement and Plan of Reorganization dated as of March
         16, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 101 and XCom Corporation.
  2.2    Agreement and Plan of Reorganization dated as of March
         31, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 103 and Fetch Interactive, Inc.
  2.3    Agreement and Plan of Reorganization dated as of March
         31, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 106 and Newlink Communications Corporation.
  2.4    Agreement and Plan of Reorganization dated as of April
         30, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 107 and InterNetOffice, LLC.
  2.5    Agreement and Plan of Reorganization dated as of March
         31, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 102 and Infopreneurs Inc.
  2.6    Agreement and Plan of Reorganization dated as of August
         28, 1997 by and among the Registrant, USWeb Acquisition
         Corporation 108 and Electronic Images, Inc.
  3.1    Amended and Restated Articles of Incorporation of the
         Registrant.
  3.2*   Amended and Restated Certificate of Incorporation of the
         Registrant (pre-offering).
  3.3*   Amended and Restated Certificate of Incorporation of the
         Registrant (post-offering).
  3.4*   Bylaws of the Registrant (Utah).
  3.5*   Bylaws of the Registrant (Delaware).
  4.1*   Form of Registrant's Common Stock Certificate.
  4.2    Amended and Restated Investors' Rights Agreement dated
         May 2, 1997 among the Registrant and the other parties
         named therein.
  4.3    Form of Registrant's Series A Preferred Stock Purchase
         Warrant.
  4.4    Form of Registrant's Series C Preferred Stock Purchase
         Warrant.
  4.5    Form of Registrant's Common Stock Purchase Warrant.
  4.6    Form of Registrant's Signing Warrant.
  4.7    Form of Registrant's AGR Warrant.
  5.1    Opinion of Wilson Sonsini Goodrich & Rosati regarding le-
         gality of the securities being issued.
 10.1    Form of Indemnification Agreement entered into by the
         Registrant with each of its directors and executive offi-
         cers.
 10.2    1996 Stock Option Plan and related agreements.
 10.3*   1996 Equity Compensation Plan and related agreements.
 10.4    1997 Acquisition Stock Option Plan and related agree-
         ments.
 10.5    1997 Employee Stock Purchase Plan.
 10.6    Form of Restricted Stock Purchase Agreement between the
         Registrant and certain executive officers.
 10.7    Management Continuity Agreement between the Registrant
         and Joseph P. Firmage.
 10.8    Management Continuity Agreement between the Registrant
         and Tobin Corey.
 10.9    Management Continuity Agreement between the Registrant
         and Sheldon Laube.
 10.10   Management Continuity Agreement between the Registrant
         and James J. Heffernan.
 10.11   Form of Affiliate Agreement.
 11.1*   Statement of computation of earnings per share.
 21.1    Subsidiaries of the Registrant.
 23.1    Consent of Wilson Sonsini Goodrich & Rosati (included in
         Exhibit 5.1).
 23.2    Consent of Price Waterhouse LLP, Independent Accountants
         (see page II-8).
 24.1    Power of Attorney (see page II-5).
 27.1    Financial Data Schedule.

---------------------
* To be supplied by amendment.